Execution Version

Exhibit 10.5

AMENDED AND RESTATED AMENDMENT NUMBER ONE TO CREDIT AGREEMENT

and

Amendment Number One to the SECURITY AGREEMENT

This Amended and Restated Amendment Number One to Credit Agreement and Amendment Number One to Security Agreement (this “Amendment”) is entered into as of June 15, 2017, by and among the lenders identified on the signature pages hereof (such lenders, together with their respective successors and assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), WILMINGTON TRUST, NATIONAL ASSOCIATION, as agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Agent”), on the one hand, and JACK COOPER HOLDINGS CORP., a Delaware corporation (“Borrower”), and the undersigned Guarantors, on the other hand, in light of the following:

A.Agent, Lenders, and Borrower have previously entered into that certain Credit Agreement, dated as of October 28, 2016 (the “Credit Agreement” and, as amended from time to time, the “Agreement”);

B.Agent, Lenders, Borrower and the other Loan Parties party thereto have previously entered into that certain Security Agreement, dated as of October 28, 2016 (the “Security Agreement”);

C.Agent, Lenders, Borrower and the other Loan Parties have previously entered into that certain Amendment Number One to Credit Agreement and Amendment Number One to the Security Agreement, dated as of April 3, 2017 (the “Original First Amendment”);

D. Among other things, Borrower wishes to issue 13.75% senior secured notes due 2023 pursuant to an indenture to be dated as of the Effective Date (as defined below); and

E.Agent, Lenders and Borrower have agreed to (i) amend and restate the Original First Amendment and (ii) amend the Agreement and the Security Agreement, in each case, as set forth herein.

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Agent, Lenders, Borrower and the other Loan Parties hereby agree as follows:

1.DEFINITIONS.    All initially capitalized terms used in this Amendment shall have the meanings given to them in the Agreement, as amended hereby, unless specifically defined herein.

2.AMENDMENTS.

(a)On the Effective Date, the Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth on the pages attached hereto as Annex A.

(b)On the Effective Date, Schedule 5.1 to the Agreement is hereby amended by (i) deleting the reference therein to the “Notes Agent” and replacing such reference with a reference to the “2017 Notes Agent”, (ii) deleting each reference therein to the “Notes Documents” and replacing each such reference with a reference to the “2017 Notes Documents” and (iii) deleting the reference therein to the “Notes Indenture” and replacing such reference with a reference to the “2017 Notes Indenture”.

(i)On the Effective Date, Section 5(f) of the Security Agreement is hereby amended by deleting each reference to “Notes” appearing therein and replacing each such reference with a reference to the “2017 Notes”;

(ii)deleting each reference to the “Notes Agent” appearing therein and replacing each such reference with a reference to the “2017 Notes Agent”; and

(iii)deleting each reference to “Notes Obligations” appearing therein and replacing each such reference with a reference to the “2017 Notes Obligations”.

3.REPRESENTATIONS AND WARRANTIES.

(a)Borrower hereby affirms to Agent and Lenders on the Effective Date that all of Borrower’s representations and warranties set forth in the Agreement, after giving effect to this Amendment, the MSD Credit Agreement Amendment, the ABL Credit Agreement Amendment, the 2017 Notes Indenture, the Closing Date ICA Amendment and the ABL-Notes Intercreditor Agreement, are true, complete and accurate in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such date (except to the extent that such representations and warranties relate solely to an earlier date).

(b)The Borrower and each Guarantor represents and warrants as of the date hereof that (i) it has the requisite corporate power and authority to execute and deliver this Amendment, and to perform its obligations hereunder and under the Loan Documents (as amended hereby) to which it is a party and (ii) the execution, delivery and performance by each Borrower and Guarantor of this Amendment has been duly approved by all necessary corporate action and does not (A) violate any material provision of federal, state, or local law or regulation applicable to any Loan Party or its Subsidiaries, (B) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any Material Contract of any Loan Party or its Subsidiaries (other than those Material Contracts referenced in (C) below) except to the extent that any such conflict, breach or default could not individually or in the aggregate reasonably be expected to have a Material Adverse Change, (C) conflict with, or result in a breach of, or constitute (with due notice, lapse of time or both) a default under the MSD Term Loan Credit Agreement, the ABL Credit Agreement, the Closing Date Intercreditor Agreement, the 2017 Notes Documents, or the ABL-Notes Intercreditor Agreement, in each case after giving effect to this Amendment, the ABL Credit Agreement Amendment, the MSD Credit Agreement Amendment, the 2017 Notes Documents, the ABL-Notes Intercreditor Agreement and the Closing Date ICA Amendment,  in effect as of the Effective Date, or (D) result in or require the imposition of any Lien of any nature whatsoever upon any assets of any Loan Party, other than Permitted Liens, after giving effect to this Amendment, the MSD Credit Agreement Amendment, the ABL Credit Agreement Amendment, the 2017 Notes Indenture, the Closing Date ICA Amendment and the ABL-Notes Intercreditor Agreement in effect as of the Effective Date.

(c)The Borrower and each Guarantor represents and warrants as of the date hereof that this Amendment (i) has been duly executed and delivered by the Borrower or such Guarantor, (ii) is the legal, valid and binding obligation of such Borrower or Guarantor, enforceable against such Borrower or Guarantor in accordance with its terms, and is in full force and effect, except to the extent that (A) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights or general principles of equity or (B) the availability of the remedies of specific performance or injunctive relief are subject to the discretion of the court before which any proceeding therefor may be brought, and (iii) does not and will not violate any material provision of the Governing Documents of any Loan Party or its Subsidiaries.

4.NO DEFAULTS.  The Borrower hereby affirms to Agent and the Lenders on the Effective Date that no Default or Event of Default has occurred and is continuing as of such date, after giving effect to this Amendment, the MSD Credit Agreement Amendment, the ABL Credit Agreement Amendment, the 2017 Notes Indenture, Closing Date ICA Amendment and the ABL-Notes Intercreditor Agreement.

5.CONSENT.   Subject to the occurrence of the Effective Date (as defined below), and notwithstanding anything to the contrary in the Agreement or each of the other Loan Documents, the Agent and each of the Lenders hereby consent to the MSD Credit Agreement Amendment and the ABL Credit Agreement Amendment, consent to, and authorize Agent to enter into, the ABL-Notes Intercreditor Agreement.  For the avoidance of doubt, in the event the Effective Date (as defined below) does not occur for any reason, each of the consents referenced in this Section 5 shall be of no force or effect.

2

2

6.CONDITIONS PRECEDENT.  Except as set forth in Section 7 below, this Amendment shall become effective on the date (the “Effective Date”) on which the following conditions shall have been satisfied (or duly waived):

(a)receipt by Agent of an executed counterpart of this Amendment by each of the parties hereto;

(b)receipt by Agent of a fully executed copy of the ABL-Notes Intercreditor Agreement in form and substance substantially identical to the form attached hereto as Annex B;

(c)receipt by Agent of a fully executed copy of an amendment to the Closing Date Intercreditor Agreement in form and substance substantially identical to the form attached hereto as Annex C (the “Closing Date ICA Amendment”);

(d)receipt by Agent of a fully executed copy of the Vehicle Collateral Agency Agreement in form and substance substantially identical to the form attached hereto as Annex D;

(e)receipt by Agent of a fully executed copy of the 2017 Notes Indenture in form and substance substantially identical to the form attached hereto as Annex E;

(f)receipt by Agent of an amendment to the MSD Term Loan Credit Agreement (the “MSD Credit Agreement Amendment”) in form and substance substantially identical to the form attached hereto as Annex F, certified by a responsible officer of the Borrower as being true, correct, complete and in full force and effect;

(g)receipt by Agent of an amendment to the ABL Credit Agreement (the “ABL Credit Agreement Amendment”) in form and substance substantially identical to the form attached hereto as Annex G, certified by a responsible officer of the Borrower as being true, correct, complete and in full force and effect;

(h)receipt by Agent of fully executed copies of the material 2017 Notes Documents and the Offering Memorandum, including but not limited to any notices or certificates with respect to leverage or other financial covenants, duly certified by an officer of Borrower, which 2017 Notes Documents shall be consistent in all respects with the Offering Memorandum;

(i)(i) substantially concurrently with the effectiveness of this Amendment, the Borrower and Jack Cooper Enterprises, Inc. (“JCEI”) shall have consummated the “Amended Offers” or received confirmation of the “Plan”, in each case, as defined in that certain Amended and Restated Offer to Purchase and Offering Memorandum, and Disclosure Statement Soliciting Acceptances of a Prepackaged Plan of Reorganization, dated June 15, 2017 (which Plan is attached to the Offering Memorandum (as defined below)), issued by Borrower and JCEI (as the same may be amended, supplemented or otherwise modified by the Borrower and/or JCEI so long as such changes do not materially and adversely affect the Lenders; provided that any such change that, individually or in the aggregate or directly or indirectly (x) results in a projected annual savings in cash interest expense of an amount less than $3,100,000, (y) changes the treatment of the Agent, the Lenders or the “Prepetition Solus Term Loan Claims” (as such term is defined in the Plan) under the Plan or the “Amended Exchange Offers”, including without limitation, in respect of plan treatment, reinstatement of the Obligations under section 1124(2) of the Bankruptcy Code, releases, exculpations and/or discharge (or exemption from discharge) or (z)  permits Liens to secure the Notes after the First Amendment Effective Date shall, in each of the foregoing cases, be deemed to be material and adverse to the Lenders, the “Offering Memorandum”, which Offering Memorandum is attached hereto as Annex H) and (ii) as a result of, and after giving effect to, the consummation of the First Amendment Effective Date Transactions, the Borrower’s projected annual consolidated cash interest expense, determined in accordance with GAAP, shall be reduced by not less than $3,100,000;

(j)receipt by Agent of a fully executed copy of that certain Restructuring Support Agreement dated as of June 15, 2017 between the Borrower, JCEI, certain guarantors party thereto and certain

3

3

Noteholders party thereto and that certain Support Agreement dated as of June 15, 2017 between JCEI and certain holders of the PIK Toggle Notes party thereto prior to the consummation of the First Amendment Effective Date Transactions (together the “Restructuring Support Agreements”), in form and substance substantially identical to the form attached hereto as Annex I,  certified by a responsible officer of the Borrower as being true, correct, complete and in full force and effect;

(k)receipt by Agent of evidence that the liens and security interests securing the obligations under the Notes have been released (or shall be released substantially concurrently with occurrence of the Effective Date) and the Note Documents have been amended in a manner reasonably satisfactory to the Required Lenders (it is understood and agreed that an amendment substantially consistent with the terms of the Offering Memorandum shall be deemed acceptable to the Required Lenders);

(l)to the extent that cases under Chapter 11 of the Bankruptcy Code are commenced with respect to the Borrower and/or any Guarantor, an order or, as applicable, orders  approving the use of “cash collateral” (as such term is defined in section 363 of the Bankruptcy Code) and/or debtor in possession financing (which order or orders, as applicable, shall likewise approve the grant of adequate protection to the Agent and Lenders and other customary lender protections) entered by the bankruptcy court presiding over the chapter 11 cases of the Borrower and/or the Guarantors, each of which order shall be in form and substance acceptable in all respects to the Agent and Lenders and shall not have been amended, modified, vacated or subject to appeal (any such order, a “Financing Order”);

(m)to the extent that cases under Chapter 11 of the Bankruptcy Code are commenced with respect to the Borrower and/or any Guarantor, an order confirming the “Plan” (as defined in the Offering Memorandum) entered by the bankruptcy court presiding over the chapter 11 cases of the Borrower and/or the Guarantors, which order shall (A) be in form and substance (1) acceptable in all material respects to the Agent and Lenders with respect to the treatment of the Agent, the Lenders and the “Prepetition Solus Term Loan Claims” (as such term is defined in the Plan) under the Plan, including without limitation, in respect of plan treatment, reinstatement of the Obligations under section 1124(2) of the Bankruptcy Code, releases, exculpations and discharge (or exemption from discharge) and (2) otherwise reasonably acceptable to the Agent and the Lenders and (B) not have been amended, modified, vacated or subject to appeal;

(n)a certificate, dated as of the Effective Date and signed on behalf of the Borrower by a responsible officer of the Borrower, certifying as of the Effective Date (v) that the representations and warranties set forth herein and in the other Loan Documents, in each case after giving effect to this Amendment, the MSD Credit Agreement Amendment, the ABL Credit Agreement Amendment, the 2017 Notes Indenture, the Closing Date ICA Amendment and the ABL-Notes Intercreditor Agreement on the Effective Date, are true and correct in all material respects (it being understood that any representation and warranty that is qualified as to “materiality”, “Material Adverse Change” or similar language shall be true and correct in all respects after giving effect to any such qualification therein) with the same effect as though made on and as of the Effective Date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date), (w) no Default or Event of Default exists and is continuing on the Effective Date, in each case after giving effect to this Amendment, the MSD Credit Agreement Amendment, the ABL Credit Agreement Amendment, the 2017 Notes Indenture, the Closing Date ICA Amendment and the ABL-Notes Intercreditor Agreement on the Effective Date, (x) the execution, delivery and performance of the Borrower and its Subsidiaries of the 2017 Notes Documents (including the incurrence of Indebtedness and granting of Liens thereunder), is permitted by the ABL Credit Agreement, the MSD Credit Agreement, the ABL Intercreditor Agreement and the Closing Date Intercreditor Agreement (in each case, if applicable, as amended on the Effective Date), (y) that either the “Amended Offers” or the confirmation of the “Plan” (each as defined in the Offering Memorandum) has been, or will be substantially concurrently with the occurrence of the Effective Date, consummated and (z) that the Borrower’s projected annual consolidated cash interest expense, determined in accordance with GAAP, as a result of and immediately after giving effect to the First Amendment Effective Date Transactions, would be reduced by not less than $3,100,000 (which certificate shall be accompanied by reasonably detailed calculations supporting such conclusion);

4

4

(o)the Lenders or Agent, as applicable, shall have received payment of the Agent’s and Lenders’ reasonable and documented out-of-pocket costs and expenses (including, without limitation, the reasonable and documented fees and expenses of counsel for the Agent and each of the Lenders) incurred for the period through and including the Effective Date (to the extent invoiced on or prior to the Effective Date);

(p)to the extent not previously paid, all accrued and unpaid interest at the non-default rate payable under the Loan Documents through and including the Effective Date shall have been paid to the Lenders; provided, however, that if the Effective Date shall not have occurred by September 5, 2017, all accrued and unpaid interest at the default rate payable under the Loan Documents from June 1, 2017 through and including the Effective Date shall have been paid to the Lenders;

(q)there shall have been no termination of the use of “cash collateral” (as such term is defined in section 363 of the Bankruptcy Code) or the occurrence of any “Event of Default” or “Termination Date” under any Financing Order or debtor in possession financing facility;

(r)each of the documents referenced in clauses (a) – (m) above of this Section 7 and which is attached hereto shall be in full force and effect and shall not have been modified in any manner that is, in the reasonable judgment of the Required Lenders and the Agent, adverse to the Agent or the Lenders; provided that, with respect to the documents referenced in clause (e) above, it is understood and agreed that any change to the definition of “ABL Priority Leverage Ratio” in the 2017 Notes Indenture as compared to the definition of “ABL Priority Leverage Ratio” contained in the form of the 2017 Notes Indenture attached hereto as Annex E shall be deemed adverse to the Lenders;

(s)each of the foregoing conditions shall have been satisfied or waived by the Required Lenders, on or before September 5, 2017 (or such later date as the Required Lenders may agree to in writing (which may be through email));

(t)the Restructuring Support Agreements shall have not been terminated; and

(u)neither any Noteholder or the trustee on behalf of any Noteholder shall have exercised any remedies with respect to non-payment of the Notes.

7.Waivers.

(a)Agent (pursuant to Section 16 of this Agreement) and each Lender hereby waives any Default or Event of Default resulting from the non-payment of interest under the Notes that was due and owing on June 1, 2017 for so long as no Noteholder, nor the trustee on behalf of any Noteholder, has exercised any remedies with respect to non-payment of the Notes; provided, that, any such Default or Event of Default shall be permanently waived upon consummation of the First Amendment Effective Date Transactions (without prejudice to, or waiver of, the accrual of interest at the default rate provided under the Loan Documents from and including June 1, 2017 if, and only if, the “Effective Date” (as defined in the Plan) of the Plan shall not have occurred by September 5, 2017) provided that the First Amendment Effective Date Transactions occur on or prior to the earlier to occur of (i) September 5, 2017 (or such later date as the Required Lenders may agree in writing (which may be through email) and (ii) the termination of either Restructuring Support Agreement.

(b)The commencement of any Insolvency Proceeding and the resulting acceleration of the Obligations shall give rise to the immediate incurrence of the Applicable Premium under Section 2.4(d)(iii) or Section 9.1 of the Agreement (the “Insolvency Premium”), which shall become earned, due and payable. On the effective date of a Plan that consummates the First Amendment Effective Date Transactions on substantially the same terms and conditions described in the Offering Memorandum, the Agent (pursuant to Section 16 of this Amendment) and each Lender hereby agree to waive the Insolvency Premium; provided, however, that the provisions in the Credit Agreement that may give rise to an Applicable Premium on and after the effective date of the Plan shall be reinstated and survive in all respects.

5

5

The waivers contained in this Section 7 shall be effective immediately upon execution of this Amendment by the parties hereto notwithstanding anything to the contrary contained herein, including, without limitation, Section 6 above.  Nothing in this Amendment is intended to constitute, or shall constitute, a waiver of, or forbearance with respect to, any Default or Event of Default other than the Default or Event of Default referenced in this Section 7.

8.RESTRUCTURING THROUGH CHAPTER 11 INSOLVENCY PROCEEDING. Agent and each Lender hereby agrees that should the Borrower and Guarantors decide to consummate the First Amendment Effective Date Transactions pursuant to an Insolvency Proceeding under Chapter 11 of the Bankruptcy Code, on the terms and conditions as described in in the Offering Memorandum and the Plan, then all outstanding Obligations owing by the Borrower and Guarantors under the Loan Documents immediately prior to such Insolvency Proceeding (or as may accrue during such Insolvency Proceeding, including without limitation, interest accruing under the Loan Documents at the non-default rate provided for under the Loan Documents; provided, however, if  the “Effective Date” (as defined in the Plan) of the Plan shall not have occurred by September 5, 2017, all accrued and unpaid interest under the Loan Documents from and including June 1, 2017 shall be cured and reinstated at the default rate payable under the Loan Documents) may be cured and reinstated in full and complete settlement, release, and discharge of such claims pursuant to Section 1124(2) of the Bankruptcy Code pursuant to the terms and conditions of the Loan Documents, including provisions relating to the payment of the Applicable Premium, in effect immediately prior to such Insolvency Proceeding, and after giving effect to this Amendment, subject to satisfaction of the requirements under Section 6 hereof.  Agent and each Lender agrees to execute such documents or take such actions, at the sole cost and expense of the Borrower and Guarantors, as reasonably necessary to evidence that the Obligations have been cured and reinstated, as applicable, in accordance with the terms hereof.

9.RELEASE.  The Borrower and each Guarantor (on behalf of itself and its Affiliates) and its successors-in-title, legal representatives and assignees and, to the extent the same is claimed by right of, through or under the Borrower or any Guarantor, for its past, present and future employees, agents, representatives, officers, directors, shareholders, and trustees (each, a “Releasing Party” and collectively, the “Releasing Parties”), does hereby remise, release and discharge, and shall be deemed to have forever remised, released and discharged, the Agent and each of the Lenders, and the Agent’s and each other Lender’s respective successors-in-title, legal representatives and assignees, past, present and future officers, directors, affiliates, shareholders, trustees, agents, employees, consultants, experts, advisors, attorneys and other professionals and all other persons and entities to whom any of the foregoing would be liable if such persons or entities were found to be liable to any Releasing Party, or any of them (each a “Releasee” and collectively hereinafter the “Releasees” or the “Lender Parties”), from any and all manner of action and actions, cause and causes of action, claims, charges, demands, counterclaims, suits, reckonings, controversies, damages, judgments, expenses, executions, liens, claims of liens, claims of costs, penalties, attorneys’ fees, or any other compensation, recovery or relief on account of any liability, obligation, demand or cause of action of whatever nature, whether in law, equity or otherwise (including, without limitation, any so called “lender liability” claims, interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses and incidental, consequential and punitive damages payable to third parties, or any claims arising under 11 U.S.C. §§ 541-550 or any claims for avoidance or recovery under any other federal, state or foreign law equivalent), whether known or unknown, fixed or contingent, joint and/or several, secured or unsecured, due or not due, primary or secondary, liquidated or unliquidated, contractual or tortious, direct, indirect, or derivative, asserted or unasserted, foreseen or unforeseen, suspected or unsuspected, now existing, heretofore existing or which may heretofore accrue against any of the Lender Parties solely in their capacities as such under the Loan Documents, whether held in a personal or representative capacity, and which are based on any act, fact, event or omission or other matter, cause or thing; in each case of the foregoing occurring at or from any time prior to and including the date hereof in any way, directly or indirectly arising out of, connected with or relating to the Agreement or any other Loan Document and the transactions contemplated thereby, except for the duties and obligations expressly set forth in this Amendment or the other Loan Documents (each, a “Claim” and collectively, the “Claims”).  Each Releasing Party further hereby represents that it has received the advice of legal counsel with regard to the releases contained herein, and having been so advised stipulates and agrees with respect to all Claims, that it hereby waives any and all provisions, rights, and benefits conferred by any state or federal law of the

6

6

United States, or any principle of common law, including, without limitation, the benefit of the provisions of Section 1542 of the Civil Code of California, which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH A CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER, MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

As to each and every Claim released hereunder, the Borrower and each Guarantor also waives the benefit of each other similar provision of applicable federal or state law (including without limitation the laws of the state of California), if any, pertaining to general releases after having been advised by its legal counsel with respect thereto.

The Borrower and each Guarantor acknowledges that it may hereafter discover facts different from or in addition to those now known or believed to be true with respect to such claims, demands, or causes of action and agrees that this instrument shall be and remain effective in all respects notwithstanding any such differences or additional facts.  The Borrower and each Guarantor understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

The Borrower and each Guarantor, for itself and on behalf of its successors, assigns, and officers, directors, employees, agents and attorneys, and any Person acting for or on behalf of, or claiming through it, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee above that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any claim released, remised and discharged by such Person pursuant to the above release.

10.COSTS AND EXPENSES.  The Borrower shall pay to Agent and the Lenders, respectively, all of Agent’s and Lenders’ reasonable and documented out-of-pocket costs and expenses (including, without limitation, the reasonable and documented fees and expenses of counsel, which counsel may include any local counsel deemed necessary, search fees, filing and recording fees, documentation fees, appraisal fees, travel expenses, and other fees) arising in connection with the preparation, execution, and delivery of this Amendment and all related documents, as well as the implementation of the First Amendment Effective Date Transactions, including without limitation, effecting such transactions pursuant to cases under Chapter 11 of the Bankruptcy Code. All such fees and expenses owed to Kirkland & Ellis LLP, a limited liability partnership, and Alston & Bird LLP, a limited liability partnership, and incurred on or before the date of execution of this Amendment shall be paid promptly upon execution hereof  but, in any event, with three (3) Business Days following receipt of a reasonably detailed invoice for such costs and expenses.

11.LENDERS’ RIGHTS.  In the event that the Borrower or any Guarantor (or any of their Subsidiaries) enters into any agreement or other arrangement to pay a fee or other consideration to induce the ABL Agent or any lender under any ABL Loan Document (each an “ABL Lender Party”) or the MSD Agent or any lender under the MSD Loan Document  (each a “MSD Lender Party”), to agree to any request for a waiver, amendment, consent or other similar arrangement under any ABL Loan Document or MSD Loan Document, as applicable, with respect to the First Amendment Effective Date Transactions (each a “Request”), the Lenders shall be entitled to receive fees or other consideration equivalent to that which has been granted in connection with such Request; provided that the aggregate amount of such fees (together with the amount required to be paid to the Lenders in any fee letter in connection with this Amendment or other written arrangement between the Borrower or any Guarantor and the Lenders or the Agent) shall not exceed the highest amount of the fees payable to any ABL Lender Party or MSD Lender Party, expressed as a percentage of the loans or commitments held by such ABL Lender Party or MSD Lender Party.

12.LIMITED EFFECT.  In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Agreement, the terms and provisions of this Amendment shall

7

7

govern.  In all other respects, the Agreement, as amended and supplemented hereby, shall remain in full force and effect.

13.COUNTERPARTS; EFFECTIVENESS.  This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original.  All such counterparts, taken together, shall constitute but one and the same Amendment.  This Amendment shall become effective upon the execution of a counterpart of this Amendment by each of the parties hereto and satisfaction of each of the other conditions precedent set forth in Section 5 hereof.  This Amendment is a Loan Document and is entitled to all the terms and protections, applicable to Loan Documents generally.  Delivery of an executed counterpart of this Amendment by telefacsimile or .pdf shall be equally effective as delivery of a manually executed counterpart.

14.CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; JUDICIAL REFERENCE.  Section 11 of the Agreement is incorporated herein by reference mutatis mutandis.

15.REAFFIRMATION OF GUARANTIES, LOAN DOCUMENTS, LIENS AND SECURITY INTERESTS.

(a)The Borrower and Guarantor hereby acknowledges and reaffirms (a) all of its obligations and duties under the Loan Documents and (b) that Agent, for the ratable benefit of the Lender Group, has and shall continue to have valid, perfected Liens in the Collateral as required under the Loan Documents (other than (i) in respect of Vehicles that are subject to a certificate of title and as to which Agent has elected not to note its Lien on the applicable certificate of title), (ii) Commercial Tort Claims and letter-of-credit rights that are not required to be perfected by the terms of the Security Agreement and (iii) any Deposit Accounts and Securities Accounts not subject to a Control Agreement as permitted by Section 6.11 of the Agreement).

(b)Each of the undersigned Guarantors hereby reaffirms and agrees that  nothing in the Loan Documents to which it is a party obligates Agent or the Lenders to notify such Guarantor of any changes in the financial accommodations made available to the Loan Parties or to seek reaffirmations of the Loan Documents to which such Guarantor is a party; and (c) no requirement to so notify such Guarantor or to seek such Guarantor’s reaffirmation in the future shall be implied by this Section 14.

16.Agent Authorization. Each of the undersigned Lenders hereby authorizes and directs the Agent to execute and deliver this Amendment and the other documents entered into in connection herewith on its behalf and, by its execution below, each of the undersigned Lenders agrees to be bound by the terms and conditions of this Amendment and such other documents. The undersigned Lenders further confirm that the actions taken by the Agent pursuant to such direction is covered by the indemnification provisions of Section 15.7 of the Agreement.

17.Amendment and Restatement.  Each of the parties hereto acknowledges and agrees that upon execution and delivery of this Amendment, this Amendment amends, restates, supersedes and replaces the Original First Amendment in its entirety. This Amendment constitutes an amendment and restatement of the Original First Amendment and is not, and is not intended by the parties to be, a novation of the Original First Amendment.

[Signatures on next page.]

8

8

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Agent

By:
Name:
Title:

Amended and Restated Amendment Number One to Credit Agreement

SOLA LTD,
as a Lender

By: Solus Alternative Asset Management LP
Its: Investment Manger

By:
Name:
Title:

ULTRA MASTER LTD,
as a Lender

By: Solus Alternative Asset Management LP
Its: Investment Manger

By:
Name:
Title:

SOLUS OPPORTUNITIES FUND 5 LP,
as a Lender

By: Solus Alternative Asset Management LP
Its: Investment Manger

By:
Name:
Title:

Amended and Restated Amendment Number One to Credit Agreement

JACK COOPER HOLDINGS CORP.,
as Borrower

By:
Title:
Name:

JACK COOPER TRANSPORT COMPANY, INC.,
as a Guarantor

By:
Title:
Name:

PACIFIC MOTOR TRUCKING COMPANY,
as a Guarantor

By:
Title:
Name:

AUTO HANDLING CORPORATION,
as a Guarantor

By:
Title:
Name:

JACK COOPER LOGISTICS, LLC,
as a Guarantor

By:
Title:
Name:

Amended and Restated Amendment Number One to Credit Agreement

AXIS LOGISTIC SERVICES, INC.,
as a Guarantor

By:
Title:
Name:

JACK COOPER CT SERVICES, INC.,
as a Guarantor

By:
Title:
Name:

JACK COOPER RAIL AND SHUTTLE, INC.,
as a Guarantor

By:
Title:
Name:

JACK COOPER SPECIALIZED TRANSPORT, INC.,
as a Guarantor

By:
Title:
Name:

AUTO EXPORT SHIPPING, INC.,
as a Guarantor

By:
Title:
Name:

CARPILOT, INC.,
as a Guarantor

By:
Title:
Name:

Amended and Restated Amendment Number One to Credit Agreement

Annex A

Section 2(a) Amendments

[See attached.]

Annex A

to Amendment No. 1 to Credit Agreement

CREDIT AGREEMENT

by and among

JACK COOPER HOLDINGS CORP.,

as Borrower,

THE LENDERS THAT ARE SIGNATORIES HERETO

as the Lenders,

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Agent

Dated as of October 28, 2016

1.TABLE OF CONTENTS

	4.12	Environmental Condition	21
	4.13	Intellectual Property	~~21~~ 22
	4.14	Leases	22
	4.15	Deposit Accounts and Securities Accounts	22
	4.16	Complete Disclosure	22
	4.17	Material Contracts	22
	4.18	Patriot Act	22
	4.19	Indebtedness	23
	4.20	Payment of Taxes	23
	4.21	Margin Stock	23
	4.22	Governmental Regulation	23
	4.23	OFAC	23
	4.24	Employee and Labor Matters	24
	4.25	[Reserved]	24
	4.26	Notes Documents, MSD Term Loan Documents and ABL Loan Documents	24
	4.27	Guarantors	24
	4.28	Obligations Constitute ABL Obligations	~~24~~ 25
	4.29	NJ and MO Subsidiary	25
	4.30	[Reserved]	25
	4.31	ERISA	25

5.		AFFIRMATIVE COVENANTS.	25
	5.1	Financial Statements, Reports, Certificates	25
	5.2	Collateral Reporting	25
	5.3	Existence	26
	5.4	Maintenance of Properties	26
	5.5	Taxes	26
	5.6	Insurance	26
	5.7	Inspection	27
	5.8	Compliance with Laws	27
	5.9	Environmental	27
	5.10	NJ and MO Local Counsel Opinion	28
	5.11	Formation of Subsidiaries	28
	5.12	Further Assurances	29
	5.13	Lender Meetings	31
	5.14	[Reserved]	31
	5.15	Location of Inventory and Equipment	31
	5.16	ERISA Matters. Furnish to Agent	31
	5.17	Post-Closing Obligations	~~32~~ 33

6.		NEGATIVE COVENANTS.	33
	6.1	Indebtedness	33
	6.2	Liens	34
	6.3	Restrictions on Fundamental Changes	35
	6.4	Disposal of Assets	35
	6.5	Change Name	36

	6.6	Nature of Business	36
	6.7	Prepayments and Amendments	36
	6.8	[Reserved]	38
	6.9	Restricted Junior Payments	38
	6.10	Accounting Methods	40
	6.11	Investments	40
	6.12	Transactions with Affiliates	~~40~~ 41
	6.13	Use of Proceeds	42
	6.14	[Reserved]	42
	6.15	[Reserved]	42
	6.16	[Reserved].	~~42~~ 43
	6.17	Inventory and Equipment with Bailees	~~42~~ 43
	6.18	ERISA	~~42~~ 43

7.		[RESERVED].	43

8.		EVENTS OF DEFAULT.	43
	8.1	Payments	43
	8.2	Covenants	43
	8.3	Judgments	44
	8.4	Voluntary Bankruptcy, etc	44
	8.5	Involuntary Bankruptcy, etc	44
	8.6	[Reserved]	44
	8.7	Default Under Other Agreements	~~44~~ 45
	8.8	Representations, etc	45
	8.9	Guaranty	~~45~~ 46
	8.10	Security Documents	~~45~~ 46
	8.11	Loan Documents	~~45~~ 46

9.		RIGHTS AND REMEDIES.	46
	9.1	Rights and Remedies	46
	9.2	Remedies Cumulative	~~46~~ 47

10.		WAIVERS; INDEMNIFICATION.	47
	10.1	Demand; Protest; etc	47
	10.2	The Lender Group’s Liability for Collateral	47
	10.3	Indemnification	47

11.		NOTICES.	48

12.		CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; JUDICIAL REFERENCE.	~~49~~ 50

13.		ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.	~~51~~ 52
	13.1	Assignments and Participations	~~51~~ 52
	13.2	Successors	~~57~~ 58

14.		AMENDMENTS; WAIVERS.	~~57~~ 58
	14.1	Amendments and Waivers	~~57~~ 58
	14.2	Replacement of Certain Lenders	~~59~~ 60
	14.3	No Waivers; Cumulative Remedies	60

15.		AGENT; THE LENDER GROUP.	~~60~~ 61
	15.1	Appointment and Authorization of Agent	~~60~~ 61
	15.2	Delegation of Duties	~~61~~ 62
	15.3	Liability of Agent	~~61~~ 62
	15.4	Reliance by Agent	~~61~~ 62
	15.5	Notice of Default or Event of Default	~~62~~ 63
	15.6	Credit Decision	~~62~~ 63
	15.7	Costs and Expenses; Indemnification	~~63~~ 64
	15.8	[Reserved]	~~63~~ 64
	15.9	Successor Agent	~~63~~ 64
	15.10	Lender Group in Individual Capacity	~~64~~ 65
	15.11	Collateral Matters	~~64~~ 65
	15.12	Restrictions on Actions by Lenders; Sharing of Payments	~~66~~ 67
	15.13	Agency for Perfection	~~67~~ 68
	15.14	Payments by Agent to the Lenders	~~67~~ 68
	15.15	Concerning the Collateral and Related Loan Documents	~~67~~ 68
	15.16	[Reserved]	~~67~~ 68
	15.17	Several Obligations; No Liability	~~67~~ 68
	15.18	Environmental Liability	~~68~~ 69
	15.19	Agent Not Required to Risk its Own Funds	69
	15.20	Force Majeure	~~69~~ 70

16.		WITHHOLDING TAXES.	~~69~~ 70
	16.1	Generally	~~69~~ 70
	16.2	Exemptions	70
	16.3	Reductions	72
	16.4	Refunds	~~72~~ 73
	16.5	Excluded Taxes	73

17.		GENERAL PROVISIONS.	~~73~~ 74
	17.1	Effectiveness	~~73~~ 74
	17.2	Section Headings	~~73~~ 74
	17.3	Interpretation	~~73~~ 74
	17.4	Severability of Provisions	~~73~~ 74
	17.5	[Reserved]	~~73~~ 74
	17.6	Debtor-Creditor Relationship	~~73~~ 74
	17.7	Counterparts; Electronic Execution	~~73~~ 74
	17.8	Revival and Reinstatement of Obligations	74
	17.9	Confidentiality	~~74~~ 75
	17.10	Lender Group Expenses	~~75~~ 76
	17.11	Survival	76
	17.12	Patriot Act	~~76~~ 77

17.13	Integration	~~76~~ 77
17.14	[Reserved]	~~76~~ 77
17.15	[Reserved]	~~76~~ 77
17.16	Intercreditor Agreements	~~76~~ 77

2.

3.EXHIBITS AND SCHEDULES

Exhibit A-1	Form of Assignment and Acceptance
Exhibit A-2	Form of Affiliated Lender Assignment and Assumption
Exhibit C-1	Form of Compliance Certificate
Exhibit 3.1(h)	Form of Officer’s Certificate
Exhibit 3.1(k)	Form of Solvency Certificate

Schedule A-2	Authorized Persons
Schedule C-1	Commitment
Schedule P-1	Permitted Collateral Liens
Schedule P-2	Permitted Investments
Schedule P-3	Permitted Liens
Schedule R-1	Real Property Collateral
Schedule 1.1	Definitions
Schedule 3.1	Conditions Precedent
Schedule 4.1(b)	Capitalization of Borrower and its Subsidiaries
Schedule 4.6(a)	States of Organization
Schedule 4.6(b)	Chief Executive Offices
Schedule 4.6(c)	Organizational Identification Numbers
Schedule 4.6(d)	Commercial Tort Claims
Schedule 4.7(a)	Litigation – Material Adverse Change
Schedule 4.7(b)	Litigation
Schedule 4.11	Employee Benefits
Schedule 4.13	Intellectual Property
Schedule 4.15	Deposit Accounts and Securities Accounts
Schedule 4.17	Material Contracts
Schedule 4.19	Indebtedness
Schedule 4.24	Employee and Labor Matters
Schedule 4.31	ERISA Matters
Schedule 5.1	Financial Statements, Reports, Certificates
Schedule 5.2	Collateral Reporting
Schedule 5.17	Post-Closing Obligations
Schedule 6.12	Agreements – Transactions with Affiliates

v

4.CREDIT AGREEMENT

THIS CREDIT AGREEMENT (this “Agreement”), is entered into as of October 28, 2016, by and among the lenders identified on the signature pages hereof (each of such lenders, together with their respective successors and permitted assigns, are referred to hereinafter as a “Lender”, as that term is hereinafter further defined), WILMINGTON TRUST, NATIONAL ASSOCIATION, as agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Agent”), JACK COOPER HOLDINGS CORP., a Delaware corporation (“Borrower”).

5.RECITAL

In consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, Lenders, Agent, and Borrower hereby agrees as follows:

DEFINITIONS AND CONSTRUCTION.

Definitions

. Capitalized terms used in this Agreement shall have the meanings specified therefor on Schedule 1.1.

Accounting Terms

. All accounting terms not specifically defined herein shall be construed in accordance with GAAP as in effect as of June 18, 2013; provided,  however, that if Borrower notifies Agent that Borrower requests an amendment to any provision hereof to receive the benefit of any Accounting Change that has occurred or is occurring after June 18, 2013 or in the application thereof on the operation of such provision (or if Agent notifies Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such Accounting Change or in the application thereof, then Agent and Borrower agree that they will negotiate in good faith amendments to the provisions of this Agreement that are directly affected by such Accounting Change with the intent of having the respective positions of the Lenders and Borrower after such Accounting Change conform as nearly as possible to their respective positions as of the date of this Agreement and, until any such amendments have been agreed upon, the provisions in this Agreement shall be calculated as if no such Accounting Change had occurred. When used herein, the term “financial statements” shall include the notes and schedules thereto.

Code

. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein; provided,  however, that to the extent that the Code is used to define any term herein and such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 of the Code shall govern.

Construction

. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting and shall be deemed to be followed by the words “without limitation,” and the term

“or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in any other Loan Document to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts, and contract rights. Any reference herein or in any other Loan Document to the satisfaction, repayment, or payment in full of the Obligations shall mean (a) the payment or repayment in full in immediately available funds of (i) the principal amount of, and interest accrued and unpaid with respect to, all outstanding Loans, (ii) all Lender Group Expenses that have accrued and are unpaid regardless of whether demand has been made therefor, (iii) all fees or charges that have accrued hereunder or under any other Loan Document and are unpaid and (b) the receipt by Agent of cash collateral in order to secure any other contingent Obligations for which a claim or demand for payment has been made on or prior to such time or in respect of matters or circumstances known to Agent or a Lender at such time that are reasonably expected to result in any loss, cost, damage, or expense (including reasonable and documented and itemized attorneys’ fees and out-of-pocket legal expenses of outside counsel), such cash collateral to be in such amount as Agent reasonably determines is appropriate to secure such contingent Obligations. Any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns. Any requirement of a writing contained herein or in any other Loan Document shall be satisfied by the transmission of a Record.

Schedules and Exhibits

. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

Timing of Payment or Performance

.  Notwithstanding anything to the contrary in this Agreement or the other Loan Documents, when the payment of any obligation or the performance of any covenant, duty or obligation under any Loan Document is stated to be due or performance required on a day which is not a Business Day, the date of such payment or performance shall extend to the immediately succeeding Business Day.

LOANS AND TERMS OF PAYMENT.

Term Loans

.

Subject to the terms and conditions hereof, the Lenders severally, not jointly or jointly and severally, agree to make term loans to Borrower (the “Loans”) on the Closing Date in an amount for each Lender equal to the amount of the Commitment of such Lender. Borrower agrees to pay Agent, the fees set forth in the Fee Letter.

Amounts borrowed pursuant to this Section 2.1 and repaid may not be reborrowed. The outstanding principal amount of the Loan, together with interest accrued and unpaid thereon, shall constitute Obligations and shall be due and payable on the Maturity Date or, if earlier, on the date on which they are declared due and payable pursuant to the terms of this Agreement.

[Reserved]

.

Borrowing Procedures and Settlements

.

Procedure for Borrowing. An Authorized Person of Borrower shall deliver to Agent a written request no later than 10:00 a.m. (New York time) on the Closing Date specifying (i) the amount of the Borrowing, (ii) the requested date of the Borrowing, which shall be a Business Day (iii) the location and number of the account to which funds are to be disbursed, and certifying the conditions precedent set forth in Section 3.1 have been satisfied (other than the ones duly waived by the Lenders).

Making of Loans. Upon receipt of the borrowing request described in Section 2.3(a), Agent shall promptly notify each Lender thereof.  Not later than 2:00 p.m., New York City time (or, if later, promptly following the satisfaction of the conditions precedent set forth in Section 3.1), on the Closing Date, Lender shall make available to Borrower an amount in immediately available funds equal to the Loan to be made by such Lender.

Notation. Agent, as a non-fiduciary agent for Borrower, shall maintain a register at its office set forth in Section 11 a copy of each assignment and assumption delivered to it and a register for the recordation of the names and addresses of the Lenders and the principal amounts showing the principal amount of the Loan owing to each Lender, and the interests therein of each Lender, from time to time (the “Register”) and the Register shall, absent manifest error, conclusively be presumed to be correct and accurate, and Borrower, Agent, and each Lender shall treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. Notwithstanding anything to the contrary, any assignment of any Loan shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by Borrower, Agent and any Lender (solely with respect to its Loans), at any reasonable time and from time to time upon reasonable prior notice to the Agent. This Section 2.3(c) shall be construed so that the Loans are at all times maintained in “registered form” within the meanings of Sections 163(f), 871(h)(2) and 881(c)(2) of the IRC and the Treasury Regulations thereunder.

Payments; Reductions of Commitments; Prepayments

.

Payments by Borrower.

Except as otherwise expressly provided herein, all payments by Borrower shall be made to Agent for the account of the Lender Group and shall be made in immediately available funds, no later than 2:00 p.m. (New York time) on the date specified herein. Any payment received by Agent later than 2:00 p.m. (New York time) shall be deemed to have been received (unless Agent, in its sole discretion, elects to credit it on the date received) on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

Unless Agent receives notice from Borrower prior to the date on which any payment is due to the Lenders that Borrower will not make such payment in full as and when required, Agent may assume that Borrower has made (or will make) such payment in full to Agent on such date in immediately available funds and Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrower does not make such payment in full to Agent on the date when due, each Lender severally shall repay to Agent on demand such amount distributed to such Lender, together with interest thereon at the interest rate then applicable to the Loans for each day from the date such amount is distributed to such Lender until the date repaid.

Apportionment and Application.

So long as no Application Event has occurred and is continuing, all principal and interest payments received by Agent shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Obligations to which such payments relate held by each Lender) and all payments of fees and expenses received by Agent shall be apportioned ratably among the Lenders having a Pro Rata Share of the type of Obligation to which a particular fee or expense relates. All payments to be made hereunder by Borrower shall be remitted to Agent and all (subject to Section 2.4(b)(iv)) such payments, and all proceeds of Collateral received by Agent, shall be applied, so long as no Application Event has occurred and is continuing, to reduce the balance of the Loans outstanding and, thereafter, to Borrower or such other Person entitled thereto under applicable law.

At any time that an Application Event has occurred and is continuing, all payments remitted to Agent and all proceeds of Collateral received by Agent shall be applied as follows:

first, to pay any Lender Group Expenses (including cost or expense reimbursements) or indemnities then due to Agent under the Loan Documents, until paid in full,

second, to pay any fees or premiums (if any) then due to Agent under the Loan Documents until paid in full,

third, ratably, to pay any Lender Group Expenses (including cost or expense reimbursements) or indemnities then due to any of the Lenders under the Loan Documents, until paid in full,

fourth, ratably, to pay any fees or premiums (including any Prepayment Premium) then due to any of the Lenders under the Loan Documents until paid in full,

fifth, ratably, to pay interest accrued in respect of the Loans  until paid in full,

sixth, ratably to pay the principal of all Loans until paid in full,

seventh, to pay any other Obligations, and

eighth, to Borrower or such other Person entitled thereto under applicable law.

Agent promptly shall distribute to each Lender, pursuant to the applicable wire instructions received from each Lender in writing, such funds as it may be entitled to receive.

In each instance, so long as no Application Event has occurred and is continuing, Section 2.4(b)(i) shall not apply to any payment made by Borrower to Agent and specified by Borrower to be for the payment of specific Obligations then due and payable (or prepayable) under any provision of this Agreement or any other Loan Document.

For purposes of Section 2.4(b)(ii), “paid in full” of a type of Obligation means payment in cash or immediately available funds of all amounts owing on account of such type of Obligation, including interest accrued after the commencement of any Insolvency Proceeding (or which would have accrued but for the commencement of such Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, irrespective of whether any of the foregoing would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

In the event of a direct conflict between the priority provisions of this Section 2.4 and any other provision contained in this Agreement or any other Loan Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, then the terms and provisions of this Section 2.4 shall control and govern.

Reduction of Commitments. The Commitments shall automatically terminate upon the making of the Loans on the Closing Date.

Prepayments.

Optional Prepayments. Borrower may voluntarily prepay the Loans at any time in whole or in part upon two (2) Business Days prior written notice; provided that notice may be conditioned on an event and if such event does not occur no prepayment shall be required; provided further that such prepayment shall be accompanied by accrued and unpaid interest thereon and: (1) in the case of any prepayments made with the proceeds of one or more Equity Offerings made after the Closing Date but on or prior to the first anniversary of the Closing Date, a prepayment premium of 5.25% of the aggregate principal amount of the Loans so prepaid; and (2) in the case of any other prepayments pursuant to this clause (d)(i), the Applicable Premium.

Mandatory Offers of Prepayments.

Change of Control.  Upon the occurrence of a Change of Control, Borrower shall make an Offer to Prepay, and each Lender will have the right to require Borrower to prepay all or any part of the outstanding principal amount of the Loans owing to such Lender, together with a prepayment premium of 1.0% of the aggregate principal amount of the Loans so prepaid and any accrued and unpaid interest to but not including the Prepayment Date pursuant to an Offer to Prepay. Subject to Section 2.4(e)(ii) below, on the Prepayment Date, Borrower shall, to the extent lawful, (A) prepay the Loans (or the portion thereof) of each Lender that has accepted the Offer for Prepayment, together with the applicable prepayment premium set forth above and any accrued and unpaid interest of each Lender that has accepted the Offer for Prepayment, and (B) otherwise comply with Section 2.4(e). An Offer to Prepay shall be made no earlier than 10 Business Days in advance of a Change of Control and no later than the date of such Change of Control and, if made before the occurrence of the Change of Control, may be conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Offer to Prepay.

Asset Sales.  Subject to the Intercreditor Agreements, subject to Section 3.9 and Section 4.10 of the 2017 Notes Indenture (as in effect on the ~~date hereof~~First Amendment Effective Date), Section 2.4 and Section 2.5 of the Existing ABL Credit Agreement (as in effect on the date hereof) and Section 2.4 of the MSD Term Loan Credit Agreement (as in effect on the date hereof), and subject to each of the terms and conditions of this Section 2.4(d)(ii)(2), on the date of receipt by Borrower or any of its Subsidiaries of Net Cash Proceeds from any Asset Sale, Borrower shall make an Offer to Prepay and each Lender will have the right to require Borrower to prepay the outstanding principal amount of the Loans owing to such Lender together with any accrued and unpaid interest to but not including the Prepayment Date pursuant to an Offer to Prepay, in an amount equal to the Net Cash Proceeds received from such Asset Sale, in each case without any premium or penalty. Subject to Section 2.4(e)(ii) below, on the Prepayment Date, Borrower shall, to the extent lawful, (A) prepay the Loans (or the portion thereof), together with any accrued and unpaid interest of each Lender that has accepted the Offer for Prepayment, in each case without any premium or penalty; and (B) otherwise comply with Section 2.4(e);  provided, Borrower or any of its Subsidiaries, may, within 365 days after receipt of such Net Cash Proceeds, apply such Net Cash Proceeds to an Investment permitted under this Agreement in (a) any one or more businesses (provided that such Investment in any business is in the form of either (I) the acquisition of capital Stock and results in Borrower or any of its Subsidiaries, as the case may be, owning an amount of the capital Stock of such business such that it constitutes a Subsidiary of Borrower or (II) all or substantially all of the assets the relevant business), (b) properties, (c) capital expenditures or (d) other assets that, in each of (a), (b), (c) and (d), replace the businesses, properties and assets that are the subject of such Asset Sale or are used or useful in the Permitted Business (clauses (a), (b), (c) and (d) together, the “Additional Assets”); provided further that to the extent that the assets that were subject to the Asset Sale constituted ABL Priority Collateral (as defined in the ABL-Notes

Intercreditor Agreement), such Additional Assets shall also constitute ABL Priority Collateral (and Borrower or its Subsidiaries, as the case may be, shall promptly take such action (if any) as may be required to cause that portion of such Investment constituting ABL Priority Collateral to be added to the ABL Priority Collateral securing the Obligations). For purposes of the foregoing and determining whether assets subject to an Asset Sale constitute ABL Priority Collateral, the sale or other disposition of Capital Interests of a Person shall be treated as a sale or other disposition of assets of such Person and assets sold shall be allocated between Notes Priority Collateral and ABL Priority Collateral (as each such term is defined in the ABL-Notes Intercreditor Agreement) in accordance with Section 3.5(c) of the ABL-Notes Intercreditor Agreement, as if the allocation therein would apply to such Asset Sale.

Pursuant to the first proviso of this subclause (2), a binding commitment shall be treated as a permitted application of the Net Cash Proceeds from the date of such commitment so long as Borrower or any of its Subsidiaries enters into such commitment with the good faith expectation that such Net Cash Proceeds will be applied to satisfy such commitment within 180 days of such commitment; provided, that if such commitment is later terminated or cancelled prior to the application of such Net Cash Proceeds, then such Net Cash Proceeds shall constitute Excess Proceeds.

Any Net Cash Proceeds from the Asset Sales covered by this subclause (2) that are not invested or applied as provided and within the time period set forth above will be deemed to constitute “Excess Proceeds” and within 15 Business Days after the aggregate amount of Excess Proceeds exceeds $10,000,000, Borrower shall make an Offer to Prepay an amount equal to the Excess Proceeds. To the extent that the aggregate amount of Loans that are accepted for prepayment pursuant to an Offer to Prepay is less than the Excess Proceeds, Borrower may use any remaining Excess Proceeds for any purpose not otherwise prohibited by this Agreement. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.  After Borrower or any of its Subsidiaries has applied the Net Cash Proceeds from any Asset Sale of any Collateral as provided in, and within the time periods required by, this clause (2), Borrower may use the balance of such Net Cash Proceeds, if any, from such Asset Sale of Collateral for any purpose not prohibited by the terms of this Agreement; provided that pending the final application of any Net Cash Proceeds pursuant to this clause (2), the Borrower may apply such Net Cash Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Cash Proceeds in any manner not prohibited in this Agreement.

Notwithstanding anything to the contrary in the foregoing, subject to the Intercreditor Agreements, subject to Section 3.9 and Section 4.10 of the 2017 Notes Indenture (as in effect on the ~~date hereof~~First Amendment Effective Date), Section 2.4 and Section 2.5 of the Existing ABL Credit Agreement (as in effect on the date hereof) and Section 2.4 of the MSD Term Loan Credit Agreement (as in effect on the date hereof), and subject to each of the terms and conditions of this Section 2.4(d)(ii)(2):

(I) any such mandatory offers of prepayments under this Section 2.4(d)(ii)(2) shall not be required, and shall be deemed reduced by an equivalent amount, to the extent that a corresponding prepayment or payment (without the requirement for a corresponding commitment reduction in the case of a revolving facility) is made under any ABL Credit Agreement (or any Refinancing Indebtedness thereof as permitted under clause (l) of “Permitted Indebtedness” definition) or the MSD Term Loan Credit Agreement (or any Refinancing Indebtedness thereof as permitted under clause (l) of “Permitted Indebtedness” definition) or any other permitted Indebtedness of the Borrower or a Guarantor that is secured by a Lien on the ABL Priority Collateral that is senior to the Lien on the ABL Priority Collateral securing the Obligations;

(II) any such mandatory offers of prepayments under this Section 2.4(d)(ii)(2) shall be deemed reduced by a ratable amount of the corresponding prepayment or payment (or similar equivalent thereof) as may be required under Specified Pari Passu Ratio Debt (or any Refinancing Indebtedness thereof) or any other permitted Indebtedness of the Borrower or a Guarantor that is secured by a Lien on the ABL Priority Collateral that is pari passu with the Lien on the ABL Priority Collateral securing the Obligations,

(III) any such mandatory offers of prepayments under this Section 2.4(d)(ii)(2) in connection with the Asset Sale of any Notes Priority Collateral shall not be required, and shall be deemed reduced by an equivalent amount of the corresponding prepayment or payment (or similar equivalent thereof) as may be required under the 2017 Notes Indenture (or any Refinancing Indebtedness thereof), the relevant indentures for the Additional Notes (or any Refinancing Indebtedness thereof) or any other any other permitted Indebtedness of the Borrower or a Guarantor that is secured by a Lien on the Notes Priority Collateral that is senior to the Lien on the Notes Priority Collateral securing the Obligations; and

(IV) any such mandatory offers of prepayments under this Section 2.4(d)(ii)(2) shall be deemed reduced by a ratable amount of the corresponding prepayment or payment (or similar equivalent thereof) as may be required under any other any other permitted Indebtedness of the Borrower or a Guarantor that is secured by a Lien on the Notes Priority Collateral that is pari passu with the Lien on the Notes Priority Collateral securing the Obligations.

Indebtedness.  On the date of the incurrence of any Indebtedness not permitted under this Agreement, Borrower shall make an Offer to Prepay and each Lender will have the right to require Borrower to prepay all or any part of the outstanding principal amount of the Loans owing to such Lender, together with the Applicable Premium and any accrued and unpaid interest to but not including the Prepayment Date pursuant to an Offer to Prepay. Subject to Section 2.4(e)(ii) below, on the Prepayment Date, Borrower shall, to the extent lawful, (A) prepay the Loans (or the portion thereof), together with the Applicable Premium and any accrued and unpaid interest of each Lender that has accepted the Offer for Prepayment, and (B) otherwise comply with Section 2.4(e). The provisions of this Section do not constitute consent to the incurrence of any Indebtedness by Borrower or any of its Subsidiaries.

Prepayment Premiums.

Notwithstanding anything herein to the contrary, if (x) all or any portion of the Loans is paid or prepaid (or is required to be paid or prepaid) pursuant to Section 2.4(d)(i),  (d)(ii)(1) or (d)(ii)(3), (x) the Obligations are accelerated (whether by operation of law or otherwise), including as a result of the commencement of an Insolvency Proceeding or any Event of Default under Section 8.4 or 8.5, (y) there is a satisfaction, release, payment, restructuring, reorganization, replacement, reinstatement, defeasance or compromise of any of the Obligations in any Insolvency Proceeding, foreclosure

(whether by power of judicial proceeding or otherwise) or deed in lieu of foreclosure or the making of a distribution of any kind in any Insolvency Proceeding to Agent, for the account of the Lenders in full or partial satisfaction of the Obligations, or (z) there is a termination of this Agreement for any reason other than repayment in full on the fourth anniversary of the Closing Date (the occurrence of any of the events set forth in the foregoing clauses (w) through (z), a “Premium Event”), then Agent shall be paid, for the benefit of Lenders holding such Loans as an inducement for making the Loans (and not as a penalty) an amount equal to the Applicable Premium or, if such prepayment is made in accordance with Section 2.4(d)(i)(1), the prepayment premium set forth in Section 2.4(d)(i)(1), or if such prepayment is made in accordance with Section 2.4(d)(ii)(1), the prepayment premium set forth in Section 2.4(d)(ii)(1) (as applicable, the “Prepayment Premium”),  which Prepayment Premium shall be fully earned, and due and payable, on the date of such payment or prepayment, or on the date such payment or prepayment is required to be made, as applicable, and non-refundable when made.  If the Loans are accelerated for any reason under this Agreement pursuant to the terms herein, the Prepayment Premium applicable thereto shall be calculated as if the date of acceleration of such Loans was the date of prepayment of such Loans. The parties hereto further acknowledge and agree that the Prepayment Premium is not intended to act as a penalty or to punish the Loan Parties for any such repayment or prepayment.

Any prepayment or repayment, whether voluntary or involuntary, of the Loans upon the occurrence of any Premium Event shall be accompanied by all accrued interest on the principal amount prepaid or repaid, together with the Prepayment Premium, as applicable.  Without limiting the generality of the foregoing Section 2.4(d)(iii)(1), and notwithstanding anything to the contrary in this Agreement or any Loan Document, it is understood and agreed that if the Obligations are accelerated as a result of the occurrence and continuance of any Event of Default (including by operation of law or otherwise), the Prepayment Premium, if any, determined as of the date of acceleration, will also be due and payable and will be treated and deemed as though the applicable Loans were prepaid as of such date and shall constitute part of the Obligations for all purposes herein. The Prepayment Premium, if any, shall also be payable in the event the Obligations (and/or this Agreement) are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure or by any other similar means.  THE LOAN PARTIES EXPRESSLY WAIVE THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING PREPAYMENT PREMIUM IN CONNECTION WITH ANY SUCH ACCELERATION.  The Loan Parties expressly agree that (i) the Prepayment Premium is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel, (ii) the Prepayment Premium shall be payable notwithstanding the then prevailing market rates at the time payment is made, (iii) there has been a course of conduct between Lenders and the Loan Parties giving specific consideration in this transaction for such agreement to pay the Prepayment Premium, (iv) the Loan Parties shall be estopped hereafter from claiming differently than as agreed to in this Section 2.4(d), (v) their agreement to pay the Prepayment Premium is a material inducement to the Lenders to make the Loans, and (vi) the Prepayment Premium represents a good faith, reasonable estimate and calculation of the lost profits or damages of the Lenders and that it would be impractical and extremely difficult to ascertain the actual amount of damages to the Lenders or profits lost by the Lenders as a result of such Premium Event.

Offer to Prepay.

In the event that Borrower shall be required to commence an Offer to Prepay pursuant to Section 2.4(d)(ii), Borrower shall follow the procedures specified below:

Unless otherwise required by applicable law, an Offer to Prepay shall specify an Expiration Date of the Offer to Prepay, which shall be, subject to any contrary requirements of applicable law, not less than 10 days or more than 30 days after the date of mailing of such Offer, and a Prepayment Date for prepayment of the Loans shall be within 60 days after the Expiration Date. On the Prepayment Date, Borrower shall prepay the aggregate principal amount of Loans required to be prepaid pursuant to Section 2.4(d) hereof (the “Offer Amount”), or if less than the Offer Amount has been accepted for prepayment, all Loans accepted for prepayment in response to the Offer to Prepay.

On the Prepayment Date, Borrower shall, to the extent lawful, prepay the Loans accepted for prepayment, together with any accrued and unpaid interest and, if applicable, any prepayment premium required (including the Applicable Premium).

Any Offer to Prepay may, at Borrower’s discretion, be subject to the satisfaction of one or more conditions precedent (including, in the case of an Offer to Prepay made under Section 2.4(d)(ii)(1) or Section 2.4(d)(ii)(3), the consummation of such Change of Control or incurrence of Indebtedness).  If prepayment is subject to satisfaction of one or more conditions precedent, such Offer to Prepay shall describe each such condition, and if applicable, shall state that, in Borrower’s discretion, the Prepayment Date may be delayed until such time as any or all such conditions shall be satisfied, or such prepayment may not occur and such Offer to Prepay may be rescinded in the event that any or all such conditions shall not have been satisfied by the stated Prepayment Date, or by the Prepayment Date as so delayed.

Promise to Pay

. Borrower promises to pay the Obligations (including principal, interest, fees, costs, and expenses) in full on the Maturity Date or, if earlier, on the date on which the Obligations become due and payable pursuant to the terms of this Agreement or any other applicable Loan Document.  Borrower shall not be required to make any prepayments on the principal of the Loans prior to the Maturity Date (or, if earlier, on the date on which the Obligations become due and payable pursuant to the terms of this Agreement) except as otherwise expressly required pursuant Section 2.4(d) and upon acceleration of the Obligations in accordance with Section 9.1.

Interest Rates: Rates, Payments, and Calculations

.

Interest Rates. Except as provided in Section 2.6(c), all outstanding Loans shall bear interest at a rate per annum equal to 10.5%.  The interest on the Loans shall be due and payable quarterly in arrears on the last day of each March, June, September and December, commencing with December 31, 2016 (each date upon which interest shall be so due and payable, an “Interest Payment Date”).

[Reserved].

Default Rate. Upon the occurrence and during the continuation of an Event of Default, at the election of the Required Lenders, all outstanding Obligations shall bear interest on the Daily Balance thereof at a per annum rate equal to two percentage points above the per annum rate otherwise applicable pursuant to Section 2.6(a).

Payment of Fees. All costs, expenses, and Lender Group Expenses payable hereunder or under any of the other Loan Documents shall be due and payable promptly and in any event no later than 30 days following written demand therefor.   All fees and expenses payable under the Fee Letter shall be paid when due and payable thereunder.

Computation. All interest chargeable under the Loan Documents shall be computed on the basis of a 365 day year, in each case, for the actual number of days elapsed in the period during which the interest or fees accrue.

Intent to Limit Charges to Maximum Lawful Rate. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrower and the Lender Group, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided,  however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto, as of the date of this Agreement, Borrower is and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

Crediting Payments

. The receipt of any payment item by Agent shall not be considered a payment on account unless such payment item is a wire transfer of immediately available federal funds made to an account designated by Agent from time to time (such account, “Agent’s Account”) or unless and until such payment item is honored when presented for payment. Should any payment item not be honored when presented for payment, then Borrower shall be deemed not to have made such payment and interest shall be calculated accordingly. Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by Agent only if it is received into Agent’s Account on a Business Day on or before 2:00 p.m. (New York time). If any payment item is received into Agent’s Account on a non-Business Day or after 2:00 p.m. (New York time) on a Business Day (unless Agent, in its sole discretion, elects to credit it on the date received), it shall be deemed to have been received by Agent as of the opening of business on the immediately following Business Day.

[Reserved]

.

[Reserved]

.

[Reserved]

.

[Reserved]

.

Interest Payment Dates

.  Interest on the Loans shall be payable on (x) the earliest of (i) the applicable Interest Payment Date, (ii) the date on which all or any portion of the Obligations are accelerated pursuant to the terms hereof, or (iii) the Maturity Date and (y) the date of any prepayment made pursuant to Sections 2.4(d)(i) and (ii).

Funding Losses.

Borrower shall indemnify, defend, and hold Agent and the Lenders harmless against any loss, cost, or expense actually incurred by Agent or any Lender as a result of the payment of any principal of any Loan other than on the applicable Interest Payment Date (including as a result of an Event of Default) (such losses, costs, or expenses, “Funding Losses”). A certificate of Agent or a Lender delivered to Borrower setting forth in reasonable detail any amount or amounts that Agent or such Lender is entitled to receive pursuant to this Section 2.12 shall be conclusive absent manifest error. Borrower shall pay such amount to Agent or the Lender, as applicable, within 30 days of the date of its receipt of such certificate.

Warrants.

For U.S. federal income and applicable state and local tax purposes, the Loan, together with the Warrants, shall be treated as an investment unit.  The Borrower and the Lenders shall use commercially reasonable efforts to agree for income tax purposes upon the fair market value of the Warrants acquired by the Lenders; provided, however, that the Borrower and the Lenders agree that such value shall not exceed $20 per Warrant; provided further, however, if the Borrower and Lenders are not able to agree on the fair market value of the Warrants, the Lenders shall not be bound by the Borrower’s determination of such fair market value and may take a different position pursuant to Treasury Regulations Section 1.1273-2(h)(2).  Each of the Borrower and the Lenders agree (i) to treat the Loan as a debt instrument, and not as a “contingent payment debt instrument,” for U.S. federal and applicable state and local income tax purposes, and (ii) to the extent the Loan is considered to have been issued with original issue discount (including as a result of any significant modification of the Loan that results in any original issue discount), that Borrower will provide any information reasonably requested from time to time by any Lender regarding the original issue discount (if any) associated with the Loan for U.S. federal income tax purposes.  To the extent the Borrower and the Lenders agree on the fair market value of the Warrants, each of Borrower and the Lenders agree to file tax returns consistent with such valuation. Notwithstanding the foregoing, for all purposes (except for the purpose of this Section 2.14), each Lender shall be treated as having loaned the full amount of its pro rata portion of the principal amount of the Loan.

CONDITIONS; TERM OF AGREEMENT.

Conditions Precedent to the Extension of Credit

. The obligation of each Lender to make its extension of credit provided for hereunder is subject to the fulfillment, to the satisfaction of Agent and each Lender, of each of the following conditions precedent, prior to or substantially concurrently with the making of such extension of credit on the Closing Date:

The conditions precedent set forth on Schedule 3.1;

the representations and warranties made by Borrower or the other Loan Parties contained in this Agreement and in the other Loan Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date hereof, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case, such representations and warranties shall be true and correct in all material respects on such earlier date (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof)); and

no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof.

For purposes of determining compliance with the conditions specified in this Section 3.1, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

Maturity

. This Agreement shall continue in full force and effect for a term ending on the earliest occurring of the following (such earliest date, the “Maturity Date”):

the four-year anniversary of the Closing Date,

the date that is 90 days prior to the then stated maturity date of the Notes after giving effect to any permitted renewals, replacements, exchanges, refinancings or extensions thereto (as stated in a notice by the Borrower to the Agent); provided that, notwithstanding the foregoing, the Maturity Date shall not be deemed to occur as a result of this clause (b) if and when there is such renewal, replacement, exchange or extension to a date that is more than 90 days after the date in Section 3.2(a), and the aggregate outstanding principal amount under the Notes that are not so renewed, replaced, exchanged or extended is less than $20,000,000, or the date that is 90 days prior to the then stated maturity date of the PIK Toggle Notes after giving effect to any permitted renewals, replacements, exchanges, refinancings or extensions thereto (as stated in a notice by the Borrower to the Agent); provided that, notwithstanding the foregoing, the Maturity Date shall not be deemed to occur as a result of this clause (c) if and when there is such renewal, replacement, exchange or extension to a date that is more than 90 days after the date in Section 3.2(a), and the aggregate outstanding principal amount under the PIK Toggle Notes that are not so renewed, replaced, exchanged or extended is less than $20,000,000.

Effect of Maturity

. On the Maturity Date, all of the Obligations immediately shall become due and payable without notice or demand and Borrower shall be required to repay all of the Obligations in full. No termination of the obligations of the Lender Group (other than payment in full of the Obligations) shall relieve or discharge any Loan Party of its duties, obligations, or covenants hereunder or under any other Loan Document and Agent’s Liens in the Collateral shall continue to secure the Obligations and shall remain in effect until all Obligations have been paid in full. When all of the Obligations (other than any contingent and unasserted reimbursement or indemnity obligations) have been paid in full, Agent will, at Borrower’s sole expense, to the extent requested by the Borrower, deliver all possessory Collateral and execute and deliver any termination statements, lien releases, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, Agent’s Liens and all notices of security interests and liens previously filed by or on behalf of Agent.

REPRESENTATIONS AND WARRANTIES.

In order to induce the Lender Group to enter into this Agreement, Borrower makes the following representations and warranties to the Lender Group which shall be true, correct, and complete, in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), in each case as of the Closing Date (except to the extent that such representations and warranties relate solely to an earlier date, in which case, such representations and warranties shall be true and correct in all material respects on such earlier date (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof)) and such representations and warranties shall survive the execution and delivery of this Agreement:

Due Organization and Qualification; Subsidiaries

.

Borrower and each Loan Party (i) is duly organized and existing and in good standing under the laws of the jurisdiction of its organization, (ii) is qualified to do business in any state where the failure to be so qualified could reasonably be expected to result in a Material Adverse Change, and (iii) has all requisite organizational power and authority to own and operate its properties, to carry on its business as now conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby.

Set forth on Schedule 4.1(b) is a complete and accurate description of the authorized Capital Interests of Borrower and each of its Subsidiaries, by class, and, as of the Closing Date, a description of the number of shares of each such class that are issued and outstanding and, in the case of Subsidiaries of Borrower, the number and the percentage of the outstanding shares of each such class owned directly or indirectly by Borrower. Other than as described on Schedule 4.1(b), as of the Closing Date, (i) there are no subscriptions, options, warrants, or calls relating to any shares of any such Person’s Capital Interests, including any right of conversion or exchange under any outstanding security or other instrument and (ii) neither Borrower nor any of its Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its Capital Interests or any security convertible into or exchangeable for any of its Capital Interests. All of the outstanding Capital Interests of each such Subsidiary of Borrower has been validly issued and, to the extent applicable, is fully paid and non-assessable.

Due Authorization; No Conflict

.

As to each Loan Party, the execution, delivery, and performance by such Loan Party of the Loan Documents to which it is a party, and the borrowing of the Loans hereunder, have been duly authorized by all necessary action on the part of such Loan Party.

As to each Loan Party, the execution, delivery, and performance by such Loan Party of the Loan Documents to which it is a party, and the borrowing of the Loans hereunder, do not and will not (i) violate any material provision of federal, state, or local law or regulation applicable to any Loan Party or its Subsidiaries, the Governing Documents of any Loan Party or its Subsidiaries, or any order, judgment, or decree of any court or other Governmental Authority binding on any Loan Party or its Subsidiaries, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any Material Contract of any Loan Party or its Subsidiaries except to the extent that any such conflict, breach or default could not individually or in the aggregate reasonably be expected to have a Material Adverse Change, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any assets of any Loan Party, other than Permitted Collateral Liens or Permitted Liens, or (iv) require any approval of any Loan Party’s interestholders or any approval or consent of any Person under any Material Contract of any Loan Party, other than consents or approvals that have been obtained and that are still in force and effect and except, in the case of Material Contracts, for consents or approvals, the failure to obtain could not individually or in the aggregate reasonably be expected to cause a Material Adverse Change.

Governmental Consents

. The execution, delivery, and performance by each Loan Party of the Loan Documents to which such Loan Party is a party and the consummation of the transactions contemplated by the Loan Documents do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, other than registrations, consents, approvals, notices, or other actions that have been obtained and that are still in force and effect and except for filings and recordings with respect to the Collateral to be made, or otherwise delivered in accordance with the Loan Documents for filing or recordation, as of the Closing Date or as of such later date as is permitted or contemplated pursuant to the Loan Documents.

Binding Obligations; Perfected Liens

.

Each Loan Document has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

Subject to the completion of the actions set forth on Schedule 5.17, Agent’s Liens are validly created, perfected (other than (i) in respect of Vehicles that are subject to a certificate of title and as to which Agent’s Lien has not been noted on the applicable certificate of title, (ii) money, (iii) letter-of-credit rights (other than supporting obligations), (iv) commercial tort claims (other than those that, by the terms hereunder, are required to be perfected), and (v) any Deposit Accounts and Securities Accounts not subject to a Control Agreement as permitted by Section 5.12, and subject only to the filing of financing statements and the recordation of the Mortgages, in each case, in the appropriate filing offices), and, subject to the Intercreditor Agreements, first priority Liens, subject only to Permitted Liens which are non-consensual (including by operation of law) Permitted Liens, permitted purchase money Liens, or the interests of lessors under Capital Leases, and Liens described under clauses (a) (but only to the extent any such Lien listed on Schedule P-3 is senior to Agent’s Lien on the date hereof), (e), (k), (p), (s), (t) and (u) of the definition of Permitted Liens and clauses (a) and (c) of the definition of Permitted Collateral Liens (but, in the case of clause (c), only to the extent any such Lien is senior to Agent’s Lien on the date hereof).

Title to Assets; No Encumbrances

. Subject to Permitted Collateral Liens and Permitted Liens, Borrower and each of its Subsidiaries has (a) good, marketable and legal title to (in the case of fee interests in Real Property), (b) valid leasehold interests in (in the case of leasehold interests in real or personal property), and (c) good and marketable title to (in the case of all other personal property), all of their respective assets reflected in their most recent financial statements delivered pursuant to Schedule 3.1, in each case except for assets disposed of since the date of such financial statements to the extent permitted hereby (or assets disposed of in the ordinary course of business, and not with respect to any of the transactions contemplated hereby, prior to the date hereof). All of such assets are free and clear of Liens except for Permitted Collateral Liens and Permitted Liens.

Jurisdiction of Organization; Location of Chief Executive Office; Organizational Identification Number; Commercial Tort Claims

.

As of the Closing Date, the name (within the meaning of Section 9-503 of the Code) and jurisdiction of organization of Borrower and each of its Subsidiaries is set forth on Schedule 4.6(a).

As of the Closing Date, the chief executive office of Borrower and each of its Subsidiaries is located at the address indicated on Schedule 4.6(b).

As of the Closing Date, Borrower’s and each of its Subsidiaries’ tax identification numbers and organizational identification numbers, if any, are identified on Schedule 4.6(c).

As of the Closing Date, neither Borrower nor any of its Subsidiaries holds any commercial tort claims that exceed $500,000 in amount, except as set forth on Schedule 4.6(d).

Litigation

.

Except as set forth on Schedule 4.7(a), there are no actions, suits, or proceedings pending or, to the knowledge of Borrower, after due inquiry, threatened in writing against Borrower or any of its Subsidiaries that either individually or in the aggregate could reasonably be expected to result in a Material Adverse Change.

Schedule 4.7(b) sets forth a complete and accurate description, with respect to each of the actions, suits, or proceedings with asserted liabilities in excess of, or that could reasonably be expected to result in liabilities in excess of, $1,000,000 that, as of the Closing Date, is pending or, to the knowledge of Borrower, after due inquiry, threatened in writing against Borrower or any of its Subsidiaries, of, as of the Closing Date, (i) the parties to such actions, suits, or proceedings, (ii) the nature of the dispute that is the subject of such actions, suits, or proceedings, (iii) the procedural status with respect to such actions, suits, or proceedings, and (iv) whether any liability of Borrower and its Subsidiaries in connection with such actions, suits, or proceedings is covered by insurance.

Compliance with Laws

. Neither Borrower nor any of its Subsidiaries (a) is in violation of any applicable laws, rules, regulations, executive orders, or codes (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change, or (b) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change.

No Material Adverse Change

. All historical financial statements relating to Borrower and its Subsidiaries that have been delivered by Borrower to the Lenders have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and present fairly in all material respects, Borrower’s and its Subsidiaries’ respective financial condition (consolidated to the extent specified in such financial statements) as of the date thereof and results of operations for the period then ended. Since December 31, 2015, no event, circumstance, or change has occurred that has or could reasonably be expected to result in a Material Adverse Change with respect to Borrower and its Subsidiaries, taken as a whole.

Fraudulent Transfer

.

As of the Closing Date, the Loan Parties, taken as a whole (after giving effect to the issuance and incurrence of Loans hereunder and the consummation of the Transactions contemplated hereby), are Solvent.

No transfer of property is being made by any Loan Party and no obligation is being incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of such Loan Party.

Employee Benefits

. As of the Closing Date, except as set forth on Schedule 4.11, neither Borrower nor any of its Subsidiaries, nor any of their ERISA Affiliates maintains or contributes to any Benefit Plan.

Environmental Condition

. (a) To Borrower’s knowledge, neither Borrower’s nor any of its Subsidiaries’ Properties has ever been used by Borrower, its Subsidiaries, or by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, where such disposal, production, storage, handling, treatment, release or transport was in violation, in any material respect, of any applicable Environmental Law, (b) to Borrower’s knowledge, after due inquiry, neither Borrower’s nor any of its Subsidiaries’ Properties has ever been designated or identified in any manner pursuant to any Environmental Law as a Hazardous Materials disposal site, (c) neither Borrower nor any of its Subsidiaries has received notice that a Lien arising under any Environmental Law has attached to any revenues or to any Real Property owned or operated by a Loan Party or its Subsidiaries, and (d) neither Borrower nor any of its Subsidiaries nor any of their respective facilities or operations is subject to any outstanding written order, consent decree, or settlement agreement with any Person relating to any Environmental Law or Environmental Liability that, in each case of the foregoing subclauses (a) – (d) of this Section 4.12, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change.

Intellectual Property

. Borrower and each of its Subsidiaries own, or hold licenses in, all trademarks, trade names, copyrights, patents, and licenses that are necessary and material to the conduct of its business as currently conducted, and attached hereto as Schedule 4.13 is a true, correct, and complete listing of all material registered trademarks, trade names, copyrights, patents, and licenses as to which Borrower or one of its Subsidiaries is the owner or is an exclusive licensee as of the Closing Date.

Leases

. Borrower and each of its Subsidiaries enjoy peaceful and undisturbed possession under any lease material to their business and to which they are parties or under which they are operating, and, subject to Permitted Protests, as of the Closing Date, all of such material leases are valid and subsisting and no material default by Borrower or the applicable Subsidiaries exists under any of them.

Deposit Accounts and Securities Accounts

. Set forth on Schedule 4.15 is a listing, as of the Closing Date, of all of Borrower’s and its Subsidiaries’ Deposit Accounts and Securities Accounts, including, with respect to each bank or securities intermediary (a) the name and address of such Person, and (b) the account numbers of the Deposit Accounts or Securities Accounts maintained with such Person.

Complete Disclosure

. All factual information (other than forward-looking information, forward-looking pro forma, and projections and information of a general economic nature and general information about Borrower’s industry), taken as a whole, furnished by or on behalf of a Loan Party or its Subsidiaries in writing to Agent or any Lender (including all information contained in the Schedules hereto or in the other Loan Documents) for purposes of or in connection with this Agreement or the other Loan Documents, was, true and accurate, in all material respects, on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided.

Material Contracts

. Set forth on Schedule 4.17 is a reasonably detailed description of the Material Contracts of each Loan Party and its Subsidiaries as of the date hereof and as of the Closing Date. Except for matters which, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change, as of the Closing Date, each Material Contract (other than those that have expired at the end of their normal terms) (a) is in full force and effect and is binding upon and enforceable against Borrower or the applicable Subsidiary and, to Borrower’s knowledge, after due inquiry, each other Person that is a party thereto in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws related to or limiting creditors’ rights generally, (b) has not been otherwise amended or modified (other than amendments or modifications set forth on Schedule 4.17), and (c) is not in default due to the action or inaction of Borrower or the applicable Subsidiary.

Patriot Act

. To the extent applicable, each Loan Party is in compliance, in all material respects, with the (a) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA

Patriot Act of 2001) (the “Patriot Act”). No part of the proceeds of the loans made hereunder will be used by any Loan Party or any of their Affiliates, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

Indebtedness

. Set forth on Schedule 4.19 is a true and complete list of all Indebtedness in excess of $250,000 for any particular Indebtedness and $500,000 in the aggregate for all Indebtedness of each Loan Party and each of its Subsidiaries outstanding immediately prior to the date hereof that is to remain outstanding immediately after giving effect to the closing hereunder on the Closing Date and such Schedule accurately sets forth the aggregate principal amount of such Indebtedness as of the date hereof and as of the Closing Date.

Payment of Taxes

. Except as otherwise permitted under Section 5.5, all U.S. federal and other material tax returns and reports of each Loan Party and its Subsidiaries required to be filed by any of them have been timely filed, and all material Taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon a Loan Party and its Subsidiaries and upon their respective assets, income, businesses and franchises that are due and payable have been paid when due and payable. Each Loan Party and each of its Subsidiaries have made adequate provision in accordance with GAAP for all Taxes not yet due and payable. Borrower has no knowledge of any proposed Tax assessment against a Loan Party or any of its Subsidiaries that is not being actively contested by such Loan Party or such Subsidiary diligently, in good faith, and by appropriate proceedings; provided such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

Margin Stock

. Neither Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the loans made to Borrower will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock or for any purpose that violates the provisions of Regulation T, U or X of the Board of Governors of the United States Federal Reserve.

Governmental Regulation

. Neither Borrower nor any of its Subsidiaries is subject to regulation under the Federal Power Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable. Neither Borrower nor any of its Subsidiaries is a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940.

OFAC

. Neither Borrower nor any of its Subsidiaries is in violation of any of the country or list based economic and trade sanctions administered and enforced by OFAC. Neither Borrower nor any of its Subsidiaries (a) is a Sanctioned Person or a Sanctioned Entity, (b) has its assets located in Sanctioned Entities, or (c) derives revenues from investments in, or transactions with Sanctioned Persons or Sanctioned Entities. No proceeds of any loan made hereunder will be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity.

Employee and Labor Matters

. There is (i) no unfair labor practice complaint pending or, to the knowledge of Borrower, threatened against Borrower or its Subsidiaries before any Governmental Authority and no grievance or arbitration proceeding pending or threatened against Borrower or its Subsidiaries which arises out of or under any collective bargaining agreement and that could reasonably be expected to result in a material liability, (ii) no strike, labor dispute, slowdown, stoppage or similar action or grievance pending or threatened in writing against Borrower or its Subsidiaries that could reasonably be expected to result in a material liability, or (iii) to the knowledge of Borrower, after due inquiry, no union representation question existing with respect to the employees of Borrower or its Subsidiaries and no union organizing activity taking place with respect to any of the employees of Borrower or its Subsidiaries, in each case, to the extent such events could reasonably be expected to result in a material liability. Except as set forth on Schedule 4.24, neither Borrower, nor any of its Subsidiaries has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act or similar state law, which remains unpaid or unsatisfied. The hours worked and payments made to employees of Borrower or its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable legal requirements, except to the extent such violations could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. All material payments due from Borrower or any of its Subsidiaries on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of Borrower or such Subsidiary, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

[Reserved]

.

Notes Documents, MSD Term Loan Documents and ABL Loan Documents

. As of the Closing Date, Borrower has delivered to Agent and the Lenders true and correct copies of any material Notes Documents, material ABL Loan Documents, and material MSD Term Loan Documents.  As of the Closing Date, no Default or Event of Default (as defined in each of the Notes Indenture, the ABL Credit Agreement and the MSD Term Loan Credit Agreement) has occurred and is continuing. The Notes Documents, the ABL Loan Documents and the MSD Term Loan Documents are in full force and effect as of the Closing Date and have not been terminated, rescinded or withdrawn as of such date.

Guarantors

. (a) Each Subsidiary of Borrower (other than any Excluded Subsidiary), (b) each Subsidiary that is a guarantor or a co-borrower under the ABL Loan Documents, (c) each Subsidiary that is a guarantor under the 2017 Notes Documents and (d) each Subsidiary that is a guarantor under the MSD Term Loan Documents, is a Guarantor under the Loan Documents.

Obligations Constitute ABL Obligations

.  ~~Upon execution and delivery by Agent of the ABL Joinder Agreement to the ABL-Notes Intercreditor Agreement~~As of the First Amendment Effective Date, (a) this Agreement shall constitute an “Additional ABL Credit Agreement” under and as defined in the ABL-Notes Intercreditor Agreement, (b) Agent is a “Bank Collateral Agent” under and as defined in the ABL-Notes Intercreditor Agreement, (c) the Loan Documents shall constitute “Credit Facility Loan Documents” under and as defined in the ABL-Notes Intercreditor Agreement and (d) the Obligations shall constitute “Credit Facility Obligations” under and as defined in the ABL-Notes Intercreditor Agreement. This Agreement, the other Loan Documents and the Obligations incurred hereunder and thereunder are permitted (i) to be incurred by each ABL Credit Agreement (as amended, supplemented or modified through the date hereof), and the 2017 Indenture ~~and the Notes (as each such term is defined in the ABL-Notes Intercreditor Agreement)~~ and (ii) by the each ABL Credit Agreement (as amended, supplemented or modified through the date hereof) and the 2017 Indenture ~~and the Notes (as each such term is defined in the ABL-Notes Intercreditor Agreement)~~ to be subject to the provisions of the ABL-Notes Intercreditor Agreement as Credit Facility Obligations (as such term is defined in the ABL-Notes Intercreditor Agreement) and the ABL Credit Agreement (as such term is defined in the ABL-Notes Intercreditor Agreement).

NJ and MO Subsidiary

. As of the Closing Date, each of Auto Export Shipping, Inc. and Pacific Motor Trucking Company is not a Significant Subsidiary.

[Reserved]

.

ERISA

. Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the IRC and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the IRC has received a favorable opinion or determination letter from the IRS and to the best knowledge of Borrower, nothing has occurred which would cause the loss of such qualification. Except as set forth on Schedule 4.31, Borrower and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the IRC, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the IRC has been made with respect to any Plan.

AFFIRMATIVE COVENANTS.

Borrower covenants and agrees that, until payment in full of the Obligations (other than any unasserted contingent reimbursement and indemnification obligations), Borrower shall and shall cause each of its Subsidiaries to comply with each of the following, as applicable:

Financial Statements, Reports, Certificates

. Deliver to Agent each of the financial statements, reports, and other items set forth on Schedule 5.1 no later than the times specified therein. In addition, Borrower agrees that no Subsidiary of Borrower will have a fiscal year different from that of Borrower. In addition, Borrower agrees to maintain a system of accounting that enables Borrower to produce financial statements in accordance with GAAP in all material respects.

Collateral Reporting

. Provide Agent with each of the reports set forth on Schedule 5.2 at the times specified therein. In addition, Borrower agrees to use commercially reasonable efforts in cooperation with Agent to facilitate and implement a system of electronic collateral reporting in order to provide electronic reporting of each of the items set forth on such Schedule.

Existence

. Except as otherwise permitted under Section 6.3 or Section 6.4, at all times maintain and preserve in full force and effect its existence and good standing in its jurisdiction of organization and, except as could not reasonably be expected to result in a Material Adverse Change, good standing with respect to all other jurisdictions in which it is qualified to do business and any rights, franchises, licenses, permits, licenses, accreditations, authorizations, or other approvals material to its business.

Maintenance of Properties

. Maintain and preserve all of its assets that are necessary in the proper conduct of its business in good working order and condition, ordinary wear, tear, casualty and condemnation and Asset Sales and other dispositions that do not constitute Asset Sales excepted and except where the failure to do so would not reasonably be expected to have a Material Adverse Change.

Taxes

. Cause all Taxes imposed, levied, or assessed against any Loan Party or its Subsidiaries, or any of their respective assets or in respect of any of its income, businesses, or franchises to be paid in full, before delinquency or before the expiration of any extension period, except (i) to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest and so long as, in the case of a Tax that has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Tax or (ii) with respect to such Taxes that do not exceed $500,000 in the aggregate at any one time. Borrower will and will cause each of its Subsidiaries to make timely payment or deposit of all Tax payments and withholding taxes required of it and them by applicable laws (subject to clauses (i) and (ii) of the preceding sentence), including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon reasonable request, furnish Agent with proof reasonably satisfactory to the Required Lenders indicating that Borrower and its Subsidiaries have made such payments or deposits.

Insurance

. At Borrower’s expense, maintain insurance respecting each of the Loan Parties’ and their Subsidiaries’ assets wherever located, covering loss or damage by fire, theft, explosion, and all other hazards and risks as ordinarily are insured against by other Persons engaged in the same or similar businesses. All such policies of insurance shall be with responsible and reputable insurance companies reasonably acceptable to the Required Lenders and in such amounts as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and located and in any event in amount, adequacy and scope reasonably satisfactory to the Required Lenders (it being agreed that the amount, adequacy and scope of the policies of insurance of Borrower in effect as of the date hereof are acceptable to the Required Lenders). All property insurance policies covering the Collateral are to be made payable to Agent for the benefit of Agent and the Lenders, as their interests may appear, in case of loss, pursuant to a standard loss payable endorsement with a standard noncontributory “lender” or “secured party” clause and are to contain such other provisions as Agent may reasonably require to fully protect the Lenders’ interest in the Collateral and to any payments to be made under such policies. All certificates of property and general liability insurance of the Loan Parties are to be delivered to Agent, with the loss payable (but only in respect of Collateral) and additional insured endorsements in favor of Agent and Borrower shall use commercially reasonable efforts to cause such endorsement to provide for not less than 30 days (10 days in the case of non-payment) prior written notice to Agent of the exercise of any right of cancellation.  In the event that such endorsements do not include such 30 days (10 days in the case of non-payment) prior written notice, Borrower shall promptly notify Agent in the event that it receives any notice of cancellation to any Loan Parties’ property or liability insurance. If Borrower fails to maintain such insurance, subject to the Intercreditor Agreements, after reasonable consultation with Borrower, Agent may arrange for such insurance, but at Borrower’s expense and without any responsibility on Agent’s part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Borrower shall give Agent prompt notice of any loss exceeding $1,000,000 covered by its casualty or business interruption insurance. Upon the occurrence and during the continuance of an Event of Default, subject to the Intercreditor Agreements, Agent shall have the first right to file claims under any property and general liability insurance policies in respect of the Collateral, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies. Notwithstanding anything in this Section 5.6, the Loan Parties and their Subsidiaries shall be permitted to self-insure on a basis consistent with commercially reasonable business practices. The parties hereby acknowledge that the Loan Parties’ self-insurance practices in effect on the date hereof are commercially reasonable business practices as of the date of this Agreement.

Inspection

. Permit Agent and each of its duly authorized representatives or agents to visit any of its properties and inspect any of its assets or books and records, to conduct appraisals and valuations, to examine and make copies of its books and records, and to discuss its affairs, finances, and accounts with, and to be advised as to the same by, its officers and employees at such reasonable times and intervals as Agent may designate and, so long as no Event of Default exists, with reasonable prior notice to Borrower. Notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing, Borrower shall only be required to reimburse the fees and expenses of Agent and duly authorized representatives or agents of Required Lenders for two such visits, inspections and examinations per fiscal year plus any additional visits in connection with Lender meetings pursuant to Section 5.13.

Compliance with Laws

. Comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change.

Environmental

.

Keep any property either owned or operated by Borrower or any of its Subsidiaries free of any Environmental Liens (other than Permitted Liens) or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Liens,

Comply with Environmental Laws to the extent the non compliance could reasonably be expected to have a Material Adverse Change and provide to Agent documentation of such compliance which Agent reasonably requests,

Promptly notify Agent of any release of which Borrower has knowledge of a Hazardous Material in any Reportable Quantity (as defined under applicable Environmental Law) from or onto property owned or operated by Borrower or any of its Subsidiaries and take any Remedial Actions required to abate said release or otherwise to come into compliance, in all material respects, with applicable Environmental Law, and

Promptly, but in any event within 5 Business Days of its receipt thereof, provide Agent with written notice of any of the following: (i) notice that an Environmental Lien that could reasonably be expected to have a Material Adverse Change has been filed against any of the real or personal property of Borrower or any other Loan Party, (ii) commencement of any Environmental Action or written notice that an Environmental Action will be filed against Borrower or any other Loan Party that could reasonably be expected to have a Material Adverse Change, and (iii) written notice of a violation, citation, or other administrative order from a Governmental Authority that could reasonably be expected to have a Material Adverse Change.

NJ and MO Local Counsel Opinion

.  To the extent Auto Export Shipping, Inc. or Pacific Motor Trucking Company becomes a Significant Subsidiary based on the quarterly or annual financial statements delivered pursuant to Section 5.1 (or any Form 10Q or Form 10K is filed in lieu thereof), as soon as practicable but in any event within 60 days after the delivery of the quarterly or annual financial statements delivered pursuant to Section 5.1, the Borrower shall cause to be delivered a New Jersey or Missouri local counsel opinions, as applicable, that cover customary corporate opinions, substantially similar to the ones delivered to the MSD Agent on April 2, 2015.

Formation of Subsidiaries

. At the time that any Loan Party forms any Subsidiary or acquires any Subsidiary after the Closing Date, such Loan Party shall (a) no later than the earlier of (i) substantially contemporaneously with such Subsidiary becoming a co-borrower or guarantor under the ABL Loan Documents, the MSD Term Loan Documents, 2017 Notes Documents or the documents evidencing any Refinancing Indebtedness with respect to any of the foregoing and (ii) within 20 Business Days of such formation or acquisition (or such later date as permitted by the Required Lenders in their sole discretion) cause any such new Subsidiary to provide to Agent a joinder to the Guaranty substantially in the form of Exhibit A to the Guaranty (a “Guarantor Joinder Agreement”) and a joinder to the Security Agreement substantially in the form of Annex 1 to the Security Agreement (a “Security Agreement Joinder”), together with such other security documents (including mortgages with respect to any Real Property (other than Excluded Real Property) owned in fee of such new Subsidiary to the extent required by the Loan Documents), as well as appropriate financing statements (and with respect to all property subject to a mortgage, fixture filings), all in form and substance reasonably satisfactory to the Required Lenders (including being sufficient to grant Agent a first priority Lien (subject to the Intercreditor Agreements and to Permitted Collateral Liens and Permitted Liens) in and to the assets of such newly formed or acquired Subsidiary); provided that notwithstanding anything to the contrary herein or in the other Loan Documents, no Guaranty or any such joinder or other security documents shall be required to be provided to Agent with respect to any Excluded Subsidiary unless any of such is delivered under the ABL Loan Documents, the MSD Term Loan Documents, the 2017 Note Documents or any Refinancing Indebtedness with respect to any of the foregoing, (b) no later than the earlier of (i) substantially contemporaneously with such Subsidiary becoming a co-borrower or guarantor under the ABL Loan Documents, the MSD Term Loan Documents, the 2017 Notes Documents or documents evidencing Refinancing Indebtedness with respect to the foregoing and (ii) within 20 Business Days of such formation or acquisition (or such later date as permitted by Agent in its sole discretion) provide to Agent a pledge agreement (or an addendum to the Security Agreement) and, subject to the terms of the Intercreditor Agreements, appropriate certificates and powers or financing statements, pledging all of the direct or beneficial ownership interest in such new Subsidiary reasonably satisfactory to the Required Lenders; provided that only 65% of the total outstanding voting Capital Interests and 100% of the total outstanding non-voting Capital Interests of any Section 956 Subsidiary shall be required to be pledged (it being understood that such pledge shall not be required to be documented by a non-United States law governed pledge agreement, and (c) no later than the earlier of (i) substantially contemporaneously with such Subsidiary becoming a co-borrower or guarantor under the ABL Loan Documents, the MSD Term Loan Documents, the 2017 Notes Documents or documents evidencing Refinancing Indebtedness with respect to the foregoing and (ii) within 20 Business Days of such formation or acquisition (or such later date as permitted by the Required Lenders) provide to Agent all other documentation, including to the extent the Required Lenders shall so request, one or more opinions of counsel (other than opinions of foreign counsel) reasonably satisfactory to the Required

Lenders, which in its opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above (including policies of title insurance or other documentation with respect to all Real Property owned in fee and subject to a Mortgage). Any document, agreement, or instrument executed or issued pursuant to this Section 5.11 shall be a Loan Document.

Further Assurances

. At any time upon the reasonable request of Agent, execute or deliver to Agent any and all financing statements, fixture filings, security agreements, pledges, assignments, endorsements of certificates of title, mortgages, deeds of trust, opinions of counsel, and all other documents (the “Additional Documents”) that Agent may reasonably request in form and substance reasonably satisfactory to Agent to the extent required under the Loan Documents, to create, perfect, and continue perfected or to better perfect Agent’s Liens in all of the assets of the Loan Parties (whether now owned or hereafter arising or acquired, tangible or intangible, real or personal) to the extent required under the Loan Documents, to create and perfect Liens in favor of Agent in any Real Property of Borrower or its Subsidiaries that is not Excluded Real Property, and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents; provided that the foregoing shall not apply to any Loan Party that is a Section 956 Subsidiary (or a Subsidiary of such Section 956 Subsidiary) or any other Excluded Subsidiary unless a similar obligation is included under the ABL Loan Documents, the MSD Term Loan Documents, the Note Documents or any documents evidencing Refinancing Indebtedness with respect to any of the foregoing. To the maximum extent permitted by applicable law, if Borrower refuses or fails to execute or deliver any reasonably requested Additional Documents required to be delivered under this Section 5.12 within a reasonable period of time following the request to do so, Borrower hereby authorizes Agent to execute any such Additional Documents in any Loan Party’s name, as applicable, and authorizes Agent to file such executed Additional Documents in any appropriate filing office.  In furtherance and not in limitation of the foregoing, each Loan Party shall take such actions as Agent may reasonably request from time to time to ensure that the Obligations are guarantied by the Guarantors and are secured by substantially all of the assets of Borrower and the Guarantors and all of the outstanding Capital Interests of Borrower’s Subsidiaries (subject to exceptions and limitations contained in the Loan Documents).  Notwithstanding anything to the contrary in this Agreement or the other Loan Documents, the Borrower and the other Loan Parties shall not be required

Notwithstanding anything to the contrary in this Agreement or the other Loan Documents, it is understood and agreed that:

(1)Prior to the Discharge of Notes Obligations (as such term is defined in the ABL-Notes Intercreditor Agreement) any requirement of the Loan Documents to deliver Notes Priority Collateral (as such term is defined in the ABL-Notes Intercreditor Agreement) to Agent shall be satisfied by delivery of such Notes Priority Collateral to the Notes Collateral Agent (as such term is defined in the ABL-Notes Intercreditor Agreement);

(2)Subject to clause (1) above, prior to the Payment in Full of WFCF Priority Debt (as such term is defined in the Closing Date Intercreditor Agreement), any requirement of the Loan Documents to deliver any Pledged Interests or Pledged Notes or any other possessory Collateral to Agent shall be satisfied by delivery of such Pledged Interests or Pledged Notes or possessory Collateral to the ABL Agent; following the Payment in Full of the WFCF Priority Debt (as such term is defined in the Closing Date Intercreditor Agreement) but prior to the Payment in Full of MSD Priority Debt (as such term is defined in the Closing Date Intercreditor Agreement), any requirement of the Loan Documents to deliver any Pledged Interests or Pledged Notes or possessory Collateral to Agent shall be satisfied by delivery of such Pledged Interests or Pledged Notes or possessory Collateral to the MSD Agent;

(3)The Loan Parties shall not be required to obtain landlord waivers, estoppels or collateral access letters, other than to the extent required pursuant to Section 5.15;

(4)prior to the Payment in Full of WFCF Priority Debt (as such term is defined in the Closing Date Intercreditor Agreement) and the Payment in Full of MSD Priority Debt (as such term is defined in the Closing Date Intercreditor Agreement), the Loan Parties shall not be required to obtain any control agreement with any securities or commodities intermediary or bank with respect to any of its Deposit Accounts, Securities Accounts, financial assets or commodities or any of its investment property.  Following the Payment in Full of WFCF Priority Debt (as such term is defined in the Closing Date Intercreditor Agreement) and the Payment in Full of MSD Priority Debt (as such term is defined in the Closing Date Intercreditor Agreement), to the extent Required Lenders shall have so requested in writing, Borrower or the applicable Loan Party shall, within 90 days following receipt of such request (or such longer period as Required Lenders may agree), enter into Control Agreements with the applicable bank or securities intermediary with respect to its applicable Deposit Account or Securities Account, in each case other than (i) Excluded Deposit Accounts, (ii) amounts on deposit securing any Liens permitted under clauses (e), (s), (t) and (u) of the definition of Permitted Liens, (iii) Deposit Accounts or Securities Accounts, the aggregate amount of balance of which is not more than $250,000 at any one time, in the case of Borrower and the other Loan Parties and (iv) any controlled disbursement account that does not maintain cash balances, zero balance account and local terminal account that does not receive deposits, make, acquire, or permit to exist Permitted Investments consisting of cash, Cash Equivalents, or amounts credited to Deposit Accounts or Securities Accounts;

(5)The Loan Parties shall not be required to take any action under the laws of any jurisdiction other than the U.S. to create or perfect a security interest in such assets, including any intellectual property registered in any jurisdiction other than the U.S. (it being understood that there shall be no security agreements or pledge agreements governed under the laws of any jurisdiction other than the U.S.), unless the Loan Parties shall have taken any such action in favor of the ABL Agent, the MSD Agent or the Notes Agent;

(6)For the purpose of perfecting Liens in the Vehicles, including, without limitation, as to any motor vehicle certificates of title, prior to the Payment in Full of WFCF Priority Debt (as such term is defined in the Closing Date Intercreditor Agreement) and the Payment in

Full of MSD Priority Debt (as such term is defined in the Closing Date Intercreditor Agreement), the Loan Parties shall not be required to have Agent specified or noted as a lienholder on the certificates of title or retitle any certificates of title so long as those certificates of title of the Loan Parties have notated on them the Vehicle Collateral Agent as the lienholder as required by the Vehicle Collateral Agency Agreement.

Lender Meetings

. Within 120 days after the close of each fiscal year of Borrower, at the request of the Required Lenders (or the Agent on their behalf) and upon reasonable prior notice, hold a meeting (at a mutually agreeable location and time and can be conducted by conference call) with all Lenders who choose to attend such meeting at which meeting shall be reviewed the financial results of the previous fiscal year and the financial condition of Borrower and its Subsidiaries and the projections presented for the current fiscal year of Borrower and its Subsidiaries.

[Reserved]

.

Location of Inventory and Equipment

. To the extent any Loan Party delivers a Collateral Access Agreement to the 2017 Notes Agent with respect to any premises, Borrower shall, and shall cause such Loan Party to, use commercially reasonable efforts to substantially contemporaneously deliver a substantially similar Collateral Access Agreement with respect to such premises to Agent. Notwithstanding the foregoing, after the Payment in Full of WFCF Priority Debt (as defined in the ABL-Term Loan Intercreditor Agreement) and Payment in Full of the MSD Priority Debt (as defined in the MSD-Term Loan Intercreditor Agreement and upon Agent’s reasonable request, Borrower shall, and shall cause such Loan Party to, use commercially reasonable efforts to provide Agent a Collateral Access Agreement with respect to any other location promptly upon written request of Agent.

ERISA Matters. Furnish to Agent

:

(a)Notice of ERISA Matters. Upon Borrower or its Subsidiaries learning of the occurrence of any of the following which could reasonably be expected to result in a Material Adverse Change, written notice thereof to the Agent that describes the same and the steps being taken by Borrower and its Subsidiaries with respect thereto: (i) a Prohibited Transaction in connection with any Plan (ii) the occurrence of a Reportable Event with respect to any Pension Plan subject to Title IV of ERISA, (iii) the institution of any steps by Borrower and its Subsidiaries, the PBGC or any other Person to terminate any Plan, (iv) the institution of any steps by Borrower and its Subsidiaries or any ERISA Affiliate to withdraw from any Pension Plan which could result in material liability to a Loan Party, (v) the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a lien under Section 303(k) of ERISA, (vi) the taking of any action with respect to a Pension Plan which could result in the requirement that a Loan Party furnish a bond or other security to the PBGC or such

Pension Plan, (vii) any material increase in the contingent liability of a Loan Party with respect to any post retirement Welfare Plan benefits, (viii) any and all claims, actions, or lawsuits (other than claims for benefits in the ordinary course) asserted or instituted, and of any threatened litigation or claims (other than claims for benefits in the ordinary course), against a Loan Party or against any ERISA Affiliate in connection with any Plan maintained, at any time, by a Loan Party or such ERISA Affiliate, or to which a Loan Party or such ERISA Affiliate has or had at any time any obligation to contribute, or/and against any such Plan itself, or against any fiduciary of or service provided to any such Plan, or (ix) the occurrence of any event with respect to any Plan which would result in Borrower or any of its Subsidiaries incurring any material liability, fine or penalty.

(b)Copies of ERISA Information. Upon Agent’s reasonable request, each of the following shall be delivered by Borrower to Agent: (i) a copy of each Plan (or, where any such plan is not in writing, complete description thereof) (and if applicable, related trust agreements or other funding instruments) and all amendments thereto, all written interpretations thereof and written descriptions thereof that have been distributed to employees or former employees of a Loan Party or any of its ERISA Affiliates; (ii) the most recent determination letter issued by the Internal Revenue Service with respect to each Pension Plan; (iii) for the three most recent plan years, Annual Reports on Form 5500 Series requires to be filed with any governmental agency for each Plan; (iv) all actuarial reports prepared for the last three plan years for each Pension Plan; (v) a listing of all Multiemployer Plans, with the aggregate amount of the most recent annual contributions required to be made by a Loan Party or any ERISA Affiliate to each such Multiemployer Plan and copies of the collective bargaining agreements requiring such contributions; (vi) to the extent any Loan Party has received or possesses such documents or information, any information that has been provided to a Loan Party or any ERISA Affiliate regarding withdrawal liability under any Multiemployer Plan and (vii) the aggregate amount of the most recent annual payments made to former employees of a Loan Party or any ERISA Affiliate under any retiree Welfare Plan.

Post-Closing Obligations

. Borrower shall, and shall cause each of its applicable Subsidiaries to, take each of the actions set forth in Schedule 5.17, no later than the time period set forth for such action in such schedule (or such later time as Agent agrees in its sole discretion). All provisions of this Agreement and the other Loan Documents (including, without limitation, all representations, warranties, covenants, Events of Default and other agreements herein and therein) shall be deemed modified to the extent necessary to reflect the fact that additional time has been provided for compliance with respect to such conditions subsequent.

NEGATIVE COVENANTS.

Borrower covenants and agrees that, until the payment in full of the Obligations (other than any unasserted contingent reimbursement and indemnification obligations), Borrower will not and will not permit any of its Subsidiaries to do any of the following:

Indebtedness

. Incur any Indebtedness (including any Acquired Indebtedness), except for the following:

Indebtedness of Borrower and any Guarantor if, immediately after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, (i) the Consolidated Fixed Charge Coverage Ratio of Borrower and its Subsidiaries would be greater than 2.0:1.0 and (ii) no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the Incurrence of such Indebtedness; and

Permitted Indebtedness.

(iii)For purposes of determining compliance with this Section 6.1, (x) the outstanding principal amount of any Indebtedness shall be counted only once such that (without limitation) any obligation arising under any Guarantees or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included and (y) except as provided above, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, including categories of Permitted Indebtedness and Section 6.1(a), Borrower, in its sole discretion, shall classify, and from time to time may reclassify, all or any portion of such item of Indebtedness and such Indebtedness need not be permitted solely by reference to one provision of this Section 6.1 but may be permitted in part by one such provision and in part by one or more other provisions of this Section 6.1. Notwithstanding anything to this Section 6.1 or in the definition of “Permitted Indebtedness”, no Indebtedness shall be Incurred under any ABL Credit Agreement or MSD Term Loan Agreement except pursuant to and in compliance with clause (a) or (n)(ii) of the definition of “Permitted Indebtedness”~~,~~.

(iv)The accrual of interest, the accretion or amortization of original issue discount and the payment of interest on Indebtedness in the forms of additional Indebtedness or payment of dividends on Capital Interests in the forms of additional shares of Capital Interests with the same terms and changes in the amount outstanding due solely to the result of fluctuations in the exchange rates of currencies will not be deemed to be an Incurrence of Indebtedness or issuance of Capital Interests for purposes of this Section 6.1.

(v)Notwithstanding anything to the contrary herein, the maximum amount of Indebtedness that may be outstanding pursuant to this Section 6.1 will not be deemed exceeded due to the results of fluctuations in exchange rates or currency values. For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred.

(vi)None of Borrower and Guarantors will Incur any Indebtedness that pursuant to its terms is subordinate or junior in right of payment to any Indebtedness unless such Indebtedness is subordinated in right of payment to the Obligations to at least the same extent; provided that Indebtedness will not be considered subordinate or junior in right of payment to any other Indebtedness solely by virtue of being unsecured or secured to a greater or lesser extent or with greater or lower priority.

Liens

.

Directly or indirectly, create, incur, assume or suffer to exist any Liens of any kind on or with respect to the Collateral except Permitted Collateral Liens; and

Subject to Section 6.2(a), directly or indirectly, create, incur, assume or suffer to exist any Liens of any kind, other than Permitted Liens, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom other than the Collateral without securing the Obligations and all other amounts due under this Agreement and the Loan Documents (for so long as such Lien exists) equally and ratably with (or prior to) the obligation or liability secured by such Lien.

For purposes of determining compliance with this Section 6.2, (A) a Lien securing an item of Indebtedness need not be permitted solely by reference to one category (or portion thereof) of Permitted Liens described in the definition of “Permitted Liens” but may be permitted in part under any combination thereof and (B) in the event that a Lien securing an item of Indebtedness (or any portion thereof) meets the criteria of one or more of the categories (or portions thereof) of Permitted Liens described in the definition of “Permitted Liens,” Borrower shall, in its sole discretion, divide, classify or reclassify, or later divide, classify, or reclassify, such Lien securing such item of Indebtedness (or any portion thereof) in any manner that complies (based on circumstances existing at the time of such division, classification or reclassification) with this Section 6.2. Notwithstanding anything contained in this Section 6.2 or the definitions of “Permitted Collateral Liens” or “Permitted Liens”, no Liens shall secure the ABL Obligations, the MSD Term Loan Obligations, the 2017 Notes Obligations, any Additional Notes , any Specified Pari Passu Ratio Debt , any Junior Debt or any Refinancing Indebtedness in respect thereof except pursuant to clause (a) of the definition of “Permitted Collateral Liens”.

(vii)With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the Incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness.  The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms or in the form of common equity of Borrower or any direct or indirect payment of Borrower, the payment of dividends on preferred stock in the form of additional shares of preferred stock of the same class, accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness.

Restrictions on Fundamental Changes

.

Consummate any merger, consolidation, reorganization, or recapitalization, or reclassify its Capital Interests other than mergers, consolidations and reorganizations (i) between Loan Parties (other than Borrower, unless Borrower is the surviving entity of such merger, consolidation or reorganization), (ii) between any Loan Party and any of its Subsidiaries, and (iii) between non-Loan Parties; provided that, in the case of clause (ii), such Loan Party is the surviving entity of such merger, consolidation or reorganization; provided further that in order to consummate an acquisition that constitutes a Permitted Investment, Borrower and any Loan Party may form a Subsidiary to consummate such acquisition and such Subsidiary may be merged into the acquired Person;

Liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), except for (i) the liquidation or dissolution of non-operating Subsidiaries of Borrower with nominal assets and nominal liabilities, (ii) the liquidation or dissolution of a Loan Party (other than Borrower) or any of Borrower’s wholly-owned Subsidiaries so long as all of the remaining assets (including any interest in any Capital Interests) of such liquidating or dissolving Loan Party or Subsidiary are transferred to a Loan Party that is not liquidating or dissolving, or (iii) the liquidation or dissolution of a Subsidiary of Borrower that is not a Loan Party so long as all of the remaining assets of such liquidating or dissolving Subsidiary are transferred to a Loan Party or another non-Loan Party, in each case, that is not liquidating or dissolving; or

Suspend or cease operating a substantial portion of its or their business, except (i) as permitted pursuant to clauses (a) or (b) above, (ii) as a result of a transaction permitted pursuant to Section 6.4 or (iii) as a result of a transaction that does not constitute an Asset Sale.

Disposal of Assets

1..  The Borrower will not, and will not permit any Subsidiary to, directly or indirectly consummate an Asset Sale, unless:

(1)other than in the case of an Event of Loss, the Borrower or such Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of;

(2)other than in the case of an Event of Loss, at least 75% of the consideration therefor received by the Borrower or such Subsidiary, as the case may be, is in the form of cash, Cash Equivalents or Additional Assets;

(3)to the extent that any consideration received by the Borrower or such Subsidiary in such Asset Sale constitute securities or other assets that constitute Collateral, such securities or other assets, including the assets of any Person that becomes a Guarantor as a result of such transaction, are following their acquisition added to the Collateral securing the Obligations in accordance with the requirements of the applicable Loan Documents and the applicable Intercreditor Agreement;

(4)no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect, on a pro forma basis, to, such Asset Sale; and

(5) the Borrower complies with Section 2.4(d)(ii)(2).

Notwithstanding anything to the contrary herein, with respect to any sale, issuance or other disposition of Capital Interests of a Subsidiary of Borrower permitted hereby, to the extent such Capital Interests are pledged by a Loan Party under the Loan Documents, Borrower or its Subsidiaries may only sell, issue, or otherwise dispose of all (and not less than all) of the Capital Interests of such Subsidiary of Borrower.

Change Name

. Change Borrower’s or any other Loan Party’s name, organizational identification number, state of organization, or organizational identity without  giving at least 10 days prior written notice (or such shorter notice as the Required Lenders may agree to) to Agent of such change.

Nature of Business

. Engage in any business other than a Permitted Business.

Prepayments and Amendments

.

Except (x) in connection with Refinancing Indebtedness permitted by Section 6.1 or (y) for any prepayments or payments ~~so long as the Additional~~up to the available Builder Basket Amount so long as, in the case of this subclause (y), the Builder Basket Conditions are met, prepay, redeem, defease, purchase, repurchase or otherwise acquire prior to the scheduled maturity thereof any Indebtedness of Borrower and its Subsidiaries for borrowed money of a Loan Party that is (x) unsecured, (y) contractually by its terms subordinated in right of payment to the Obligations or (z) secured on a junior lien basis to the Liens securing the Obligations (including, for the avoidance of doubt, the Notes, any Additional Notes and any Refinancing Indebtedness with respect thereto) (clauses (x), (y) and (z) above constituting “Subordinated Indebtedness”; and such prepayment, redemption, defeasance purchase, repurchase or acquisition being referred to as “Restricted Junior Debt Payments”), other than: (A) offers to purchase the 2017 Notes in connection with asset sales pursuant to Section 3.9 and Section 4.10 of the 2017 Notes Indenture, (B) offers to purchase the 2017 Notes in connection with a change of control pursuant to Section 4.14 of the 2017 Notes Indenture, (C) Restricted Junior Debt Payments with the identifiable net cash proceeds not otherwise applied received by Borrower from issuance or sale of Qualified Capital ~~Stock~~Interests or cash equity contributions, in each case occurring within 120 days prior to such Restricted Junior Debt Payments, (D) Restricted Junior Debt Payments by conversion into, or by or in exchange for, Qualified Capital Interests of the Borrower or any of its direct or indirect parent entities, (E) Permitted Deleveraging Transactions, (F) upon the occurrence of a Change of Control or an Asset Sale, Restricted Junior Debt Payments pursuant to provisions substantially similar to those set forth in Section 2.4(d)(ii)(1) and Section 2.4(d)(ii)(2) (as applicable) in accordance with the terms of such Subordinated Indebtedness; provided that prior to or contemporaneously with such payment, the Borrower has made an Offer to Prepay with respect to the Loans and has repurchased all Loans validly tendered for payment and not withdrawn in connection therewith, (G) payments of regularly scheduled principal, interest and, to the extent not otherwise prohibited under applicable subordination agreement, the payment of fees in connection with the amendment of any Subordinated Indebtedness or any waiver or consent thereunder, (H) prepayment of intercompany Indebtedness to a Loan Party; prepayment of intercompany Indebtedness of a Subsidiary that is not a Loan Party to a Subsidiary that is not a Loan Party;  and in the absence of a continuing Event of Default, prepayment of intercompany Indebtedness incurred after the Closing Date of the Borrower or any Subsidiary to the Borrower or any Subsidiary, (I) other payments in an aggregate amount since June 18, 2013 not in excess of $15,000,000 (minus any amount utilized in reliance of the baskets specified under Section 6.9(k) or clause (o) of “Permitted Investments” definition), ~~and (J~~(J) the purchase, redemption, defeasance, repurchase, exchange, retirement or cancellation of the Notes in accordance  with the terms substantially consistent with the terms in the Offering Memorandum), whether consummated pursuant to a Chapter 11 Bankruptcy Proceeding as described in the Offering Memorandum or pursuant to an out-of-court restructuring, with, among other consideration, the proceeds of the 2017 Notes substantially concurrently with the issuance thereof, and (K) any such other payment expressly permitted under the applicable   subordination or intercreditor agreement, or

make any payment on account of Indebtedness that has been contractually subordinated in right of payment to the Obligations if such payment is not permitted at such time under the subordination terms and conditions, or

Directly or indirectly, amend, modify, or change any of the terms or provisions of:

(A) the 2017 Notes Obligations unless such amendment, modification, or change is not prohibited by the terms of the ABL-Notes Intercreditor Agreement, (B) the ABL Obligations unless any such amendment, modification or change that is not prohibited by the terms of the Closing Date Intercreditor Agreement, (C) the MSD Term Loan Documents unless such amendment, modification or change is not prohibited by the terms of the Closing Date

Intercreditor Agreement, or (D) any Specified Pari Passu Ratio Debt or Junior Debt unless such amendment, modification or change is not prohibited by the terms of the intercreditor agreement with respect thereto; or

the Governing Documents of any Loan Party or any of its Subsidiaries if the effect thereof, either individually or in the aggregate, could reasonably be expected to be materially adverse to the interests of the Lenders.

[Reserved]

.

Restricted Junior Payments

. Make any Restricted Junior Payment; provided,  however, that, so long as it is permitted by law:

so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, Borrower may make distributions to current or former employees, officers, or directors of Borrower or any Subsidiary (or any spouses, ex-spouses, trusts or estates of any of the foregoing) on account of redemptions, purchase, retirement or other acquisition for value of Capital Interests of Borrower or the direct or indirect parent of Borrower held by such Persons, so long as either: (A)(1) the aggregate amount of such redemptions, purchases, retirement, other acquisitions for value, or payments made by Borrower in cash since June 18, 2013 does not exceed the sum of (x) $2,500,000 in any fiscal year (provided that if less than $2,500,000 is used for such purposes in any fiscal year, any unused amounts may be carried forward for use in one or more future periods; provided, further, that the aggregate amount of repurchases made pursuant to this clause (A)(1)(x) may not exceed $5,000,000 in any fiscal year); plus (y) the cash proceeds of key man life insurance policies received by Borrower and its Subsidiaries after June 18, 2013 (it being understood that Borrower may elect to apply all or any portion of the aggregate increase contemplated by this clause (A)(1)(y) in any calendar year); or (B) ~~otherwise the Additional~~the aggregate amount of such Restricted Junior Payments would not exceed the available Builder Basket Amount to the extent the Builder Basket Conditions are met;

Borrower may make distributions to current or former employees, officers, or directors of Borrower or any Subsidiary (or any spouses, ex-spouses, trusts or estates of any of the foregoing), solely in the form of forgiveness of Indebtedness of such Persons owing to Borrower on account of repurchases of the Capital Interests of Borrower or the direct or indirect parent of Borrower held by such Persons; provided that such Indebtedness was incurred by such Persons solely to acquire Capital Interests of Borrower or the direct or indirect parent of Borrower;

so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom and the ~~Additional~~Builder Basket Conditions are met, Borrower may make distributions or payments (including payments in respect of Redeemable Capital Interests) up to the available Builder Basket Amount;

Borrower may make distributions or other dividends to its parent entities for (i) corporate franchise taxes of such parent entities and taxes actually owed by Borrower or the consolidated group of the Borrower and its Subsidiaries, (ii) reasonable legal, accounting and other professional fees and expenses, and other out of pocket third party transactions expenses not owing to lenders, noteholders or their agents or trustees (including, to the extent applicable, printer costs, filing fees, rating costs and appraisals), in each case in connection with an initial public offering of such parent entity, follow-on offerings, or other financing transactions that are deleveraging events for such parent entity and its Subsidiaries, in an aggregate amount not to exceed $10.0 million, (iii) costs incurred to comply with Borrower’s or its parent entities’ reporting obligations under federal or state laws or as required to comply with the ABL Loan Documents, the Notes Documents, the 2017 Notes Documents, the documentation for Additional Notes, the documentation for the PIK Toggle Notes, the MSD Term Loan Documents, the Specified Pari Passu Ratio Debt, the Junior Debt or the Loan Documents, (iv) other customary corporate overhead expenses of such parent entity in the ordinary course of business to the extent attributable to the operations and activities of the Borrower and its Subsidiaries; and (v) purchase consideration with respect to an Acquisition permitted under this Agreement; provided that in no event shall any amount be dividended or otherwise distributed pursuant to this clause (d) to make payment of any principal, interest, fees, costs, expenses or other amount owing under, or with respect to, the PIK Toggle Notes;

[RESERVED];

the payment of any dividend or other distribution on, or the consummation of any irrevocable redemption of, Capital Interests in Borrower within 60 days after declaration or setting the record date for redemption thereof, as applicable, if at such date such payment would not have been prohibited by the provisions of this Section 6.9;

the retirement of any Capital Interests of Borrower or any direct or indirect parent of Borrower by conversion into, or by or in exchange for, Qualified Capital Interests, or out of net cash proceeds of the issuance or sale (other than to a Subsidiary of Borrower) of Qualified Capital Interests of Borrower or equity contribution into the Borrower occurring within 60 days prior to such retirement, or the making of other Restricted Junior Payments out of the net cash proceeds of capital contributions or the issuance or sale (other than to a Subsidiary of Borrower) of Qualified Capital Interests of Borrower occurring within 60 days of such Restricted Junior Payment;

repurchase of Capital Interests of Borrower deemed to occur upon the exercise of stock options, warrants or other convertible or exchangeable securities to the extent such Capital Interests represents a portion of the exercise price of those stock options, warrants or other convertible or exchangeable securities or repurchase of such Capital Interests to the extent the proceeds of such repurchase are used to pay taxes incurred by the holder thereof as a result of the issuance or grant thereof;

cash payment, in lieu of issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for the Capital Interests of Borrower or a Subsidiary thereof;

the declaration and payment of dividends on the Borrower’s common stock (or the declaration and payment of dividends to any direct or indirect parent entity to fund a payment of dividends on such entity’s common stock), following any Qualified Equity Offering after the date hereof, of up to 6% per annum of the net cash proceeds received by or contributed to the Borrower in the form of Qualified Capital Interests or cash capital contribution in or from such offering to the extent not otherwise applied or utilized in the business of Borrower and its Subsidiaries;

other Restricted Junior Payments in an aggregate amount since June 18, 2013 not in excess of $15,000,000 (minus any amount utilized in reliance of the baskets specified under Section 6.7(a)(i)(I) and clause (o) of “Permitted Investments” definition);

dividends or other distributions by Borrower to the PIK Toggle Issuer made in lieu of a Specified Intercompany Loan or a direct purchase or acquisition of PIK Toggle Notes solely for purposes of the PIK Toggle Issuer directly purchasing or acquiring PIK Toggle Notes in a Permitted Deleveraging Transaction, in any event, so long as (1) the cash proceeds from such dividend or other distribution are used by the PIK Toggle Issuer to purchase or acquire and cancel such PIK Toggle Notes upon the consummation of such purchase or acquisition and are not used for any other purpose; and (2) to the extent such cash proceeds are cash proceeds from the Loans, such cash proceeds are used by the PIK Toggle Issuer, within 120 days after the Closing Date, to purchase or acquire and cancel such PIK Toggle Notes upon the consummation of such purchase or acquisition and are not used for any other purpose; ~~and~~

Borrower may make distributions to the PIK Toggle Notes Issuer, within 30 days after the First Amendment Effective Date, in the aggregate amount not to exceed $~~[2,500,000]~~3,000,000 for the sole purpose of repurchasing or redeeming warrants (or Capital Interests issued upon exercise of warrants); and

(a)the consummation of the First Amendment Effective Date Transactions.

Notwithstanding the foregoing or anything else herein to the contrary, in no event shall any Restricted Junior Payment be made by Borrower or any of its Subsidiaries, directly or indirectly, the proceeds of which are used to prepay, redeem, defease, purchase, repurchase or otherwise acquire PIK Toggle Notes, or to pay any fees or interest in cash with respect thereto, other than pursuant to ~~clause~~clauses (l) and (n) above.

Accounting Methods

.  Modify or change its fiscal year or its method of accounting (other than as may be required to conform to GAAP).

Investments

.  Except for Permitted Investments, directly or indirectly, make or acquire any Investment.  Notwithstanding the foregoing or anything else herein to the contrary, in no event shall PIK Toggle Notes, Notes, or Additional Notes, directly or indirectly, be prepaid, redeemed, defeased, purchased, repurchased or otherwise acquired by the Borrower or any of its Subsidiaries other than pursuant to a Permitted Deleveraging Transaction (including through a dividend or other distribution pursuant to Section 6.9(l) or a Specified Intercompany Loan), Section 6.7(a)(x) or 6.7(a)(i),   or ~~clause~~clauses (l) or (n) of the definition of “Permitted Investments”.

Transactions with Affiliates

. Directly or indirectly consummate or permit to exist any transaction with any Affiliate of Borrower or any of Subsidiary of Borrower except for:

transactions (other than the payment of management, consulting, monitoring, or advisory fees) between Borrower or its Subsidiaries, on the one hand, and any Affiliate of Borrower or such Subsidiary, on the other hand (each, an “Affiliate Transaction”), so long as such transactions (i)are no less favorable, taken as a whole, to Borrower or such Subsidiary, as applicable, than would be obtained in an arm’s length transaction with a non-Affiliate, (ii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5,000,000, the Borrower delivers to the Administrative Agent a resolution adopted in good faith by the Board of Directors of the Borrowing approving such Affiliate Transaction and set forth in an officers’ certificate signed by the Chief Financial Officer, the Chief Executive Officer or other senior officer of the Borrower certifying that such Affiliate Transaction complies with clause (i) above; and (iii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $20,000,000, the Borrower must obtain and deliver to the Administrative Agent a written opinion of a nationally recognized investment banking, accounting or appraisal firm stating that the transaction is fair to the Borrower or such Subsidiary, as the case may be, from a financial point of view;

any customary indemnity provided for the benefit of directors (or comparable managers), officers, employees and agents of Borrower or such Subsidiary;

the payment (and any agreement, plan or arrangement relating thereto) of reasonable compensation (including bonuses), costs, expenses, severance, or employee benefit arrangements (including retirement, health, option, deferred compensation and other benefit plans) to employees, officers, and directors of Borrower and its Subsidiaries in the ordinary course of business;

loans and advances to employees, directors, officers and consultants in the ordinary course of business in an aggregate principal amount not to exceed $500,000 at any time outstanding;

transactions entered into between or among the Loan Parties and/or their Subsidiaries;

any agreement or arrangement described on Schedule 6.12 and any amendment, modification, extension or replacement of such agreement or arrangement so long as such amendment, modification, extension or replacement (x) is not less favorable in any material respect to Borrower or any Subsidiary, taken as a whole, as the original agreement as in effect on the date hereof as determined in good faith by such Person  or (y) is an amendment, modification, extension or replacement of any agreement or arrangement for payments of a type described in clause (c) above made in the ordinary course of business, transactions permitted by Section 6.3,  Section 6.7,  Section 6.9,  clause (a),  (b),  (d)(v),  (j),  (l), (n), or (~~n~~q) of the definition  of “Permitted Investments”, Section 6.14 or any Permitted Intercompany Advance,

the existence of, or the performance by Borrower or any of its Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement) to which it is a party as of the date hereof and any similar agreements which it may enter into thereafter; provided,  however, that the existence of, or the performance by Borrower or any of its Subsidiaries of obligations under, any future amendment to any such existing agreement or any similar agreement entered into after the date hereof shall only be permitted by this clause (h) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous in any material respect to the Lenders when taken as a whole as compared to the original agreement in effect on the date hereof, any agreement between any Person and an Affiliate of such Person existing at the time such Person is acquired by or merged into Borrower or its Subsidiary; provided that such agreement was not entered into in contemplation of such acquisition or merger, or any amendment thereto so long as such amendment, extension or modification is not more disadvantageous to the Lenders in any material respect, transactions in which the Borrower delivers to Agent a written opinion from a nationally recognized investment banking, accounting or appraisal firm to the effect that the transaction is fair, from a financial point of view, to the Borrower and any relevant Subsidiaries;

the issuance of Qualified Capital Interests of the Borrower otherwise permitted hereunder and the granting of registration and other customary rights in connection therewith; any contribution of capital to the Borrower; and

the Transactions and the payment of all fees and expenses related thereto; and the First Amendment Effective Date Transactions and the payment of all fees and expenses related thereto.

Use of Proceeds

.  Use the proceeds of any loan made hereunder for any purpose other than for working capital and general corporate purposes (including at the Borrower’s option but subject to the other terms of this Agreement, for financing the repurchase of the PIK Toggle Notes and for financing the repurchase of the Notes to the extent permitted under this Agreement); provided that, no part of the proceeds of the loans made to Borrower will be used to purchase or carry any such Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose that violates the provisions of Regulation T, U or X of the Board of Governors of the United States Federal Reserve.

[Reserved]

.

[Reserved]

.

1.6[Reserved].

Inventory and Equipment with Bailees

. Store the Inventory or Equipment (other than Vehicles or Equipment out for repair, and any parts to be used for such repairs of Borrower or its Subsidiaries) at any time now or hereafter with a bailee, warehouseman, or similar party, unless, if the net book value of such Collateral located at such third party location exceeds $500,000, the third party has been notified of Agent’s security interest to the extent a similar notice has been provided pursuant to the requirements under the ABL Credit Agreement and the MSD Term Loan Agreement.

ERISA

.  Except for (x) the matters described on Schedule 4.31 and (y) any other conditions, events or transactions that collectively could not reasonably be expected to result in a Material Adverse Change: (a) allow or cause or permit any ERISA Affiliate to allow any condition to exist in connection with any Pension Plan subject to Title IV of ERISA which could reasonably be expected to constitute grounds for the PBGC to institute proceedings to have such Pension Plan terminated or a trustee appointed to administer such Pension Plan; and (b) neither Borrower nor any Subsidiary shall engage in, or permit to exist or occur, or permit any ERISA Affiliate to engage in, or permit to exist or occur, any other condition, event or transaction with respect to any Pension Plan which could result in a Loan Party or any ERISA Affiliate incurring any liability, fine or penalty.

[RESERVED].

EVENTS OF DEFAULT.

Any one or more of the following events shall constitute an event of default (each, an “Event of Default”) under this Agreement:

Payments

. If any Loan Party fails to pay (a) when due and payable, or when declared due and payable, (i) all or any portion of the Obligations consisting of interest and such failure continues for a period of 5 Business Days, (ii) reimbursement of Lender Group Expenses, or other amounts (other than any portion thereof constituting principal) constituting Obligations (including any portion thereof that accrues after the commencement of an Insolvency Proceeding (or which would have accrued but for the commencement of such Insolvency Proceeding), regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), and such failure continues for a period of 10 days after the date on which written notice thereof is given to Borrower by Agent, or (iii) all or any portion of the principal of the Obligations or (b) the Loans, interest or applicable prepayment premium when and as required pursuant to an Offer to Prepay made pursuant to Section 2.4(d)(ii) or when due pursuant to Section 2.4(d)(iii);

Covenants

. If any Loan Party or any of its Subsidiaries:

fails to perform or observe any applicable covenant or other agreement contained in any of (i) Sections 5.3 (solely with respect to the existence of the Borrower), 5.6,  5.7 (solely if any Loan Party refuses to allow Agent or its representatives or agents to visit such Loan Party’s properties, inspect its assets or books or records, examine and make copies of its books and records, or discuss such Loan Party’s affairs, finances, and accounts with officers and employees of such Loan Party), or 5.17 of this Agreement, (ii) Sections 6.1 through 6.14 of this Agreement, (iii) Section 6.18 of this Agreement, or (iv) Section 6 of the Security Agreement;

fails to perform or observe any covenant or other agreement contained in any of Sections 5.1,  5.3 (other than with respect to the existence of the Borrower), 5.4,  5.5, and 5.8 of this Agreement and such failure continues for a period of 10 days after the earlier of

(i)the date on which such failure shall first become known to any senior officer of a Loan Party or

(ii)the date on which written notice thereof is given to Borrower by Agent; or

fails to perform or observe any covenant or other agreement contained in this Agreement, or in any of the other Loan Documents, in each case, other than any such covenant or agreement that is the subject of another provision of this Section 8 (in which event such other provision of this Section 8 shall govern), and such failure continues for a period of 30 days after the earlier of (i) the date on which such failure shall first become known to any senior officer of a Loan Party or (ii) the date on which written notice thereof is given to Borrower by Agent;

Judgments

. If one or more judgments, orders, or awards for the payment of money involving an aggregate amount of $10,000,000, or more (except to the extent covered (other than to the extent of customary deductibles) by insurance pursuant to which the insurer has not denied coverage) is entered or filed against Borrower or any of its Subsidiaries, or with respect to any of their respective assets, and either (a) there is a period of 60 consecutive days at any time after the entry of any such judgment, order, or award during which (1) the same is not discharged, satisfied, vacated, or bonded pending appeal, or (2) a stay of enforcement thereof is not in effect, or (b) enforcement proceedings are commenced upon such judgment, order, or award;

Voluntary Bankruptcy, etc

. If an Insolvency Proceeding is commenced by Borrower or any of its Subsidiaries that is a Significant Subsidiary;

Involuntary Bankruptcy, etc

. If an Insolvency Proceeding is commenced against Borrower or any of its Subsidiaries that is a Significant Subsidiary and any of the following events occur: (a) Borrower or such Subsidiary that is a Significant Subsidiary consents to the institution of such Insolvency Proceeding against it, (b) the petition commencing the Insolvency Proceeding is not timely controverted, (c) the petition commencing the Insolvency Proceeding is not dismissed or stayed within 60 calendar days of the date of the filing thereof, (d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, Borrower or its Subsidiary that is a Significant Subsidiary, or (e) an order for relief shall have been issued or entered therein;

[Reserved]

.

Default Under Other Agreements

. If there is (a) an Event of Default as defined in the 2017 Notes Documents; (b) a default in one or more agreements to which a Loan Party or any of its Subsidiaries is a party with one or more third Persons relative to a Loan Party’s or any of its Subsidiaries’ Indebtedness involving an aggregate principal amount of $10,000,000 or more (other than Indebtedness under the ABL Credit Agreement and the MSD Term Loan Agreement and their respective Refinancing Indebtedness incurred pursuant to clause (l) of “Permitted Indebtedness” definition, and Hedging Obligations), and such default (after giving effect to any grace period therefor) (i) occurs at the final maturity of the obligations thereunder, or (ii) results in a right by such third Person, irrespective of whether exercised, to accelerate the maturity of such Loan Party’s or its Subsidiary’s obligations thereunder; (c) the occurrence of any event of default (after giving effect any grace period therefor) with respect to any Hedge Agreement,  if the effect of such event of default after giving effect any grace period therefor) is to cause or to permit the counterparty under any such Hedge Agreement, to cause a Hedge Termination Value having an aggregate principal amount in excess of $10,000,000 to become or be declared immediately due and payable prior to its maturity; (d) an Event of Default as defined in the Existing ABL Credit Agreement or the MSD Term Loan Agreement which shall have resulted in the acceleration of the maturity of the Indebtedness thereunder; (e) a default on the payment of any principal due under the Existing ABL Credit Agreement or the MSD Term Loan Agreement, as applicable, on the stated maturity date thereof; (f) a default on the payment of any other principal payment (other than as set forth in clause (e) above) required by, or interest due under, the Existing ABL Credit Agreement or the MSD Term Loan Agreement that results in acceleration of the Indebtedness thereunder or continues for more than 30 days after the earlier of notice of such default from the Existing ABL Agent or the MSD Term Loan Agreement or a senior officer of Borrower having knowledge of such default); and (g) an “Event of Default” as defined in the Existing ABL Credit Agreement or the MSD Term Loan Agreement (other than as described in clauses (d), (e) or (f) above); provided that, notwithstanding the foregoing, solely with respect to clause (b), clause (c) and clause (g) of this Section 8.7, if such default, event of default or “Event of Default” (as applicable) is waived or cured in accordance with the applicable underlying governing agreements or provisions of the Existing ABL Credit Agreement or the MSD Term Loan Agreement, as applicable, the applicable Event of Default under this Section 8.7(b),  8.7(c) or 8.7(g), as applicable, will also be deemed automatically waived or cured, regardless of whether or not Agent or any Lender has exercised any of its remedies in connection therewith. If the Obligations have been accelerated solely as a result of an Event of Default arising based on clause (b), clause (c) or clause (g) of this Section 8.7 (which for the avoidance of doubt, shall not include an acceleration of the Obligations due to any other clause of this Section 8.7 (including, clauses (d), (e) or (f) above)) and such Event of Default is waived or cured as a result of giving effect to the proviso set forth in this Section 8.7, then the Agent and the Lenders will rescind such acceleration and deliver any documents to Borrower to evidence such rescission.

Representations, etc

. If any warranty, representation, certificate or notice made herein or in any other Loan Document or in a certificate or notice delivered pursuant to this Agreement or any other Loan Document (other than projections and other forward-looking information, forward-looking pro formas, and general industry and economic information) including, for the avoidance of doubt any certificates or notices delivered pursuant to Section 5.1 or 5.2 or Schedule 3.1, proves to be untrue in any material respect (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of the date of issuance or making or deemed making thereof;

Guaranty

. If the obligation of any Guarantor that is a Significant Subsidiary under the Guaranty is limited or terminated by operation of law or by such Guarantor (other than in accordance with the terms thereunder or of this Agreement);

Security Documents

. If the Security Agreement or any other Loan Document that purports to create a Lien, shall, for any reason, fail or cease to create a valid and perfected and, subject to Permitted Collateral Liens and Permitted Liens which are permitted to be prior pursuant to the terms of any applicable Loan Document, first priority Lien on any material portion of the Collateral covered thereby, except (a) as a result of a disposition of the applicable Collateral in a transaction permitted under this Agreement, or (b) as the result of an action or failure to act on the part of Agent; or

Loan Documents

. The validity or enforceability of any material provisions of the Loan Document shall at any time for any reason (other than solely as the result of an action or failure to act on the part of Agent) be declared to be null and void, or a proceeding shall be commenced by a Loan Party or its Subsidiaries, or by any Governmental Authority having jurisdiction over a Loan Party or its Subsidiaries, seeking to establish the invalidity or unenforceability thereof, or a Loan Party or its Subsidiaries shall deny in writing that such Loan Party or its Subsidiaries has any liability or obligation purported to be created under any Loan Document (other than as a result of repayment in full of the Obligations).

RIGHTS AND REMEDIES.

Rights and Remedies

. Upon the occurrence and during the continuation of an Event of Default, Agent may, and, at the instruction of the Required Lenders, shall (in each case under clauses (a) or (b) by written notice to Borrower), in addition to any other rights or remedies provided for hereunder or under any other Loan Document or by applicable law, do any one or more of the following:

declare the principal of, and any and all accrued and unpaid interest and fees in respect of the Loans, the Applicable Premium, and, if any, all other premiums thereon, and all other Obligations, whether evidenced by this Agreement or by any of the other Loan Documents immediately due and payable, whereupon the same shall become and be immediately due and payable and Borrower shall be obligated to repay all of such Obligations in full, together with the

Applicable Premium, without presentment, demand, protest, or further notice or other requirements of any kind, all of which are hereby expressly waived by Borrower; and

exercise all other rights and remedies available to Agent or the Lenders under the Loan Documents or applicable law.

(viii)The foregoing to the contrary notwithstanding, upon the occurrence of any Event of Default described in Section 8.4 or Section 8.5, in addition to the remedies set forth above, without any notice to Borrower or any other Person or any act by the Lender Group, any and all accrued and unpaid interest and fees in respect of, the Loans and all other Obligations and all premiums thereon, including any Prepayment Premium, whether evidenced by this Agreement or by any of the other Loan Documents, shall automatically become and be immediately due and payable and Borrower shall automatically be obligated to repay all of such Obligations in full, together with the Prepayment Premium, without presentment, demand, protest, or notice of any kind, all of which are expressly waived by Borrower. Borrower acknowledges, and the parties hereto agree, that each Lender has the right to maintain its investment in the Loans free from repayment by Borrower (except to the extent of repayment and except as herein specifically provided for) and that the provision for payment of a premium by Borrower in accordance with Section 2.4(d) hereof in the event that the Loans are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

Remedies Cumulative

. The rights and remedies of the Lender Group under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. The Lender Group shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by the Lender Group of one right or remedy shall be deemed an election, and no waiver by the Lender Group of any Event of Default shall be deemed a continuing waiver. No delay by the Lender Group shall constitute a waiver, election, or acquiescence by it.

WAIVERS; INDEMNIFICATION.

Demand; Protest; etc

. Except for notice requirements expressly set forth in the Loan Documents, Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by the Lender Group on which Borrower may in any way be liable.

The Lender Group’s Liability for Collateral

. Borrower hereby agrees that: (a) so long as Agent complies with its obligations, if any, under the Code, the Lender Group shall not in any way or manner be liable or responsible for: (i) the safekeeping of the Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof, or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, and (b) all risk of loss, damage, or destruction of the Collateral shall be borne by Borrower.

Indemnification

. Borrower shall pay, indemnify, defend, and hold Agent-Related Persons, the Lender-Related Persons, and each Participant (each, an “Indemnified Person”) harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, liabilities, fines, costs, penalties, and damages, and all documented (with itemized invoice) and reasonable fees and out-of-pocket disbursements of attorneys of outside counsel, experts, or consultants and all other costs and expenses actually incurred in connection therewith or in connection with the enforcement of this indemnification (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution and delivery, (provided that Borrower shall not be liable for costs and expenses (including attorney fees) of any Lender (other than Solus Alternative Asset Management LP or any of its Affiliates) incurred in advising, structuring, drafting, reviewing or administering the Loan Documents), enforcement, performance, or administration (including any restructuring or workout with respect hereto) of this Agreement, any of the other Loan Documents, or the transactions contemplated hereby or thereby or the monitoring of Borrower’s and its Subsidiaries’ compliance with the terms of the Loan Documents (provided,  however, that the indemnification in this clause (a) shall not extend to (i) disputes solely between or among the Lenders that do not involve any acts or omissions of any Loan Party, or (ii) disputes solely between or among the Lenders and their respective Affiliates that do not involve any acts or omissions of any Loan Party; it being understood and agreed that the indemnification in this clause (a) shall extend to Agent (but not the Lenders) relative to disputes between or among the Agent on the one hand, and one or more Lenders, or one or more of their Affiliates, on the other hand, or (iii) any Taxes or any costs attributable to Taxes, which shall be governed by Section 16), (b) with respect to any actual or prospective investigation, litigation, or proceeding related to this Agreement, any other Loan Document, the making of any Loans hereunder, or the use of the proceeds of the Loans (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto, and (c) in connection with or arising out of any presence or release of Hazardous Materials at, on, under, to or from any Properties or any Environmental Actions, Environmental Liabilities or Remedial Actions related in any way to any such Properties (each and all of the foregoing, the “Indemnified Liabilities”). The foregoing to the contrary notwithstanding, Borrower shall not have any obligation to any Indemnified Person under this Section 10.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person or its officers, directors, employees, attorneys, or agents. This provision shall survive the termination of this Agreement, the repayment in full of the Obligations and, as to an Agent that has resigned or been removed, the resignation or removal of such Agent. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which Borrower was required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by Borrower with respect thereto. WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON.

NOTICES.

Unless otherwise provided in this Agreement, all notices or demands relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), electronic mail (at such email addresses as a party may designate in accordance herewith) or overnight courier. In the case of notices or demands to Borrower or Agent, as the case may be, they shall be sent to the respective address set forth below:

If to Borrower:	JACK COOPER HOLDINGS CORP.
1100 Walnut Street, Suite 2400
Kansas City, MO 64106
Attn: Chief Executive Officer
Email: mriggs@jackcooper.com

with copies to (which shall not constitute notice):

JACK COOPER HOLDINGS CORP.
630 Kennesaw Due West Road
Kennesaw, GA 30152
Attn: Legal Department
Email: tciupitu@jackcooper.com

King & Spalding LLP
1185 Avenue of the Americas
New York, NY 10036
Attn: Cecilia Hong, Esq.
chong@kslaw.com

If to Agent:	Wilmington Trust, National Association
1110 North Market Street
Wilmington, Delaware 19890
Attn: Jennifer K. Anderson
jkanderson@wilmingtontrust.com

with copies to:	Alston & Bird LLP

101 South Tryon Street, Suite 4000
Charlotte, NC 28280
Attn: Jason Solomon, Esq.
jason.solomon@alston.com

If to Lender:	c/o Solus Alternative Asset Management LP
410 Park Avenue
New York, NY 10022
Attention: Tom Higbie & Jon Zinman
E-mail: thigbie@soluslp.com; jzinman@soluslp.com

and:

Kirkland & Ellis LLP
555 California Street
San Francisco, CA 94104
Attention: Samantha Good, P.C. & Brian Ford
E-Mail: Samantha.good@kirkland.com;
bford@kirkland.com

Any party hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party. All notices or demands sent in accordance with this Section 11, shall be deemed received on the earlier of the date of actual receipt or 3 Business Days after the deposit thereof in the mail; provided, that (a) notices sent by overnight courier service shall be deemed to have been given when received and (b) notices by electronic mail shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgment).

If any notice, disclosure or report is required to be delivered pursuant to the terms of this Agreement or any other Loan Document on a day that is not a Business Day, such notice, disclosure or report shall be deemed to have been required to be delivered on the immediately following Business Day.

CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; JUDICIAL REFERENCE.

THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO, AND ANY CLAIMS, CONTROVERSIES OR DISPUTES ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR THE RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTWITHSTANDING THE FOREGOING,  ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. BORROWER AND EACH MEMBER OF THE LENDER GROUP WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 12(b).

TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND EACH MEMBER OF THE LENDER GROUP HEREBY WAIVE THEIR RESPECTIVE RIGHTS, IF ANY, TO A JURY TRIAL OF ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS (EACH A “CLAIM”). BORROWER AND EACH MEMBER OF THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

NO CLAIM MAY BE MADE BY ANY LOAN PARTY AGAINST AGENT, ANY LENDER, OR ANY AFFILIATE, DIRECTOR, OFFICER, EMPLOYEE, COUNSEL, REPRESENTATIVE, AGENT, OR ATTORNEY-IN-FACT OF ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES OR LOSSES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR

ANY OTHER LOAN DOCUMENT, OR ANY ACT, OMISSION, OR EVENT OCCURRING IN CONNECTION THEREWITH, AND EACH LOAN PARTY HEREBY WAIVES, RELEASES, AND AGREES NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

Assignments and Participations

.

With the prior written consent of Agent, which consent of Agent shall not be unreasonably withheld, delayed or conditioned, and, in each case, consent shall not be required in connection with an assignment to a Person that is a Lender or an Affiliate (other than individuals) of a Lender, any Lender may assign and delegate to one or more assignees (each, an “Assignee” (provided,  however, that no Loan Party or Affiliate of a Loan Party shall be permitted to become an Assignee except pursuant to Section 13.1(i)) all or any portion of the Obligations and the other rights and obligations of such Lender hereunder and under the other Loan Documents, in a minimum amount (unless waived by Agent) of $1,000,000 (except such minimum amount shall not apply to (x) an assignment or delegation by any Lender to any other Lender or an Affiliate of any Lender or (y) a group of new Lenders, each of which is an Affiliate of each other or a Related Fund of such new Lender to the extent that the aggregate amount to be assigned to all such new Lenders is at least $1,000,000); provided,  however, that Borrower and Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, have been given to Borrower and Agent by such Lender and the Assignee, (ii) such Lender and its Assignee have delivered to Borrower and Agent an Assignment and Acceptance and Agent has notified the assigning Lender of its receipt thereof in accordance with Section 13.1(b), and (iii) unless waived by Agent in its sole discretion, the assigning Lender or Assignee has paid to Agent for Agent’s separate account a processing fee in the amount of $3,500.

From and after the date that Agent notifies the assigning Lender (with a copy to Borrower) that it has received an executed Assignment and Acceptance and, if applicable, payment of the required processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall be a “Lender” and shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assigning Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except with respect to Section 10.3) and be released from any future obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto); provided,  however, that nothing contained herein shall release any assigning Lender from obligations that survive the termination of this Agreement, including such assigning Lender’s obligations under Section 15 and Section 17.9(a).

By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto, (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance or observance by Borrower of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto, (iii) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (iv) such Assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, (v) such Assignee appoints and authorizes Agent to take such actions and to exercise such powers under this Agreement and the other Loan Documents as are delegated to Agent, by the terms hereof and thereof, together with such powers as are reasonably incidental thereto, and (vi) such Assignee agrees that it will perform all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

Immediately upon Agent’s receipt of the required processing fee, if applicable, and delivery of notice to the assigning Lender pursuant to Section 13.1(b), this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of Obligations owing to the Lenders arising therefrom.

(i) Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons (a “Participant”) participating interests in all or any portion of its Obligations and the other rights and interests of that Lender (the “Originating Lender”) hereunder and under the other Loan Documents; provided,  however, that (i) the Originating Lender shall remain a “Lender” for all purposes of this Agreement and the other Loan Documents and the Participant receiving the participating interest in the Obligations and the other rights and interests of the Originating Lender hereunder shall not constitute a “Lender” hereunder or under the other Loan Documents and the Originating Lender’s obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) Borrower, Agent, and the Lenders shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender’s rights and obligations under this Agreement and the other Loan Documents, (iv) no Lender shall transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating, (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating, (C) release all or substantially all of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating, (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through such Lender (other than a waiver of default interest), or (E) decreases the amount or postpones the due dates of scheduled principal repayments or prepayments or premiums payable to such Participant through such Lender, (v) no participation shall be sold to a natural person, (vi) no participation shall be sold to a Loan Party or an Affiliate of a Loan Party, and (vii) all amounts payable by Borrower hereunder shall be determined as if such Lender had not sold such participation, except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. The rights of any Participant only shall be derivative through the Originating Lender with whom such Participant participates and no Participant shall have any rights under this Agreement or the other Loan Documents or any direct rights as to the other Lenders, Agent, Borrower, the Collections of Borrower or its Subsidiaries, the Collateral, or otherwise in respect of the Obligations. No Participant shall have the right to participate directly in the making of decisions by the Lenders among themselves.

(ii)Each Participant shall be entitled to additional payments from Borrower pursuant to Section 16.1 as if such Participant were a Lender (and subject to the requirements and limitations imposed on such Lender with respect to such additional payments, including the requirements under Section 16.2 (it being understood that the documentation required under Section 16.2 shall be delivered to the participating Lender and if additional amounts are required to be paid pursuant to Section 16, to the Borrower and the Agent)).. Each Originating Lender shall be entitled to continue receiving additional payments from Borrower pursuant to Section 16.1 with respect to any Loan notwithstanding the fact that such Originating Lender has assigned a Participation in such Loan to a Participant if such Originating Lender is treated as the beneficial owner for U.S. income Tax purposes (and other applicable Tax purposes) of the portion of the Loan with respect to which a participation is made.

(iii)Each Originating Lender shall maintain, as a non-fiduciary agent of Borrower, a register (the “Participant Register”) as to the participations granted and transferred under Section 13.1(e)(i) containing the same information specified in Section 2.3(c) on the Register as if the each Participant were a Lender; provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any loans or its other obligations under any Loan Document) to any person except to the extent that such disclosure is necessary to establish that such loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  Notwithstanding anything in the Agreement to the contrary, any participation made pursuant to Section 13.1(e)(i) shall be effective only upon appropriate entries with respect thereto being made in the Participant Register. This Section 13.1(e)(iii) shall be construed so that the Loans are at all times maintained in “registered form” within the meanings of Sections 163(f), 871(h)(2) and 881(c)(2) of the IRC and any related regulations (and any successor provisions).

In connection with any such assignment or participation or proposed assignment or participation or any grant of a security interest in, or pledge of, its rights under and interest in this Agreement, a Lender may, subject to the provisions of Section 17.9, disclose all documents and information which it now or hereafter may have relating to Borrower and its Subsidiaries and their respective businesses.

Any other provision in this Agreement notwithstanding, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR §203.24, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

[RESERVED]

Notwithstanding anything to the contrary contained herein, any Lender may assign all or any portion of its Loans hereunder to any Person who, after giving effect to such assignment, would be an Affiliated Lender;

(iii)the assigning Lender and the Affiliated Lender purchasing such Lender's Loans, as applicable, shall execute and deliver to Agent an Affiliated Lender Assignment and Assumption in lieu of an Assignment and Assumption;

(iv)Affiliated Lenders will not (A) have the right to receive information, reports or other materials provided solely to Lenders by the Agent or any other Lender, except to the extent made available to Borrower, (B) be permitted to attend (including by telephone) any meeting (or portion thereof) or discussions (or portion thereof) attended solely by Agent or any Lender or among Lenders to which the Loan Parties or their representatives (or any subset thereof) are not invited, (C) receive advice of counsel to Agent or any Lender or challenge Agent's or any Lender's attorney client privilege, or (D) be permitted to access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of Agent or the Lenders (it being understood and agreed that notices of borrowings, notices of prepayments and other administrative notices in respect of the Loans of Affiliated Lenders required to be delivered to Lenders pursuant to Section 2 shall be delivered directly to such Affiliated Lender);

(v)at the time of such assignment and after giving effect to such assignment, the Affiliated Lenders shall not, in the aggregate, hold Loans with an aggregate principal amount in excess of 30% of the principal amount of all Loans then outstanding;

(vi)(A) for purposes of any amendment, waiver or modification of this Agreement or any other Loan Document, each Affiliated Lender will be deemed to have consented in the same proportion as the Lenders that are not Affiliated Lenders consented to such matter, unless such amendment, waiver or modification requires the consent of all or all affected Lenders and affects such Affiliated Lender (in its capacity as a Lender) more than other Lenders in a disproportionately adverse manner, (B) for purposes of voting on any plan of reorganization or plan of liquidation pursuant to any Insolvency Proceeding (a “Reorganization Plan”), each Affiliated Lender hereby agrees (x) not to vote on such Reorganization Plan, (y) if such Affiliated Lender does vote on such Reorganization Plan notwithstanding the restriction in the foregoing clause (x), such vote will be deemed not to be in good faith and shall be "designated" pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other debtor relief laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such Reorganization Plan in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other debtor relief laws) and (z) not to contest any request by any party for a determination by the bankruptcy court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (y), in each case under this clause (iv)(B) unless such Reorganization Plan affects such Affiliated Lender (in its capacity as a Lender) more than other Lenders in a disproportionately adverse manner, and (C) each Affiliated Lender hereby irrevocably appoints Agent (such appointment being coupled with an interest) as such Affiliated Lender's attorney-in-fact, with full authority in the place and stead of such Affiliated Lender and in the name of such Affiliated Lender (solely in respect of Loans and not in respect of any other claim or status such Affiliated Lender may otherwise have), from time to time in Agent's discretion to take any action and to execute any instrument that Agent may deem reasonably necessary or appropriate to carry out the provisions of this clause (iv), including to ensure that any vote of such Affiliated Lender on any Reorganization Plan is withdrawn or otherwise not counted; and

(vii)if such Affiliated Lender subsequently assigns the Loans acquired by it in accordance with this Section 13.1(i) such potential Lender shall have delivered to such Affiliated Lender written assurance that it is a sophisticated investor and is willing to proceed with such assignment.

(ix)Each Lender participating in any assignment to or from an Affiliated Lender acknowledges and agrees that in connection with such assignment, (1) the Affiliated Lender then may have, and later may come into possession of MNPI, (2) such Lender has independently and, without reliance on the Affiliated Lenders or any of its Subsidiaries, Borrower or any of its Subsidiaries, or Agent, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into such assignment, (3) no Affiliated Lender or any of its Subsidiaries, Borrower or any of its Subsidiaries shall be required to make any representation that it is not in possession of MNPI, (4) none of Affiliated Lender or its Affiliates, Borrower or any of its Subsidiaries or Affiliates, or Agent shall have any liability to such Lender, and such Lender hereby waives and releases, to the extent permitted by law, any claims such Lender may have against any Affiliated Lender or Affiliate thereof, Borrower or any of its Subsidiaries or Affiliates and Agent, under applicable laws or otherwise, with respect to the nondisclosure of the MNPI and (5) that the MNPI may not be available to Agent or the Lenders.  Each Affiliated Lender agrees to notify Agent promptly (and in any event within ten (10) Business Days) if it acquires any Person who is also a Lender, and each Lender agrees to notify the Agent promptly (and in any event within ten (10) Business Days) if it becomes an Affiliated Lender.

(x)To the extent not previously disclosed to Agent, Borrower shall, upon reasonable request of Agent, report to Agent the amount of Loans held by Affiliated Lenders and the identity of such holders.

(b)(i)  Notwithstanding anything in Section 14.1 or the definition of “Required Lenders” to the contrary, for purposes of determining whether the Required Lenders have (i) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom, (ii) otherwise acted on any matter related to any Loan Document or (iii) directed or required Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document (collectively, “Required Lender Consent Items”), an Affiliated Lender shall be deemed to have voted its interest as a Lender in the same proportion as the allocation of voting with respect to such matter by Lenders who are not Affiliated Lenders, unless the result of such Required Lender Consent Item would deprive such Affiliated Lender of its pro rata share (compared to Lenders which are not Affiliated Lenders) of any payments to which such Affiliated Lender is entitled under the Loan Documents without such Affiliated Lender providing its consent or such Affiliated Lender (in its capacity as a Lender) is otherwise affected thereby in a disproportionately adverse manner compared to Lenders which are not Affiliated Lenders (in which case for purposes of such vote such Affiliated Lender shall have the same voting rights as other Lenders which are not Affiliated Lenders).

(ii)Agent or any Lender shall not have any liability to an Affiliated Lender with respect to any duties or obligations or alleged duties or obligations of such Agent or any such Lender under the Loan Documents in the absence, with respect to any such Agent-Related Persons or Lender-Related Persons, or applicable, of the gross negligence or willful misconduct by Agent or such Lender and its

Lender-Related Persons, as applicable (as determined by a court of competent jurisdiction by final and nonappealable judgment).

(iii)Additionally, Borrower and each Affiliated Lender hereby agree that and each Affiliated Lender Assignment and Assumption by an Affiliated Lender shall provide a confirmation that, if a case under the Bankruptcy Code is commenced against any Loan Party, Borrower shall seek, and shall cause each of its Subsidiaries to seek, (and each Affiliated Lender shall consent) to provide that the vote of any Affiliated Lender (in its capacity as a Lender) with respect to any plan of reorganization of such Loan Party shall not be counted except that such Affiliated Lender's vote (in its capacity as a Lender) may be counted.

Notwithstanding anything to the contrary contained herein, no Affiliated Lender shall have any right to (i) attend (including by telephone) any meeting or discussions (or portion thereof) among Agent or any Lender or among Lenders (or any subset thereof) to which the Loan Parties or their representatives are not invited, (ii) receive any information or material prepared by Agent or any Lender or any communication by or among Agent and one or more Lenders, except to the extent such information or materials have been made available to Borrower or its representatives (and in any case, other than the right to receive notices of prepayments and other administrative notices in respect of its Loans required to be delivered to Lenders pursuant to this Agreement), (iii) make or bring (other than as a passive participant or recipient of its pro rata benefit of any claim) in its capacity as a Lender, against Agent (except with respect to any rights expressly retained hereunder) or (iv) receive advice of counsel to Agent or any other Lender or challenge Agent's or any other Lender's attorney client privilege.

Successors

. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided,  however, that Borrower may not assign this Agreement or any rights or duties hereunder without the Lenders’ prior written consent and any prohibited assignment shall be absolutely void ab initio. No consent to assignment by the Lenders shall release Borrower from its Obligations. A Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to Section 13.1 and, except as expressly required pursuant to Section 13.1 and subject to such assignment being recorded in the Register, no consent or approval by Borrower is required in connection with any such assignment.

AMENDMENTS; WAIVERS.

Amendments and Waivers

.

No amendment, waiver or other modification of any provision of this Agreement or any other Loan Document (other than the Fee Letter), and no consent with respect to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Agent at the written request of the Required Lenders) and the Loan Parties that are party thereto and then any such waiver or consent shall be effective, but only in the specific instance and for the specific purpose for which given; provided,  however, that no such waiver, amendment, or consent shall, unless in writing and signed by all of the Lenders directly and adversely affected thereby and all of the Loan Parties that are party thereto, do any of the following:

[reserved];

postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees, or other amounts due hereunder or under any other Loan Document; it being understood and agreed that the waiver of (or amendment to the terms of) any mandatory prepayment or offer to prepay shall not constitute a postponement of any date scheduled for the payment of principal or interest;

reduce the principal of, or the rate of interest on, any loan or other extension of credit hereunder, or reduce any fees or other amounts payable hereunder or under any other Loan Document (except in connection with the amendment or, waiver of applicability, of Section 2.6(c), only the written consent of the Required Lenders shall be necessary);

amend, modify, or eliminate this Section or any provision of this Agreement providing for consent or other action by all Lenders;

other than as permitted by Section 15.11, release Agent’s Lien in all or substantially all of the Collateral;

amend, modify, or eliminate the definition of “Required Lenders” or “Pro Rata Share”;

(iv)except as contemplated by this Agreement, the Intercreditor Agreements or any other Loan Document, contractually subordinate any of Agent’s Liens,

other than in connection with a merger, liquidation, dissolution or sale of such Person expressly permitted by the terms hereof or the other Loan Documents, release Borrower or any Guarantor from any obligation for the payment of money or consent to the assignment or transfer by Borrower or any Guarantor of any of its rights or duties under this Agreement or the other Loan Documents;

amend, modify, or eliminate any of the provisions of Section 2.4(b)(i) or (ii); or

(v)amend, modify, or eliminate any of the provisions of Section 13.1(a) to permit a Loan Party or an Affiliate of a Loan Party to be permitted to become an Assignee.

No amendment, waiver, modification, elimination, or consent shall amend, modify, or waive (i) the definition of, or any of the terms or provisions of, the Fee Letter, without the written consent of Agent and Borrower (and shall not require the written consent of any of the Lenders), and (ii) any provision of Sections 2.4(b),  10.3,  15 or 17.10 pertaining to Agent, or any other rights or duties of Agent under this Agreement or the other Loan Documents, without the written consent of Agent, the Borrower and the Required Lenders,

[Reserved],

[Reserved],

Anything in this Section 14.1 to the contrary notwithstanding, any amendment, modification, elimination, waiver, consent, termination, or release of, or with respect to, any provision of this Agreement or any other Loan Document that relates only to the relationship of the Lender Group among themselves, and that does not affect the rights or obligations of Borrower, shall not require consent by or the agreement of any Loan Party.

Replacement of Certain Lenders

.

If (i) any action to be taken by the Lender Group or Agent hereunder requires the consent, authorization, or agreement of all Lenders or all Lenders affected thereby and if such action has received the consent, authorization, or agreement of the Required Lenders but not of all Lenders or all Lenders affected thereby, or (ii) any Lender makes a claim for compensation under Section 16, then Borrower, upon at least 5 Business Days prior irrevocable notice, may permanently replace any Lender that failed to give its consent, authorization, or agreement (a “Holdout Lender”) or any Lender that made a claim for compensation (a “Tax Lender”) with one or more Replacement Lenders, and the Holdout Lender or Tax Lender, as applicable, shall have no right to refuse to be replaced hereunder. Such notice to replace the Holdout Lender or Tax Lender, as applicable, shall specify an effective date for such replacement, which date shall not be later than 15 Business Days after the date such notice is given.

Prior to the effective date of such replacement, the Holdout Lender or Tax Lender, as applicable, and each Replacement Lender shall execute and deliver an Assignment and Acceptance, subject only to the Holdout Lender or Tax Lender, as applicable, being repaid in full its share of the outstanding Obligations (including (i) the Loans of such Holdout Lender or Tax Lender, as applicable, and all interest, fees and other amounts that may be due in payable in respect thereof, and (ii) the Applicable Premium (whether or not then due hereunder)). If the Holdout Lender or Tax Lender, as applicable, shall refuse or fail to execute and deliver any such Assignment and Acceptance prior to the effective date of such replacement, Agent may, but shall not be required to, execute and deliver such Assignment and Acceptance in the name or and on behalf of the Holdout Lender or Tax Lender, as applicable, and irrespective of whether Agent executes and delivers such Assignment and Acceptance, the Holdout Lender or Tax Lender, as applicable, shall be deemed to have executed and delivered such Assignment and Acceptance. The replacement of any Holdout Lender or Tax Lender, as applicable, shall be made in accordance with the terms of Section 13.1.

No Waivers; Cumulative Remedies

. No failure by Agent or any Lender to exercise any right, remedy, or option under this Agreement or any other Loan Document, or delay by Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Agent or any Lender on any occasion shall affect or diminish Agent’s and each Lender’s rights thereafter to require strict performance by Borrower of any provision of this Agreement. Agent’s and each Lender’s rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that Agent or any Lender may have.

AGENT; THE LENDER GROUP.

Appointment and Authorization of Agent

. Each Lender hereby designates and appoints Wilmington Trust, National Association as its agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes Agent to execute and deliver each of the other Loan Documents on its behalf and to take such other action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to Agent by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Agent agrees to act as agent for and on behalf of the Lenders on the conditions contained in this Section 15. Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Loan Documents, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent. Without limiting the generality of the foregoing, the use of the term “agent” in this Agreement or the other Loan Documents with reference to Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only a representative relationship between independent contracting parties. Each Lender hereby further authorizes Agent to act as the secured party under each of the Loan Documents that create a Lien on any item of Collateral.  Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Agent, Lenders agree that Agent shall have the right, but not the obligation, to exercise the following powers as long as this Agreement remains in effect: (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Collateral, the Collections of Borrower and its Subsidiaries, and related matters, (b) execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents, (c) exclusively receive, apply, and distribute the Collections of Borrower and its Subsidiaries as provided in the Loan Documents, (d) perform, exercise, and enforce any and all other rights and remedies of the Lender Group with respect to Borrower or its Subsidiaries, the Obligations, the Collateral, the Collections of Borrower and its Subsidiaries, or otherwise related to any of same as provided in the Loan Documents, and (e) incur and pay such Lender Group Expenses as Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents. Notwithstanding anything to the contrary set forth herein, the Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that an Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to, or not contemplated by, any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under the Bankruptcy Code or that may effect a forfeiture, modification or termination of property of a Holdout Lender in violation of any debtor relief law.

Delegation of Duties

. Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney in fact that it selects as long as such selection was made without gross negligence or willful misconduct.

Liability of Agent

. None of Agent-Related Persons shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), (b) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by Borrower or any of its Subsidiaries or Affiliates, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or (ii) the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or (iii) for any failure of Borrower or its Subsidiaries or any other party to any Loan Document to perform its obligations hereunder or thereunder, or (c) be liable for any action taken in accordance with the instructions of the Required Lenders (or such other number or percentage of Lenders as may be contemplated by this Agreement). No Agent-Related Person shall be under any obligation to any Lenders to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the books and records or properties of Borrower or its Subsidiaries.

Reliance by Agent

. Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, telefacsimile or other electronic method of transmission, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons (and Agent shall not have any duty to investigate the authenticity or accuracy thereof), and upon advice and statements of legal counsel (including counsel to Borrower or counsel to any Lender), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless Agent shall first receive such advice or concurrence of the Lenders as it deems appropriate and until such instructions are received, Agent shall act, or refrain from acting, as it deems advisable. If Agent so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

Notice of Default or Event of Default

. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Agent for the account of the Lenders and, except with respect to Events of Default of which a responsible officer of the Agent has actual knowledge, unless Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a “notice of default.” Agent promptly will notify the Lenders of its receipt of any such notice or of any Event of Default of which Agent has actual knowledge. If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and Agent in writing of such Event of Default. Each Lender shall be solely responsible for giving any notices to its Participants, if any. Subject to receiving adequate indemnification as contemplated by Section 15.4, Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Section 9;  provided,  however, that unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

Credit Decision

. Each Lender acknowledges that none of Agent-Related Persons has made any representation or warranty to it, and that no act by Agent hereinafter taken, including any review of the affairs of Borrower and its Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such due diligence, documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower or any other Person party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower or any other Person party to a Loan Document. Except for notices, reports, and other documents expressly herein required to be furnished to the Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrower or any other Person party to a Loan Document that may come into the possession of any of Agent-Related Persons. Each Lender acknowledges that Agent does not have any duty or responsibility, either initially or on a continuing basis (except to the extent, if any, that is expressly specified herein) to provide such Lender (with any credit or other information with respect to Borrower, its Affiliates or any of their respective business, legal, financial or other affairs, and irrespective of whether such information came into Agent’s or its Affiliates’ or representatives’ possession before or after the date on which such Lender became a party to this Agreement.

Costs and Expenses; Indemnification

. Agent may, but shall not be obligated to, incur and pay Lender Group Expenses to the extent Agent reasonably deems necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including court costs, attorneys fees and expenses, fees and expenses of financial accountants, advisors, consultants, and appraisers, costs of collection by outside collection agencies, auctioneer fees and expenses, and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not Borrower is obligated to reimburse Agent or Lenders for such expenses pursuant to this Agreement or otherwise. Agent is authorized and directed to deduct and retain sufficient amounts from the Collections of Borrower and its Subsidiaries received by Agent to reimburse Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders. In the event Agent is not reimbursed for such costs and expenses by Borrower or its Subsidiaries, each Lender hereby agrees that it is and shall be obligated to pay to Agent such Lender’s ratable share thereof. Whether or not the transactions contemplated hereby are consummated, each of the Lenders, on a ratable basis, shall indemnify and defend Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do so to the extent required hereunder) from and against any and all Indemnified Liabilities; provided,  however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting solely from such Person’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for such Lender’s ratable share of any costs or out of pocket expenses (including attorneys, accountants, advisors, and consultants fees and expenses) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any other Loan Document to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrower. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent.

[Reserved]

.

Successor Agent

. Agent may resign as Agent upon 20 days (10 days if an Event of Default has occurred and is continuing) prior written notice to the Lenders (unless such notice is waived by the Required Lenders) and Borrower (unless such notice is waived by Borrower). If Agent resigns under this Agreement, the Required Lenders shall be entitled to appoint a successor Agent for the Lenders, subject to the Borrower’s consent in the absence of a continuing Event of Default. If no successor Agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with the Lenders, a successor Agent. If Agent has materially breached or failed to perform any material provision of this Agreement or of applicable law, the Required Lenders may agree in writing to remove and replace Agent with a successor Agent from among the Lenders with (so long as no Event of Default has occurred and is continuing) the consent of Borrower (such consent not to be unreasonably withheld, delayed, or conditioned). In any such event, upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers, and duties of the retiring Agent and the term “Agent” shall mean such successor Agent and the retiring Agent’s appointment, powers, and duties as Agent shall be terminated. After any retiring Agent’s resignation hereunder as Agent, the provisions of Section 10.3 and this Section 15 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor Agent has accepted appointment as Agent by the date which is 20 days following a retiring Agent’s notice of resignation (or 10 days if an Event of Default has occurred and is continuing), the retiring Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Lenders appoint a successor Agent as provided for above.  Borrower shall pay any such successor Agent any fees separately agreed to by Borrower and Agent.

Lender Group in Individual Capacity

. Any member of the Lender Group and its respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, provide bank products to, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with Borrower and its Subsidiaries and Affiliates and any other Person party to any Loan Documents as though such Person were not a Lender or Agent hereunder without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge that, pursuant to such activities, such Lender or Agent and its respective Affiliates may receive information regarding Borrower or its Affiliates or any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of Borrower or such other Person and that prohibit the disclosure of such information to the Lenders or Agent, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver such Lender will use its reasonable best efforts to obtain), such Lender or Agent shall not be under any obligation to provide such information to them.

Collateral Matters

.

The Lenders hereby irrevocably authorize Agent to release any Lien on any Collateral (i) upon the payment and satisfaction in full by Borrower of all of the Obligations, (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and, if such sale or disposition is considered an Asset Sale or a disposition otherwise permitted hereunder, and Borrower certifies to Agent that the sale or disposition is permitted hereunder (and Agent may rely conclusively on any such certificate, without further inquiry), (iii) constituting property in which Borrower or its Subsidiaries did not own any interest at the time Agent’s Lien was granted nor at any time thereafter, (iv) constituting property leased or licensed to a Borrower or its Subsidiaries under a lease or license that has expired or is terminated in a transaction permitted under this Agreement, (v) in connection with a credit bid or purchase authorized under this Section 15.11, or (vi) in accordance with the requirements pursuant to the applicable Intercreditor Agreements. The Loan Parties and the Lenders hereby irrevocably authorize Agent, based upon the instruction of the Required Lenders, to (a) consent to, credit bid or purchase (either directly or indirectly through one or more entities) all or any portion of the Collateral at any sale thereof conducted under the provisions of the Bankruptcy Code, including Section 363 of the Bankruptcy Code, (b) credit bid or purchase (either directly or indirectly through one or more entities) all or any portion of the Collateral at any sale or other disposition thereof conducted under the provisions of the Code, including pursuant to Sections 9-610 or 9-620 of the Code, or (c) credit bid or purchase (either directly or indirectly through one or more entities) all or any portion of the Collateral at any other sale or foreclosure conducted or consented to by Agent in accordance with applicable law in any judicial action or proceeding or by the exercise of any legal or equitable remedy. In connection with any such credit bid or purchase, (i) the Obligations owed to the Lenders shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims being estimated for such purpose if the fixing or liquidation thereof would not impair or unduly delay the ability of Agent to credit bid or purchase at such sale or other disposition of the Collateral and, if such contingent or unliquidated claims cannot be estimated without impairing or unduly delaying the ability of Agent to credit bid at such sale or other disposition, then such claims shall be disregarded, not credit bid, and not entitled to any interest in the Collateral that is the subject of such credit bid or purchase) and the Lenders whose Obligations are credit bid shall be entitled to receive interests (ratably based upon the proportion of their Obligations credit bid in relation to the aggregate amount of Obligations so credit bid) in the Collateral that is the subject of such credit bid or purchase (or in the Equity Interests of the any entities that are used to consummate such credit bid or purchase), and (ii) Agent, based upon the instruction of the Required Lenders, may accept non-cash consideration, including debt and equity securities issued by any entities used to consummate such credit bid or purchase and in connection therewith Agent may reduce the Obligations owed to the Lenders (ratably based upon the proportion of their Obligations credit bid in relation to the aggregate amount of Obligations so credit bid) based upon the value of such non-cash consideration. Except as provided above, Agent will not execute and deliver a release of any Lien on any Collateral without the prior written authorization of (y) if the release is of all or substantially all of the Collateral, all of the Lenders, or (z) otherwise, the Required Lenders. Upon request by Agent or Borrower at any time, the Lenders will confirm in writing Agent’s authority to release any such Liens on particular types or items of Collateral pursuant to this Section 15.11;  provided,  however, that (1) anything to the contrary contained in any of the Loan Documents notwithstanding, Agent shall not be required to execute any document or take any action necessary to evidence such release on terms that, in Agent’s opinion, could expose Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (2) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly released) upon (or obligations of Borrower in respect of) any and all interests retained by Borrower, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral. Each Lender further hereby irrevocably authorizes Agent to subordinate any Lien granted to or held by Agent under any Loan Document to the holder of any Permitted Collateral Lien on such property if such Permitted Collateral Lien secures permitted Purchase Money Indebtedness or Capital Lease Obligations permitted under this Agreement, the ABL Obligations, the MSD Term Loan Obligations, the 2017 Notes Obligations (including Additional Notes) but only with respect to Notes Priority Collateral, or the Indebtedness permitted pursuant to clause (k) of “Permitted Indebtedness” definition, or any Refinancing Indebtedness of the foregoing. In connection with any termination or release that is authorized pursuant to this Section 15.11, Agent shall promptly (i) execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release and (ii) deliver to the Loan Parties any portion of such Collateral so released that is in the possession of Agent.

Agent shall have no obligation whatsoever to any of the Lenders (i) to verify or assure that the Collateral exists or is owned by Borrower or its Subsidiaries or is cared for, protected, or insured or has been encumbered, (ii) to verify or assure that Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, (iii) to verify or assure that any particular items of Collateral meet the eligibility criteria applicable in respect thereof, (iv) to impose, maintain, increase, reduce, implement, or eliminate any particular reserve hereunder or to determine whether the amount of any reserve is appropriate or not, or (v) to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, subject to the terms and conditions contained herein, Agent may act in any manner it may deem appropriate, in its sole discretion given Agent’s own interest in the Collateral in its capacity as one of the Lenders and that Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing, except as otherwise expressly provided herein.

This Section 15.11 shall be subject in all respects to the provisions of the Intercreditor Agreements.

The Agent shall be under no obligation to effect or maintain insurance or to renew any policies of insurance or to inquire as to the sufficiency of any policies of insurance carried by the Borrower or any other person or entity, or to report, or make or file claims or proof of loss for, any loss or damage insured against or that may occur, or to keep itself informed or advised as to the payment of any taxes or assessments, or to require any such payment to be made.

The Agent shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any person, except for its own gross negligence or willful misconduct, as determined by a court of competent jurisdiction.

Restrictions on Actions by Lenders; Sharing of Payments

.

Each of the Lenders agrees that it shall not set off against the Obligations, any amounts owing by such Lender to Borrower or its Subsidiaries or any deposit accounts of Borrower or its Subsidiaries now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not take or cause to be taken any action, including, the commencement of any legal or equitable proceedings to enforce any Loan Document against Borrower or any Guarantor or to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

If, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations, except for any such proceeds or payments received by such Lender from Agent pursuant to the terms of this Agreement, or (ii) payments from Agent in excess of such Lender’s Pro Rata Share of all such distributions by Agent, such Lender promptly shall (A) turn the same over to Agent, in kind, and with such endorsements as may be required to negotiate the same to Agent, or in immediately available funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (B) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided,  however, that to the extent that such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

Agency for Perfection

. Agent hereby appoints each other Lender as its agent (and each Lender hereby accepts such appointment) for the purpose of perfecting Agent’s Liens in assets which, in accordance with Article 8 or Article 9, as applicable, of the Code can be perfected by possession or control. Should any Lender obtain possession or control of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent’s request therefor shall deliver possession or control of such Collateral to Agent or in accordance with Agent’s instructions.

Payments by Agent to the Lenders

. All payments to be made by Agent to the Lenders shall be made by bank wire transfer of immediately available funds pursuant to such wire transfer instructions as each party may designate for itself by written notice to Agent. Concurrently with each such payment, Agent shall identify whether such payment (or any portion thereof) represents principal, premium, fees, or interest of the Obligations.

Concerning the Collateral and Related Loan Documents

. Each member of the Lender Group authorizes and directs Agent to enter into this Agreement and the other Loan Documents. Each member of the Lender Group agrees that any action taken by Agent in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the exercise by Agent of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

[Reserved]

.

Several Obligations; No Liability

. Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Agent in its capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of Agent (if any) to make any credit available hereunder shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Commitments, to make an amount of such credit not to exceed, in principal amount, at any one time outstanding, the amount of their respective Commitments. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender. Except as provided in Section 15.7, no member of the Lender Group shall have any liability for the acts of any other member of the Lender Group. No Lender shall be responsible to Borrower or any other Person for any failure by any other Lender to fulfill its obligations to make credit available hereunder, nor to advance for such Lender or on its behalf, nor to take any other action on behalf of such Lender hereunder or in connection with the financing contemplated herein.

Environmental Liability

.

The Agent shall not be responsible or liable for the environmental condition or any contamination of any property secured by any mortgage or deed of trust or for any diminution in value of any such property as a result of any contamination of the property by any hazardous substance, hazardous material, pollutant or contaminant.  The Agent shall not be liable for any claims by or on behalf of the Borrower, the Lenders or any other person or entity arising from contamination of the property by any hazardous substance, hazardous material, pollutant or contaminant, and shall have no duty or obligation to assess the environmental condition of any such property or with respect to compliance of any such property under state or federal laws pertaining to the transport, storage, treatment or disposal of, hazardous substances, hazardous materials, pollutants, or contaminants or regulations, permits or licenses issued under such laws.

The Agent shall not be obligated to acquire possession of or take any action with respect to any property secured by a mortgage or deed of trust, if as a result of such action, the Agent would be considered to hold title to, to be a “mortgagee in possession of”, or to be an “owner” or “operator” of such property within the meaning of the Comprehensive Environmental Responsibility Cleanup and Liability Act of 1980, as amended from time to time, unless the Agent has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that (i) the such property is in compliance with applicable environmental laws or, if not, that it would be in the best interest of the  to take such actions as are necessary for such property to comply therewith and (ii) there are not circumstances present at such property relating to the use, management or disposal of any hazardous wastes for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Lenders to take such actions with respect to such property.  Notwithstanding the foregoing, before taking any such action, the Agent may require that a satisfactory indemnity bond or environmental impairment insurance be furnished to it for the payment or reimbursement of all expenses to which it may be put and to protect it against all liability resulting from any claims, judgments, damages, losses, fees, penalties or expenses which may result from such action.

Agent Not Required to Risk its Own Funds

. No provision of this Agreement or any other Loan Document shall require the Agent to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties thereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not assured to it.

Force Majeure

.  The Agent shall not be responsible or liable for delays or failures in performance resulting from acts beyond its control.  Such acts shall include acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.  The Agent shall have no liability for losses arising from (i) any cause beyond its control, (ii) any delay, error, omission or default of any mail, telegraph, cable or wireless agency or operator or (iii) the acts or edicts of any government or governmental agency or other group or entity exercising governmental powers.  The Agent shall not be responsible for any special, exemplary, punitive or consequential damages.

WITHHOLDING TAXES.

Generally

.  Except as otherwise provided in this Section 16.1, all payments made by Borrower hereunder or any other Loan Document will be made free and clear of, and without deduction or withholding for, any Taxes, except as required by applicable law.  In the event any deduction or withholding of Taxes is required by applicable law, (a) if such Taxes are Indemnified Taxes, the sum payable to Lenders shall be increased as may be necessary so that after making all required deductions or withholding for Indemnified Taxes, Lenders receive an amount equal to the sum they would have received had no such deductions or withholding been made, provided that Borrower shall not be required to increase any such amounts payable to Lenders if the increase in such amount payable results from Agent’s or such Lender’s own willful misconduct or gross negligence (as finally determined by a court of competent jurisdiction); (b) if such Taxes are Excluded Taxes, the sum payable to Lenders shall not be increased, (c) Borrower or Agent shall make such deductions or withholding and the amount deducted or withheld shall be treated as paid to the relevant Lender for all purposes under this Agreement and the other Loan Documents, and (d) Borrower will furnish to Agent as soon as practicable after the date the payment of any such Indemnified Tax is due to a Governmental Authority pursuant to applicable law, certified copies of tax receipts evidencing such payment by Borrower.  Borrower agrees to pay any present or future stamp, value added or documentary Taxes or any other excise or property Taxes that arise from any payment made hereunder or from the execution, delivery, performance, recordation, or filing of, or otherwise with respect to this Agreement or any other Loan Document. For the purposes of this Section 16, the term “Lender shall include a Participant.

Exemptions

.

Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to Borrower and Agent, at the time or times reasonably requested by Borrower or Agent, such properly completed and executed documentation reasonably requested by Borrower or Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by Borrower or Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower or Agent as will enable Borrower or Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

Without limiting the generality of the foregoing, if a Lender is entitled to claim an exemption or reduction from United States withholding Tax, such Lender agrees to deliver to Agent and Borrower one of the following before receiving its first payment under this Agreement:

if such Lender is entitled to claim an exemption from United States withholding Tax pursuant to the portfolio interest exception, (A) a statement of the Lender, signed under penalty of perjury, that it is not a (I) a “bank” as described in Section 881(c)(3)(A) of the IRC,

(II) a 10% shareholder of Borrower (within the meaning of Section 871(h)(3)(B) of the IRC), or (III) a controlled foreign corporation related to Borrower within the meaning of Section 864(d)(4) of the IRC, and (B) a properly completed and executed IRS Form W-8BEN or IRS Form W-8BEN-E or Form W-8IMY (with proper attachments);

if such Lender is entitled to claim an exemption from, or a reduction of, withholding Tax under a United States Tax treaty, a properly completed and executed copy of IRS Form W-8BEN or IRS Form W-8BEN-E;

if such Lender is entitled to claim that interest paid under this Agreement is exempt from United States withholding Tax because it is effectively connected with a United States trade or business of such Lender, a properly completed and executed copy of IRS Form W-8ECI;

if such Lender is entitled to claim that interest paid under this Agreement is exempt from United States withholding Tax because such Lender serves as an intermediary, a properly completed and executed copy of IRS Form W-8IMY (with proper attachments);

a properly completed and executed copy of any other form or forms, including IRS Form W-9, as may be required under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding or backup withholding Tax; or

if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Borrower and Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrower or Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower or Agent as may be necessary for Borrower and Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this Section 16.2(b)(vi), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Without limiting the generality of the foregoing, if a Lender claims an exemption from withholding Tax in a jurisdiction other than the United States, such Lender agrees with and in favor of Agent, to deliver to Agent any such form or forms, as may be required under the laws of such jurisdiction as a condition to exemption from, or reduction of, foreign withholding Tax before receiving its first payment under this Agreement.

Notwithstanding anything to the contrary in Section 16.2(a) or Section 16.2(c), the completion, execution and submission of documentation required by Section 16.2(a) and Section 16.2(c) shall only be required if the applicable Lender is legally able to deliver such forms, provided,  however, that nothing in Section 16.2(a) or this Section 16.2(c) shall require a Lender to disclose any information that it deems to be confidential (including without limitation, its Tax returns).

Each Lender shall provide new forms (or successor forms) upon the expiration or obsolescence of any previously delivered forms and shall promptly notify Agent and Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

If a Lender claims exemption from, or reduction of, withholding Tax and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrower to such Lender, such Lender agrees to notify Agent and Borrower of the percentage amount in which it is no longer the beneficial owner of Obligations of Borrower to such Lender. To the extent of such percentage amount, Agent will treat such Lender’s documentation provided pursuant to Section 16.2(a),  Section 16.2(b), or Section 16.2(c) as no longer valid. With respect to such percentage amount, such Participant or Assignee shall provide documentation, pursuant to Section 16.2(a),  Section 16.2(b), or Section 16.2(c), if applicable. Borrower agrees that each Participant shall be entitled to the benefits of this Section 16 with respect to its participation in any portion of the Obligations so long as such Participant complies with the obligations set forth in this Section 16 with respect thereto.

Reductions

.

If a Lender or a Participant is subject to an applicable withholding Tax, Borrower or Agent (or, in the case of a Participant, to the Lender granting the participation) may withhold from any payment to such Lender or such Participant an amount of Taxes as required by applicable law.  If the forms or other documentation required by Section 16.2 are not delivered to Borrower or Agent (or, in the case of a Participant, to the Lender granting the participation), then Borrower or Agent (or, in the case of a Participant, to the Lender granting the participation) may withhold from any payment to such Lender or such Participant not providing such forms or other documentation an amount of Taxes as required by applicable law.

If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that Agent (or, in the case of a Participant, to the Lender granting the participation) did not properly withhold Tax from amounts paid to or for the account of any Lender or any Participant due to a failure on the part of the Lender or any Participant (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Agent (or such Participant failed to notify the Lender granting the participation) of a change in circumstances which rendered the exemption from, or reduction of, withholding Tax ineffective, or for any other reason) such Lender shall indemnify and hold Agent harmless (or, in the case of a Participant, such Participant shall indemnify and hold the Lender granting the participation harmless) for all amounts paid, directly or indirectly, by Agent (or, in the case of a Participant, to the Lender granting the participation), as Tax or otherwise, including penalties and interest, and including any Taxes imposed by any jurisdiction on the amounts payable to Agent (or, in the case of a Participant, to the Lender granting the participation only), under this Section 16, together with all costs and expenses (including attorneys fees and expenses). The obligation of the Lenders and the Participants under this subsection shall survive the payment of all Obligations and the resignation or replacement of Agent.

Refunds

. If Agent or a Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Indemnified Taxes (including by the payment of additional amounts pursuant to Section 16.1), so long as no Default or Event of Default has occurred and is continuing, it shall pay over such refund to Borrower (but only to the extent of payments made, or additional amounts paid, by Borrower under this Section 16 with respect to Indemnified Taxes giving rise to such a refund), net of all out-of-pocket expenses of Agent or such Lender and without interest (other than any interest paid by the applicable Governmental Authority with respect to such a refund); provided, that Borrower, upon the request of Agent or such Lender, agree to repay the amount paid over to Borrower (plus any penalties, interest or other charges, imposed by the relevant Governmental Authority, other than such penalties, interest or other charges imposed as a result of the willful misconduct or gross negligence of Agent hereunder) to Agent or such Lender in the event Agent or such Lender is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this Section 16.4), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 16.4 the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  Notwithstanding anything in this Agreement to the contrary, this Section 16 shall not be construed to require Agent or any Lender to make available its Tax returns (or any other information which it deems confidential) to Borrower or any other Person.

Excluded Taxes

. For the avoidance of doubt, Borrower shall not be required to pay any additional amount or make any payment under this Agreement or under any other Loan Document with respect to Taxes if such Taxes are Excluded Taxes.

GENERAL PROVISIONS.

Effectiveness

. This Agreement shall be binding and deemed effective when executed by Borrower, Agent, and each Lender whose signature is provided for on the signature pages hereof.

Section Headings

. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

Interpretation

. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against the Lender Group or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

Severability of Provisions

. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

[Reserved]

.

Debtor-Creditor Relationship

. The relationship between the Lenders and Agent, on the one hand, and the Loan Parties, on the other hand, is solely that of creditor and debtor. No member of the Lender Group has (or shall be deemed to have) any fiduciary relationship or duty to any Loan Party arising out of or in connection with the Loan Documents or the transactions contemplated thereby, and there is no agency or joint venture relationship between the members of the Lender Group, on the one hand, and the Loan Parties, on the other hand, by virtue of any Loan Document or any transaction contemplated therein.

Counterparts; Electronic Execution

. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

Revival and Reinstatement of Obligations

. If any member of the Lender Group repays, refunds, restores, or returns in whole or in part, any payment or property (including any proceeds of Collateral) previously paid or transferred to such member of the Lender Group in full or partial satisfaction of any Obligation or on account of any other obligation of any Loan Party under any Loan Document, because the payment, transfer, or the incurrence of the obligation so satisfied is asserted or declared to be void, voidable, or otherwise recoverable under any law relating to creditors’ rights, including provisions of the Bankruptcy Code relating to fraudulent transfers, preferences, or other voidable or recoverable obligations or transfers (each, a “Voidable Transfer”), or because such member of the Lender Group elects to do so on the reasonable advice of its counsel in connection with a claim that the payment, transfer, or incurrence is or may be a Voidable Transfer, then, as to any such Voidable Transfer, or the amount thereof that such member of the Lender Group elects to repay, restore, or return (including pursuant to a settlement of any claim in respect thereof), and as to all reasonable costs, expenses, and attorneys fees of such member of the Lender Group related thereto, (i) the liability of the Loan Parties with respect to the amount or property paid, refunded, restored, or returned will automatically and immediately be revived, reinstated, and restored and will exist and (ii) Agent’s Liens securing such liability shall be effective, revived, and remain in full force and effect, in each case, as fully as if such Voidable Transfer had never been made. If, prior to any of the foregoing, (A) Agent’s Liens shall have been released or terminated or (B) any provision of this Agreement shall have been terminated or cancelled, Agent’s Liens, or such provision of this Agreement, shall be reinstated in full force and effect and such prior release, termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligation of any Loan Party in respect of such liability or any Collateral securing such liability.

Confidentiality

.

Agent and Lenders each individually (and not jointly or jointly and severally) agree that material, non-public information regarding Borrower and its Subsidiaries, their operations, assets, and existing and contemplated business plans (“Confidential Information”) shall be treated by Agent and the Lenders in a confidential manner, and shall not be disclosed by Agent and the Lenders to Persons who are not parties to this Agreement, except: (i) to attorneys for and other advisors, accountants, auditors, and consultants to any member of the Lender Group and to employees, directors and officers of any member of the Lender Group (the Persons in this clause (i), “Lender Group Representatives”) on a “need to know” basis in connection with this Agreement and the transactions contemplated hereby and on a confidential basis; (ii) to Subsidiaries and Affiliates of any member of the Lender Group, provided that any such Subsidiary or Affiliate shall have agreed to receive such information hereunder subject to the terms of this Section 17.9; (iii) as may be required by regulatory authorities so long as such authorities are informed of the confidential nature of such information; (iv) as may be required by statute, decision, or judicial or administrative order, rule, or regulation; provided that (x) prior to any disclosure under this clause (iv), the disclosing party agrees to provide Borrower with prior notice thereof, to the extent that it is practicable to do so and to the extent that the disclosing party is permitted to provide such prior notice to Borrower pursuant to the terms of the applicable statute, decision, or judicial or administrative order, rule, or regulation and (y) any disclosure under this clause (iv) shall be limited to the portion of the Confidential Information as may be required by such statute, decision, or judicial or administrative order, rule, or regulation; (v) as may be agreed to in advance in writing by Borrower; (vi) as requested or required by any Governmental Authority pursuant to any subpoena or other legal process, provided, that, (x) prior to any disclosure under this clause (vi) the disclosing party agrees to provide Borrower with prior written notice thereof, to the extent that it is practicable to do so and to the extent that the disclosing party is permitted to provide such prior written notice to Borrower pursuant to the terms of the subpoena or other legal process and (y) any disclosure under this clause (vi) shall be limited to the portion of the Confidential Information as may be required by such Governmental Authority pursuant to such subpoena or other legal process; (vii) as to any such information that is or becomes generally available to the public (other than as a result of prohibited disclosure by Agent or the Lenders or the Lender Group Representatives); (viii) in connection with any assignment, participation or pledge of any Lender’s interest under this Agreement, provided that prior to receipt of Confidential Information any such assignee, participant, or pledgee shall have agreed in writing to receive such Confidential Information either subject to the terms of this Section 17.9 or pursuant to confidentiality requirements substantially similar to those contained in this Section 17.9 (and such Person may disclose such Confidential Information to Persons employed or engaged by them as described in clause (i) above); (ix) in connection with any litigation or other adversary proceeding involving parties hereto which such litigation or adversary proceeding involves claims related to the rights or duties of such parties under this Agreement or the other Loan Documents; provided, that, prior to any disclosure to any Person (other than any Loan Party, Agent, any Lender, any of their respective Affiliates, or their respective counsel) under this clause (ix) with respect to litigation involving any Person (other than Borrower, Agent, any Lender, any of their respective Affiliates, or their respective counsel), the disclosing party agrees to provide Borrower with prior written notice thereof; and (x) in connection with, and to the extent reasonably necessary for, the exercise of any secured creditor remedy under this Agreement or under any other Loan Document.

Anything in this Agreement to the contrary notwithstanding, Agent may disclose information concerning the terms and conditions of this Agreement and the other Loan Documents to loan syndication and pricing reporting services or in its marketing or promotional materials with such information to consist of deal terms and other information customarily found in such publications or marketing or promotional materials and may otherwise use the name, logos, and other insignia of Borrower and Loan Parties and the total Loans provided hereunder in any “tombstone” or other advertisements, on its website or in other marketing materials of Agent.

Lender Group Expenses

. Borrower agrees to pay any and all Lender Group Expenses promptly upon written demand (with an itemized invoice thereof) and agrees that its obligations contained in this Section 17.10 shall survive payment or satisfaction in full of all other Obligations.

Survival

. All representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that Agent or any Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any loan or any fee or any other amount payable under this Agreement is outstanding and unpaid.

Patriot Act

. Agent and each Lender that is subject to the requirements of the Patriot Act hereby notifies Borrower that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow Agent or such Lender to identify Borrower in accordance with the Patriot Act. In addition, if Agent or a Lender is required by law or regulation or internal policies to do so, it shall have the right to periodically conduct (a) Patriot Act searches, OFAC/PEP searches, and customary individual background checks for the Loan Parties and (b) OFAC/PEP searches and customary individual background checks for the Loan Parties’ senior management and key principals, and Borrower agrees to cooperate in respect of the conduct of such searches and further agrees that the reasonable costs and charges for such searches shall constitute Lender Group Expenses hereunder and be for the account of Borrower.

Integration

. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

[Reserved]

.

[Reserved]

.

Intercreditor Agreements

. Each of Agent and each Lender hereunder, by its acceptance of the benefits provided hereunder, (a) consents to the subordination of Liens provided for in the Intercreditor Agreements, (b) agrees that it will be bound by, and will take no actions contrary to, the provisions of the Intercreditor Agreements and (c) authorizes and instructs Agent to enter into the Intercreditor Agreements (and/or any joinder or supplement thereof) on behalf of each Lender. Agent and each Lender hereby agree that the terms, conditions and provisions contained in this Agreement are subject to the Intercreditor Agreements and, in the event of a conflict between the terms of the Intercreditor Agreements and this Agreement, the terms of the Intercreditor Agreements shall govern and control.  This Agreement constitutes an “Additional ABL Credit Agreement” under and as defined in the ABL-Notes Intercreditor Agreement, Agent is a “Bank Collateral Agent” under and as defined in the ABL-Notes Intercreditor Agreement, the Loan Documents shall constitute “Credit Facility Loan Documents” under and as defined in the ABL-Notes Intercreditor Agreement and the Obligations shall constitute “Credit Facility Obligations” under and as defined in the ABL-Notes Intercreditor Agreement.

[Signature pages to follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

(xi)		JACK COOPER HOLDINGS CORP.,
a Delaware corporation

(xii)	By:
Name: T. Michael Riggs
Title: CEO

Credit Agreement

(xiii)		WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Agent

(xiv)	By:
Name:
Title:

Credit Agreement

SOLA LTD,
as a Lender

By: Solus Alternative Asset Management LP
Its: Investment Manger

By:
Name:
Title:

ULTRA MASTER LTD,
as a Lender

By: Solus Alternative Asset Management LP
Its: Investment Manger

By:
Name:
Title:

SOLUS OPPORTUNITIES FUND 5 LP,
as a Lender

By: Solus Alternative Asset Management LP
Its: Investment Manger

By:
Name:
Title:

Credit Agreement

SCHEDULE C-1

Commitments

(xv)Lender	(xvi)Commitment
(xvii)Sola Ltd	(xviii)$36,900,000.00
(xix)Ultra Master Ltd	(xx)$2,665,000.00
(xxi)Solus Opportunities Fund 5 LP	(xxii)$1,435,000.00
(xxiii)TOTAL	(xxiv)$41,000,000.00

(xxv)

Schedule 1.1

(xxvi)As used in the Agreement, the following terms shall have the following definitions:

“2017 Notes Agent” means U.S. Bank National Association, as trustee and as collateral agent for the 2017 Noteholders, and any of it successors or assigns in either such capacity.

“2017 Noteholders” mean those present or future holders of the 2017 Notes.

“2017 Notes” means those 13.75% senior secured notes due 2023 issued by Borrower pursuant to the 2017 Notes Indenture.

“2017 Notes Documents” means the 2017 Notes Indenture, the 2017 Notes, the 2017 Notes Guaranties, the Security Documents (as that term is defined in the 2017 Notes Indenture), and any other agreements, documents, or instruments evidencing or governing any of the 2017 Notes Obligations, as amended, restated, modified, supplemented, extended, renewed, refunded, replaced or refinanced from time to time, in whole or in part, as and to the extent permitted by this Agreement and the ABL-Notes Intercreditor Agreement.

“2017 Notes Guaranties” means those certain Note Guarantees (as that term is defined in the 2017 Notes Indenture) executed by certain of Borrower’s Subsidiaries in favor of the 2017 Noteholders, and any other agreements, documents, or instruments guaranteeing the 2017 Notes Obligations.

“2017 Notes Indenture” means that certain Indenture, dated as of the First Amendment Effective Date, among Borrower, certain of Borrower’s Subsidiaries and 2017 Notes Agent, pursuant to which the 2017 Notes are to be issued, as the same may be amended, restated, modified, supplemented, extended, renewed, refunded, replaced or refinanced, from time to time, in whole or in part, in one or more agreements (in each case, with the same or new holders or trustee), including any agreement extending the maturity thereof or otherwise restructuring all or any portion of the Indebtedness thereunder or increasing the amount loaned or issued thereunder or altering the maturity thereof, in each case, as and to the extent permitted by this Agreement and the ABL-Notes Intercreditor Agreement.

“2017 Notes Obligations” means all obligations and all amounts owing, due or secured under the 2017 Notes Documents, not to exceed an aggregate initial principal amount of $227,500,000 (or such higher amount as the Required Lenders may agree to in writing after June 15, 2017 (which may through email)).

“ABL Agent” means the Existing ABL Agent, or in the case of any Additional ABL Credit Agreement or replacement or refinancing of the Existing ABL Credit Agreement permitted hereunder, the person identified as agent in the certificate required pursuant to the definition of “ABL Credit Agreement”.

“ABL Credit Agreement” means a collective reference to (a) the Existing ABL Credit Agreement and (b) any Additional ABL Credit Agreement.

2

“ABL Loan Documents” means the “Loan Documents” or any comparable term as that term is defined in the ABL Credit Agreement.

“ABL-Notes Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of the ~~June 18, 2013, between ABL Agent and~~First Amendment Effective Date, by and among ABL Agent, the agent under the MSD Term Loan Credit Agreement, the agent under the Solus Term Loan Credit Agreement and 2017 Notes Agent, as amended, modified, supplemented, restated, refinanced, refunded or replaced in whole or in part from time to time in accordance with the terms therein.

“ABL Obligations” means the “Obligations” or any comparable term as that term is defined in ~~the~~any ABL Credit Agreement, not to exceed the sum of (a) any Indebtedness permitted pursuant to clause (k) of the definition of “Permitted Indebtedness” designated as ABL Obligations by Borrower (without duplication of any other Indebtedness outstanding pursuant to such clause on the date of determination) plus (b) the greatest of (i) $~~100,000,000,~~105,000,000, (ii) the Borrowing Base (as defined in the Notes Indenture as in effect on the date of the Agreement) as of the date of such incurrence or (iii) an amount such that the ABL Priority Leverage Ratio of Borrower and its Subsidiaries would not exceed 1.75 to 1.00; provided that in no event shall ABL Obligations exceed $120,000,000; provided further that obligations shall not constitute ABL Obligations for purposes of this Agreement unless they (I) do not cause any of the Obligations to no longer constitute “Credit Facility Obligations” as defined in the ABL-Notes Intercreditor Agreement), (II) constitute “~~ABL~~WFCF Priority Debt” as defined in the Closing Date Intercreditor Agreement, and (III) are permitted to be incurred under the 2017 Notes Indenture.

“ABL Priority Collateral” shall have the meaning given to that term in the ABL-Notes Intercreditor Agreement.

“ABL Priority Leverage Ratio” means, as of any date of determination (the “Determination Date”), the ratio of (a) the aggregate amount of all Indebtedness of Borrower and its Subsidiaries secured by first priority Liens on the ABL Collateral (as defined in the ABL-Notes Intercreditor Agreement) on the Determination Date to (b) the aggregate amount of EBITDA for the Four-Quarter Period. For purposes of this definition, Indebtedness and EBITDA shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(a)the Incurrence of any Indebtedness of Borrower or any of its Subsidiaries (and the application of the proceeds thereof) and any repayment of other Indebtedness occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Determination Date, as if such Incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four-Quarter Period; and

(b)any Asset Sale or Asset Acquisition (including any Asset Acquisition giving rise to the need to make such calculation as a result of Borrower or any of its Subsidiaries (including any Person who becomes a Subsidiary of Borrower as a result of such Asset Acquisition) incurring Acquired Indebtedness and also including any EBITDA (including any pro forma expense and cost reductions calculated on a basis in accordance with Regulation S-X under the Exchange Act associated with any such Asset Acquisition or Asset Sale)) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the

3

Determination Date, as if such Asset Sale or Asset Acquisition (including the incurrence of, or assumption or liability for, any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four-Quarter Period;

provided that no pro forma effect shall be given to the incurrence of any Permitted Indebtedness Incurred on such date of determination or the discharge on such date of determination of any Indebtedness from the proceeds of any such Permitted Indebtedness; provided,  further, that for purposes of calculating Indebtedness for the ABL Priority Leverage Ratio, the aggregate outstanding amount under the ABL Credit Agreement shall be based on the average daily outstanding principal balance under such facility during the applicable Four-Quarter Period. Any pro forma calculations shall be subject to the applicable caps set forth in the definition of “EBITDA”.

“Account” means an account (as that term is defined in the Code).

“Account Debtor” means any Person who is obligated on an Account, chattel paper, or a general intangible.

“Accounting Changes” means changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successor thereto or any agency with similar functions).

“Acquisition” means in a transaction or a series of transactions, (a) the purchase or other acquisition by a Person or its Subsidiaries of all or substantially all of the assets of (or any division or business line of) any other Person, or (b) the purchase or other acquisition (whether by means of a merger, consolidation, or otherwise) by a Person or its Subsidiaries of all or substantially all of the Capital Interests of any other Person.

“Acquired Indebtedness”  means Indebtedness of a Person existing at the time such Person becomes a Subsidiary or Borrower or assumed in connection with the acquisition of assets from such Person.

“Additional ABL Credit Agreement” means any agreement for the Incurrence of additional Indebtedness permitted pursuant to clause (a) of the definition of “Permitted Indebtedness” and permitted to be secured by the Collateral pursuant to ~~clause (a)(ii~~clauses (a)(ii) and (a)(vii) (including with respect to the Refinancing Indebtedness thereof) of the definition of “Permitted Collateral Lien”, together with all related notes, letters of credit, collateral documents, guarantees, and any other related agreements and instruments executed and delivered in connection therewith, in each case as amended, modified, supplemented, restated, refinanced, refunded or replaced in whole or in part from time to time to the extent permitted hereunder and under the Closing Date Intercreditor Agreement, including by or pursuant to any agreement or instrument that extends the maturity of any Indebtedness thereunder, or increases the amount of available borrowings thereunder (provided that such increase in borrowings is permitted under clause (a) of the definition of the term “Permitted Indebtedness”), or adds Subsidiaries of the Borrower as additional borrowers or guarantors thereunder (provided that, any Subsidiary that is not a Foreign Subsidiary that becomes an additional borrower or guarantor thereunder shall also be a Guarantor

4

of the Obligations), in each case with respect to such agreement or any successor or replacement agreement and whether by the same or any other agent, lender, group of lenders, purchasers or debt holders; provided, any such amendment, modification, supplement, restatement, refinancing, or replacement shall be permitted hereunder and under the Closing Date Intercreditor Agreement as a condition to effectiveness thereof and at the time of entry Borrower shall have delivered to Agent and Lenders an officer’s certificate certifying that such amendment, modification, supplement, restatement, refinancing, or replacement is permitted to be incurred by this Agreement and the Closing Date Intercreditor Agreement.

 “Additional Assets” has the meaning specified therefor in Section 2.4(d)(ii)(2).

~~“Additional Basket Conditions” means, both before and immediately after giving effect to such Restricted Junior Payment, Investment or payment, (i) no Event of Default has occurred and is continuing, (ii) (A) if the Existing ABL Credit Agreement is in effect (and is an asset based loan containing “Availability” criteria) immediately after such Restricted Junior Payment or payment, Borrower and Guarantors shall have Availability (as defined in the Existing ABL Credit Agreement as in effect on the date of the Agreement) of no less than 10% of the Maximum Revolver Amount (as defined in the Existing ABL Credit Agreement as in effect on the date of the Agreement) and (B) if immediately after such Restricted Junior Payment or payment, the Existing ABL Credit Agreement is no longer in effect and/or is not an asset based loan or otherwise does not have any “Availability” criteria, Borrower and Guarantors have a Minimum Liquidity of at least $10,000,000 and (iii) the Fixed Charge Coverage Ratio (as defined in the Existing ABL Credit Agreement as in effect on the date of the Agreement), on a pro forma basis, for the month most recently ended shall be at least 1.10:1.00; provided, Borrower must provide Agent and Lender evidence of the foregoing Fixed Charge Coverage Ratio compliance before making any such Restricted Junior Payment, Investment or payment.~~

 “Additional Documents” has the meaning specified therefor in Section 5.12 of the Agreement.

“Additional Notes” means Notes (other than the Notes issued prior to the date of the Agreement) issued pursuant to Section 6.1(a) of the Agreement. “Affected Lender” has the meaning specified therefor in Section 2.13(b) of the Agreement.

“Affiliate” means, as applied to any Person, any other Person who controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” means the possession, directly or indirectly through one or more intermediaries, of the power to direct the management and policies of a Person, whether through the ownership of Capital Interests, by contract, or otherwise; provided,  however, that, for purposes of Section 6.12 of the Agreement: (a) any Person which owns directly or indirectly 10% or more of the Capital Interests having ordinary voting power for the election of directors or other members of the governing body of a Person or 10% or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed an Affiliate of such Person, (b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person, and (c) each partnership in which a Person is a general partner shall be deemed an Affiliate of such Person.

5

“Affiliated Lender” means Jack Cooper Enterprises, Inc. or any of its Affiliates (other than Loan Parties or their Subsidiaries) and any trusts whose beneficiary is Michael Riggs and/or any of his relatives. For the avoidance of doubt, no natural person may be an Affiliated Lender.

“Affiliated Lender Assignment and Acceptance” means an Affiliated Lender Assignment and Acceptance Agreement substantially in the form of Exhibit A-2 to the Agreement.

“Agent” has the meaning specified therefor in the preamble to the Agreement.

“Agent-Related Persons” means Agent, together with its Affiliates, officers, directors, employees, attorneys, and agents.

“Agent’s Account” has the meaning specified therefor in Section 2.7.

“Agent’s Liens” mean the Liens granted by Borrower or its Subsidiaries to Agent under the Loan Documents and securing the Obligations.

“Agreement” means the Credit Agreement to which this Schedule 1.1 is attached.

“Applicable Premium” means: as applicable, (A) in the case of a prepayment (including any date of prepayment upon acceleration thereof, whether by operation of law or otherwise) prior to the second anniversary of the Closing Date (other than a prepayment pursuant to Section 2.4(d)(i)(1)), the Make-Whole Premium, (B) in the case of a prepayment (including any date of prepayment upon acceleration thereof, whether by operation of law or otherwise) on or after the second anniversary of the Closing Date but prior to the third anniversary of the Closing Date, a prepayment premium of 5.0% of the aggregate principal amount of the Loans so prepaid; and (C) in the case of a prepayment (including any date of prepayment upon acceleration thereof, whether by operation of law or otherwise) on or after the third anniversary of the Closing Date but prior to the fourth anniversary of the Closing Date, a prepayment premium of 1.0% of the aggregate principal amount of the Loans so prepaid.

 “Application Event” means (a) the occurrence of a failure by Borrower to repay all of the Obligations in full on the Maturity Date, or (b) the occurrence and continuance of an Event of Default and the election by the Required Lenders to require that payments and proceeds of Collateral be applied pursuant to Section 2.4(b)(ii) of the Agreement.

“Asset Acquisition” means:

an Investment by Borrower or any Subsidiaries in any other Person pursuant to which such Person shall become a Subsidiary of Borrower, or shall be merged with or into Borrower or any Subsidiary of Borrower; or

the acquisition by Borrower or any Subsidiaries of the assets of any Person which constitute all or substantially all of the assets of such Person, any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business and consistent with past practices.

“Asset Sale” means:

6

(x) any transfer, conveyance, sale, lease or other disposition (including dispositions pursuant to any consolidation or merger) by Borrower or any Subsidiary of Borrower to any Person (other than to Borrower or one or more of its Subsidiaries) in any single transaction or series of transactions of:

Capital Interests in another Person (other than Capital Interests in Borrower or directors’ qualifying shares or shares or interests required to be held by foreign nationals pursuant to local law); or

any other property or assets (other than in the normal course of business, including any sale or other disposition of obsolete or permanently retired equipment and any sale of inventory in the ordinary course of business); or

(y)an Event of Loss;

provided,  however, that the term “Asset Sale” shall exclude:

(i)any single transaction or series of related transactions that involve the sale of assets or sale of Capital Interests of a Subsidiary of Borrower having a Fair Market Value of less than $2,500,000.

(ii)sales or other dispositions of cash or Cash Equivalents;

(iii)the sale and leaseback of any assets within 180 days of acquisition thereof;

(iv)the sale or lease of equipment or inventory in the ordinary course of business (including for financing purposes);

(v)leases or subleases in the ordinary course of business (including for financing purposes) to third persons not interfering in any material respect with the business of Borrower or any of its Subsidiaries and otherwise in accordance with the provisions of this Agreement;

(vi)dispositions of accounts receivable in connection with the collection or compromise thereof in the ordinary course of business;

(vii)licensing of intellectual property in accordance with industry practice in the ordinary course of business;

(viii)an issuance of Capital Interests by a Subsidiary of Borrower to Borrower or to another Subsidiary of Borrower; an issuance of Capital Interests by Borrower;

(ix)any surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind in the ordinary course of business;

(x)the grant in the ordinary course of business of any license of patents, trademarks, know-how and any other intellectual property;

7

(xi)sales, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements or similar binding arrangements;

(xii)transactions expressly permitted by Section 6.3, 6.7, 6.9 or 6.11, or creation of a Lien permitted by Section 6.2 (but not the sale or other disposition of the property subject to such Lien);

(xiii)the disposition of assets in the ordinary course of business that, in the good faith judgment of the board of directors or management of the Borrower or the applicable Subsidiary, are no longer used or useful in the business of such entity; and

(xiv)the lease, assignment or sublease of any real or personal property in the ordinary course of business.

For purposes of this definition, any series of related transactions that, if effected as a single transaction, would constitute an Asset Sale shall be deemed to be a single Asset Sale effected when the last such transaction which is a part thereof is effected.

“Assignee” has the meaning specified therefor in Section 13.1(a) of the Agreement.

“Assignment and Acceptance” means an Assignment and Acceptance Agreement substantially in the form of Exhibit A-1 to the Agreement.

“Authorized Person” means any one of the individuals identified on Schedule A-2 to the Agreement.

“Average Life” means, as of any date of determination, with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of (x) the number of years from the date of determination to the dates of each successive scheduled principal payment (including any sinking fund or mandatory redemption payment requirements) of such Indebtedness multiplied by (y) the amount of such principal payment by (ii) the sum of all such principal payments.

“Bank Lender” means any lender or holder of Indebtedness under the ABL Credit Agreement or any other credit facility the obligors with respect to which are required to become Loan Parties hereunder to the extent such Indebtedness is permitted under the definition of “Permitted Indebtedness”.

“Bank Product” means any services or facilities provided to Borrower or any ~~Guarantor~~Subsidiary by the ABL Agent, any Bank Lender, or any of their respective Affiliates, including, without limitation, Hedging Obligations.

“Bankruptcy Code” means title 11 of the United States Code, as in effect from time to time.

8

“Benefit Plan” means a “defined benefit plan” (as defined in Section 3(35) of ERISA) for which Borrower or any of its Subsidiaries or ERISA Affiliates has been an “employer” (as defined in Section 3(5) of ERISA) within the past six years.

“Board of Directors” means, as to any Person, the board of directors (or comparable managers) of such Person or any committee thereof duly authorized to act on behalf of the board of directors (or comparable managers).

“Borrower” has the meaning specified therefor in the preamble to the Agreement.

“Borrowing” means a borrowing consisting of Loans made on the Closing Date.

“Builder Basket Amount” means the amount equal to the sum of the amounts determined pursuant to Section 4.7(c)(1), (c)(2) and (c)(3) of the 2017 Notes Indenture (as in effect on the First Amendment Effective Date).  For the avoidance of doubt, any net cash proceeds received by Borrower from the issuance or sale of Qualified Capital Interests or cash equity contributions that are otherwise applied, including pursuant to Section 6.7(a)(i), 6.9(g), 6.9(j), clause (6) of Permitted Deleveraging Transactions and clause (d) of Permitted Investments, shall not be included within the Builder Basket Amount.

“Builder Basket Conditions” means after giving effect to the proposed Incurrence of the prepayments, Restricted Junior Payment or Investment, as applicable and as the case may be, (i) no Default or Event of Default has occurred and is continuing or will occur as a consequent thereof, and (ii) the “Consolidated Fixed Charge Coverage Ratio” (as defined in the 2017 Notes Indenture as in effect on the First Amendment Effective Date) of the Borrower and its “Restricted Subsidiaries” (as defined in the 2017 Notes Indenture as in effect on the First Amendment Effective Date) would be greater than 2.0:1.0.

“Business Day” means any day that is not a Saturday, Sunday, or other day on which banks are authorized or required to close in the state of New York.

“Capital Interests” in any Person means any and all shares, interests (including preferred interests, restricted stock interests and stock options, warrants and other convertible instruments), participations or other equivalents in the equity interest (however designated) in such Person and any rights (other than debt securities convertible into an equity interest), warrants or options to acquire an equity interest in such Person.

“Capital Lease” means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP;  provided,  however, that notwithstanding anything to the contrary in this Agreement or the other Loan Documents, any lease existing as of ~~the date of the Agreement~~First Amendment Effective Date that constitutes an operating lease in accordance with GAAP as in effect on the date of the ~~Agreement~~First Amendment Effective Date shall be deemed not to be a Capital Lease hereunder, and any future lease, if it were in effect on the ~~date hereof~~First Amendment Effective Date, that would be treated as an operating lease for purposes of GAAP as of the ~~date hereof~~First Amendment Effective Date shall be treated as an operating lease.

9

“Capital Lease Obligation” means any obligation under a Capital Lease; and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligations determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of Section 6.2, a Capital Lease Obligation shall be deemed secured by a Lien on the Property being leased.

“Cash Equivalents” means any of the following Investments: (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) maturing not more than one year after the date of acquisition; (ii) time deposits in and certificates of deposit of any Eligible Bank; provided that such Investments have a maturity date not more than two years after date of acquisition and that the Average Life of all such Investments is one year or less from the respective dates of acquisition; (iii) repurchase obligations with a term of not more than 180 days for underlying securities of the types described in clause (i) above entered into with any Eligible Bank; (iv) direct obligations issued by any state of the United States or any political subdivision or public instrumentality thereof; provided that such Investments mature, or are subject to tender at the option of the holder thereof within 365 days after the date of acquisition and, at the time of acquisition, have a rating of at least A from Standard & Poor’s or A-2 from Moody’s (or an equivalent rating by any other nationally recognized rating agency); (v) commercial paper of any Person other than an Affiliate of the Borrower; provided that such Investments have one of the two highest ratings obtainable from either Standard & Poor’s or Moody’s at the time of their acquisition and mature within 180 days after the date of acquisition; (vi) overnight and demand deposits in and bankers’ acceptances of any Eligible Bank and demand deposits in any bank or trust company to the extent insured by the Federal Deposit Insurance Corporation against the Bank Insurance Fund; (vii) money market funds substantially all of the assets of which comprise Investments of the types described in clauses (i) through (vi) above; and (viii) instruments equivalent to those referred to in clauses (i) through (vi) above or funds equivalent to those referred to in clause (vii) above denominated in Euros or any other foreign currency comparable in credit quality and tender to those referred to in such clauses and customarily used by corporations for cash management purposes in jurisdictions outside the United States to the extent reasonably required in connection with any business conducted by any Subsidiary organized in such jurisdiction, all as determined in good faith by Borrower.

“Certificate” means, with respect to a Vehicle, the certificate of title or equivalent certificate or document, issued by the relevant Jurisdiction, evidencing ownership of such Vehicle.

“CFC” means a controlled foreign corporation (as that term is defined in Section 957 of the IRC and the Treasury Regulations thereunder).

“Change of Control” means that: (a) any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, becomes the beneficial owner (as defined in Rules 13d-3 13d-5 under the Exchange Act, except that for purposes of this clause (a) such “person” or “group” or Permitted Holder shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire by conversion or exercise of other securities, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50%, or more, of the Capital Interests of

10

Borrower having the right to vote for the election of members of the Board of Directors, (b) Borrower fails to own and control, directly or indirectly, 100% of the Capital Interests of each other Loan Party and of each other Subsidiary whose Capital Interests is pledged by a Loan Party (other than pursuant to a transaction of a type permitted under Section 6.3 or Section 6.4 of this Agreement and other than any minority interest of any Foreign Subsidiary of Borrower as required by law), or (c) a “Change of Control” or comparable term as that term is defined in the 2017 Notes Indenture, the MSD Term Loan Credit Agreement or the ABL Credit Agreement (or, in each case, any permitted Refinancing Indebtedness with respect thereto pursuant to clause (l) of the definition of “Permitted Indebtedness”) occurs (in each case, after giving effect to any applicable waiver, amendment, consent or modification thereunder).

“Closing Date” means October 28, 2016 on which the conditions precedent set forth in Section 3.1 either have been satisfied or have been waived by the Lenders.

“Closing Date Intercreditor Agreement” means that certain Amended and Restated Intercreditor Agreement, dated as of the Closing Date, by and among Agent, ABL Agent, and MSDC JC Investment, LLC, acknowledged by each Loan Party, as amended, modified, supplemented, restated, or replaced in whole or in part from time to time in accordance with the terms therein.

“Code” means the New York Uniform Commercial Code, as in effect from time to time.

“Collateral” means all assets and interests in assets and proceeds thereof now owned or hereafter acquired by Borrower or its Subsidiaries in or upon which a Lien is granted by such Person in favor of Agent or the Lenders under any of the Loan Documents.

“Collateral Access Agreement” means a landlord waiver, bailee letter, or acknowledgement agreement of any lessor, warehouseman, processor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in Borrower’s or its Subsidiaries’ books and records, Equipment, or Inventory, in each case, in form and substance reasonably satisfactory to Agent.

“Collections” means all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, cash proceeds of asset sales, rental proceeds, and tax refunds) paid or payable to a Loan Party.

“Commitment” means, with respect to each Lender, the obligation of such Lender to make a Loan to Borrower under the Agreement, in each case as such Dollar amounts are set forth beside such Lender’s name under the applicable heading on Schedule C-1 to the Agreement.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C-1 to the Agreement delivered by the chief financial officer of Borrower to Agent.

“Confidential Information” has the meaning specified therefor in Section 17.9(a) of the Agreement.

“Consolidated Fixed Charge Coverage Ratio” means, with respect to any Person, the ratio of the aggregate amount of EBITDA of such Person for the four full fiscal quarters, treated as one

11

period, for which financial information in respect thereof is available immediately preceding the date of the transaction (the “Transaction Date”) giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (such four full fiscal quarter period being referred to herein as the “Four-Quarter Period”) to the aggregate amount of Consolidated Fixed Charges of such Person for the Four-Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, “EBITDA” and “Consolidated Fixed Charges” shall be calculated after giving effect, on a pro forma basis for the period of such calculation, to any Asset Sales or Asset Acquisitions, investments and discontinued operations (as determined in accordance with GAAP) occurring during the Four-Quarter Period or any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such Asset Sale (including any associated repayment of Indebtedness) or Asset Acquisition (including the incurrence or assumption of any associated Acquired Indebtedness), investment, or disposed operation occurred on the first day of the Four-Quarter Period. Any pro forma calculations shall be subject to the caps set forth in the definition of “EBITDA”.

The Consolidated Fixed Charge Coverage Ratio shall be calculated on a pro forma basis as if any such Indebtedness being Incurred (including any other Indebtedness being Incurred contemporaneously), and any other Indebtedness Incurred since the beginning of the Four-Quarter Period, had been Incurred and the proceeds thereof had been applied at the beginning of the Four-Quarter Period, and any other Indebtedness repaid since the beginning of the Four-Quarter Period had been repaid at the beginning of the Four-Quarter Period; provided that for purposes of calculating the Consolidated Fixed Charge Coverage Ratio, the aggregate outstanding amount under the ABL Credit Agreement shall be based on the average daily outstanding principal balance under such facility during the applicable Four-Quarter Period. Furthermore, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of these agreements.

If such Person or any of its Subsidiaries directly or indirectly Guarantees Indebtedness of a third Person, the above clause shall give effect to the incurrence of such Guaranteed Indebtedness as if such Person or such Subsidiary had directly incurred or otherwise assumed such Guaranteed Indebtedness.

“Consolidated Fixed Charges” means, with respect to any Person for any period, the sum of, without duplication, the amounts for such period of:

(i) Consolidated Interest Expense; and

(ii) the product of (a) all dividends and other distributions paid or accrued (other than dividends or other distributions paid or accruing in Qualified Capital Interests) during such period in respect of Redeemable Capital Interests of such Person and its Subsidiaries, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state, provincial and local statutory tax rate of such Person, expressed as a decimal.

“Consolidated Income Tax Expense” means, with respect to any Person for any period, the provision for federal, state, local and foreign income taxes and state franchise taxes of such

12

Person and its Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(i)the interest expense of such Person and its Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation:

(a)any amortization of debt discount;

(b)the net cost under non-speculative Hedging Obligations (including any amortization of discounts);

(c)the interest portion of any deferred payment obligation;

(d)all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers’ acceptance financing or similar activities; and

(e)all accrued interest; plus

(ii)the interest component of Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Subsidiaries during such period determined on a consolidated basis in accordance with GAAP; plus

(iii)the interest expense on any Indebtedness guaranteed by such Person and its Subsidiaries; plus

(iv)all capitalized interest of such Person and its Subsidiaries for such period;

provided,  however, that Consolidated Interest Expense will exclude the amortization or write-off of debt issuance costs and deferred financing fees, commissions, fees and expenses.

“Consolidated Net Income” means, with respect to any Person, for any period, the consolidated net income (or loss) of such Person and its Subsidiaries for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income, by excluding, without duplication:

(a)all extraordinary gains or losses (net of fees and expenses relating to the transaction giving rise thereto), income, expenses or charges;

(b)the portion of net income of such Person and its Subsidiaries allocable to non-controlling interest in unconsolidated Persons to the extent that cash dividends or distributions have not or could not have actually been received by such Person or one of its Subsidiaries;

(c)gains or losses in respect of any Asset Sales after June 18, 2013

13

by such Person or one of its Subsidiaries (net of fees and expenses relating to the transaction giving rise thereto), on an after-tax basis;

(d)solely for purposes of determining the amount available for Restricted Junior Payments under clause (c) of the first paragraph of Section 6.9, the net income of any Subsidiary of Borrower (other than a Guarantor) or such Person to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Subsidiary or its stockholders;

(e)any fees and expenses, including deferred finance costs, paid in connection with the issuance of the 2017 Notes, documentation and establishment of the ABL Credit Agreement ~~and~~, consummation of the Transactions (including the ones incurred following the Closing Date), and consummation of any of the First Amendment Effective Date Transactions (including the ones following the First Amendment Effective Date);

(f)non-cash compensation expense incurred with any issuance of equity interests to an employee of such Person or its Subsidiary; and

(g)any gain or loss realized as a result of the cumulative effect of a change in accounting principles.

“Consolidated Non-Cash Charges” means, with respect to any Person for any period, the aggregate non-cash charges and expenses of such Person and its Subsidiaries reducing Consolidated Net Income of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding depreciation and amortization and excluding any such charges constituting an extraordinary item or loss or any charge which requires an accrual of or a reserve for cash charges for any future period and including any non-cash charges relating to abandonment of assets or reserves related thereto).

“Consolidated Senior Secured Leverage Ratio” means, as of any date of determination, the ratio of (a) the aggregate amount of all Indebtedness for borrowed money secured by Liens of Borrower and its Subsidiaries on such date to (b) the aggregate amount of EBITDA for the Four-Quarter Period. For purposes of this definition, Indebtedness and EBITDA shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(a)the Incurrence of any Indebtedness of Borrower and its Subsidiaries (and the application of the proceeds thereof) and any repayment of other Indebtedness occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to such date of determination, as if such Incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four-Quarter Period; and

14

(b)any Asset Sale or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of Borrower or any of its Subsidiaries (including any Person who becomes a Subsidiary of Borrower as a result of such Asset Acquisition) incurring Acquired Indebtedness and also including any EBITDA (including any pro forma expense and cost reductions calculated on a basis in accordance with Regulation S-X under the Exchange Act associated with any such Asset Acquisition or Asset Sale)) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to such date of determination, as if such Asset Sale or Asset Acquisition (including the incurrence of, or assumption or liability for, any such Indebtedness or Acquired Debt) occurred on the first day of the Four-Quarter Period;

provided that no pro forma effect shall be given to the incurrence of any Permitted Indebtedness Incurred on such date of determination or the discharge on such date of determination of any Indebtedness from the proceeds of any such Permitted Indebtedness; provided,  further, that for purposes of calculating Indebtedness for the Consolidated Senior Secured Leverage Ratio, the aggregate outstanding amount under the ABL Credit Agreement shall be based on the average daily outstanding principal balance under such facility during the applicable Four-Quarter Period.

“Control Agreement” means a control agreement, in form and substance reasonably satisfactory to Agent, executed and delivered by Borrower or one of its Subsidiaries, the applicable securities intermediary (with respect to a Securities Account) or bank (with respect to a Deposit Account), the ABL Agent for so long as ABL Obligations are outstanding or, if the ABL Obligations are not outstanding the MSD Agent for so long as the MSD Obligations are outstanding or otherwise, the Agent~~, and, if applicable, the Notes Agent~~.

“Controlled Account Agreement” has the meaning specified therefor in the Security Agreement.

“Copyright Security Agreement” has the meaning specified therefor in the Security Agreement.

“Daily Balance” means, as of any date of determination and with respect to any Obligation, the amount of such Obligation owed at the end of such day.

“Default” means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

“Deposit Account” has the meaning ascribed to such term in the Security Agreement.

“Dollars” or “$” means United States dollars.

“EBITDA” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication, the following (other than with respect to clause (ix)), to the extent deducted in computing such Consolidated Net Income:

(i)Consolidated Income Tax Expense (other than income tax expense (either positive or negative) attributable to extraordinary gains or losses); plus

15

(ii)the Consolidated Interest Expense of such Person and its Subsidiaries for such period; plus

(iii)the aggregate depreciation, amortization (including amortization of goodwill and other intangibles) and other Consolidated Non-Cash Charges, including straight line rent expense and pension expense, to the extent non-cash; plus

(iv)an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Subsidiaries in connection with an Asset Sale, disposition of any securities by such Person or any of its Subsidiaries or extinguishment of any Indebtedness of such Person or any of its Subsidiaries; plus

(v)the Consolidated Fixed Charges of such Person and its Subsidiaries for such period; plus

(vi)claims costs, claims management expenses and adjustments to reserves under workers’ compensation, trucker’s liabilities and general liability insurance for claims related to events occurring on or prior to July 27, 2009; plus

(vii)pension partial or full withdrawal expense in connection with the Western Conference of Teamsters Pension Trust for such period, to the extent that such expenses were deducted in computing such Consolidated Net Income; plus

(viii)severance and like expenses accrued under any employment or consulting agreement in effect on ~~June 18, 2013~~the First Amendment Effective Date to the extent expensed, determined on a consolidated basis with GAAP; plus

(ix) solely for the purposes of the calculations of ABL Priority Leverage Ratio, Consolidated Senior Secured Leverage Ratio, and Consolidated Fixed Charge Coverage Ratio ~~(other than Consolidated Fixed Charge Coverage Ratio as part of Additional Basket Conditions required under Section 6.7,  Section 6.9 or “Permitted Investment” definition)~~, but not for any other purposes (including the calculation of  Gross Secured Leverage Ratio), the amount of cost savings, operational improvements and other synergies projected by Borrower in good faith to be realized as a result of actions taken or expected to be taken (including actions taken or expected to be taken in connection with Asset Sales, asset acquisitions, investments and discontinued operations for which pro forma adjustments are required in connection with the calculation of any ratio contained herein) during such period (calculated on a pro forma basis as though such cost savings, operational improvements and other synergies had been realized on the first day of such period), but not including the amount of actual benefits realized during such period from such actions; provided that (w) such cost savings, operational improvements and other synergies are reasonably identifiable and factually supportable, (x) such cost savings, operational improvements and other synergies are expected to be realized within 12 months of the date thereof in connection with such actions, (y) the aggregate amount of cost savings, operational improvements and other synergies added pursuant to this clause (ix) shall not exceed 10.0% of EBITDA on a consolidated basis for Borrower its Subsidiaries’ most recently ended four full fiscal quarters for which internal financial statements are available

16

immediately preceding the date of determination (calculated excluding such cost savings, operational improvements and other synergies), for any four consecutive quarter period (provided that this subclause (y) shall not apply to the acquisition of any business out of bankruptcy) and (z) such cost savings, operational improvements and other synergies are set forth in an officers’ certificate certifying that such cost savings, operational improvements and other synergies comply with the requirements of this clause (ix), plus

(x)transaction fees, costs and expenses relating to transactions permitted under this Agreement, regardless of whether such transactions are consummated in an aggregate amount not to exceed $5,000,000; plus

(xi)fees, costs and expenses (including transaction fees, attorney’s fees and other professional costs) incurred in connection with any of the First Amendment Effective Date Transactions (including the ones following the First Amendment Effective Date);

provided, that for the purposes of calculating EBITDA for any period of 4 consecutive fiscal quarters (each, a “Reference Period”), solely for purposes of the calculation of Gross Secured Leverage Ratio, ~~or Consolidated Fixed Charge Coverage Ratio as part of Additional Basket Conditions required under Section 6.7,  Section 6.9 or “Permitted Investment” definition,~~ if at any time during such Reference Period, Borrower or its Subsidiaries shall have made an Investment permitted hereunder, EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto (including pro forma adjustments arising out of events which are directly attributable to such Investment, are factually supportable, and are expected to have a continuing impact, in each case to be mutually and reasonably agreed upon by Borrower and the Required Lenders) or in such other manner acceptable to the Required Lenders as if any such Investment or adjustment occurred on the first day of such Reference Period  (provided that the aggregate amount of adjustments made pursuant to this proviso shall not exceed 10% of EBITDA on a consolidated basis for such Reference Period).

“Eligible Bank” means a bank or trust company that (i) is organized and existing under the laws of the United States of America, or any state, territory or possession thereof, (ii) as of the time of the making or acquisition of an Investment in such bank or trust company, has combined capital and surplus in excess of $500,000,000 and (iii) the senior Indebtedness of such bank or trust company is rated at least “A-2” by Moody’s or at least “A” by Standard & Poor’s.

“Event of Loss” means, with respect to any property or asset (tangible or intangible, real or personal), any of the following:

(i)any loss, destruction or damage of such property or asset;

(ii)any institution of any proceeding for the condemnation or seizure of such property or asset or for the exercise of any right of eminent domain;

(iii)any actual condemnation, seizure or taking by exercise of the power of eminent domain or otherwise of such property or asset, or confiscation of such property or asset or the requisition of the use of such property or asset;

17

(iv)any settlement in lieu of clauses (ii) or (iii) above; or

(v)any loss as a result of a title event or claim against the title insurance company insuring such property;

in each case, having a Fair Market Value in excess of $5,000,000.

“Environmental Action” means any written complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter, or other written communication from any Governmental Authority, or any third party involving violations of Environmental Laws or releases of Hazardous Materials (a) from any assets, properties, or businesses of Borrower or any of its Subsidiaries or any of their predecessors in interest, (b) from adjoining properties or businesses, or (c) from or onto any facilities which received Hazardous Materials generated by Borrower, any Subsidiary of Borrower, or any of their predecessors in interest.

“Environmental Law” means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy, or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, in each case, to the extent binding on Borrower or its Subsidiaries, relating to the environment, the effect of the environment on employee health, or Hazardous Materials, in each case as amended from time to time.

“Environmental Liabilities” means all liabilities, monetary obligations, losses, damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants, and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, or Remedial Action required, by any Governmental Authority or any third party, and which relate to any Environmental Action.

“Environmental Lien” means any Lien in favor of any Governmental Authority for Environmental Liabilities.

“Equipment” means equipment (as that term is defined in the Code).

“Equity Offering” means (i) an underwritten public equity offering of Qualified Capital Interests pursuant to an effective registration statement under the Securities Act of the Borrower, or any direct or indirect parent of Borrower but only to the extent the net cash proceeds thereof are contributed to Borrower or any successor to Borrower, other than any public offerings registered on Form S-8, or (ii) a private equity offering of Qualified Capital Interests of Borrower, or any direct or indirect parent of Borrower, including but not limited to a private offering in accordance with Rule 144A, Regulation D or Regulation S of the Securities Act or any other applicable exemption or safe harbor, but only to the extent the net cash proceeds thereof are contributed to, or received by, Borrower or any successor to Borrower, or (iii) any other going public transaction, including but not limited to a going public transaction with a special purpose acquisition company or a targeted acquisition company, but only to the extent the net cash proceeds thereof are contributed to, or received by, Borrower or any successor to Borrower.

18

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto.

“ERISA Affiliate” means (a) any Person subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower or any of its Subsidiaries under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower or any of its Subsidiaries under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which Borrower or any of its Subsidiaries is a member under IRC Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any Person subject to ERISA that is a party to an arrangement with Borrower or any of its Subsidiaries and whose employees are aggregated with the employees of Borrower or any of its Subsidiaries under IRC Section 414(o).

“Event of Default” has the meaning specified therefor in Section 8 of the Agreement.

“Excess Proceeds” has the meaning specified therefor in Section 2.4(d)(ii) of the Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as in effect from time to time.

“Excluded Deposit Account” has the meaning specified therefor in the Security Agreement.

“Excluded Real Property” means any Real Property owned in fee having a fair market value of $3,000,000 or less.

“Excluded Subsidiary” means any and all of the following: a Section 956 Subsidiary, any Subsidiary of such Section 956 Subsidiary, any other Foreign Subsidiary, and any Subsidiary that is prohibited by law or any existing organizational documents or joint venture documents (not entered into in anticipation of the requirements hereunder) from guaranteeing the Obligations or that would experience adverse regulatory consequences as a result of providing a guarantee in favor of Agent.

“Excluded Taxes” means (i) any Tax imposed on the net income or net profits (however denominated) of any Lender or any Participant (including any franchise Taxes or branch profits Taxes), in each case (a) imposed by the jurisdiction (or by any political subdivision or taxing authority thereof) in which such Lender or Participant is organized or the jurisdiction (or by any political subdivision or taxing authority thereof) in which such Lender’s or such Participant’s principal office is located or (b) as a result of a present or former connection between such Lender or Participant and the jurisdiction or taxing authority imposing the Tax (other than any such connection arising from such Lender or Participant having executed, become a party to, delivered or performed its obligations or received payment under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to any Loan Document, enforced its rights or remedies under the Agreement or any other Loan Document, or sold or assigned an interest in any Loan or Loan Document); (ii) Taxes resulting from a Lender’s or a Participant’s failure to comply with the requirements of Section 16.2 (whether or not such Lender or Participant was legally entitled to deliver such documentation), (iii) any United States

19

federal withholding Taxes that would be imposed on amounts payable to or for the account of a Lender based upon the applicable withholding rate in effect at the time such Lender becomes a “Lender” under this Agreement (or designates a new lending office), except that Indemnified Taxes shall include (A) any amount that such Lender (or its assignor, if any) was previously entitled to receive pursuant to Section 16.1 of the Agreement, if any, with respect to such withholding Tax at the time such Lender becomes a party to the Agreement (or designates a new lending office), and (B) additional United States federal withholding Taxes that may be imposed after the time such Lender becomes a party to the Agreement (or designates a new lending office), as a result of a change in law, rule, regulation, order or other decision with respect to any of the foregoing by any Governmental Authority, and (iv) any United States federal withholding Taxes imposed under FATCA.

“Existing ABL Agent” means Wells Fargo Capital Finance, LLC or any of its successors, assigns or replacements, in its capacity as administrative agent under the Existing ABL Loan Documents.

“Existing ABL Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of June 18, 2013, by and among Borrower, certain subsidiaries of Borrower, the lenders party thereto and the ABL Agent, together with all related notes, letters of credit, collateral documents, guarantees, and any other related agreements and instruments executed and delivered in connection therewith, in each case as amended, modified, supplemented, restated, refinanced, or replaced in whole or in part from time to time to the extent permitted hereunder and under the Closing Date Intercreditor Agreement, including by or pursuant to any agreement or instrument that extends the maturity of any Indebtedness thereunder, or increases the amount of available borrowings thereunder (provided that such increase in borrowings is permitted under clause (a) of the definition of the term “Permitted Indebtedness”), or adds Subsidiaries of the Borrower as additional borrowers or guarantors thereunder (provided that, any Subsidiary that is not a Foreign Subsidiary that becomes an additional borrower or guarantor thereunder shall also be a Guarantor of the Obligations), in each case with respect to such agreement or any successor or replacement agreement and whether by the same or any other agent, lender, group of lenders, purchasers or debt holders; provided, any such amendment, modification, supplement, restatement, refinancing, or replacement shall be permitted hereunder and under the Closing Date Intercreditor Agreement as a condition to effectiveness thereof and at the time of entry Borrower shall have delivered to Agent and Lenders an officer’s certificate certifying that such amendment, modification, supplement, restatement, refinancing, or replacement is permitted to be incurred by this Agreement and the Closing Date Intercreditor Agreement.

“Expiration Date” has the meaning specified therefor in the definition of “Offer to Prepay.”

 “Fair Market Value” means, with respect to the consideration received or paid in any transaction or series of transactions, the fair market value thereof, as determined in good faith by Borrower, in the event of an exchange of assets with a Fair Market Value in excess of $2,500,000, determined in good faith by the Board of Directors of Borrower.

“FATCA” means Sections 1471 through 1474 of the IRC, as of the date of the Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any

20

intergovernmental agreements related thereto, and any agreement entered into pursuant to Section 1471(b)(1) of the Code.

“Fee Letter” means that certain fee letter, dated as of the date of the Agreement, between Borrower and Wilmington Trust, National Association.

“First Amendment Effective Date” means the “Effective Date” as defined in the First Amendment.

“First Amendment” means that certain Amended and Restated Amendment Number One to Credit Agreement, dated as of June 15, 2017 by and among the Borrower, the Guarantors, the Lenders and Agent.

“First Amendment Effective Date Transactions” means the Offers (and the application of the proceeds of the 2017 Notes for purposes of the Offers substantially concurrently with the issuance of the 2017 Notes), issuance of Exchange Warrants and Solus Warrants, the Proposed Amendments, Consents, Collateral Release, the New Secured Notes Offering,  and the execution, delivery and performance by Borrower and the Guarantors of the First Amendment, the 2017 Notes Documents (and the issuance of the 2017 Notes thereunder), the amendment to the ABL Credit Agreement on the First Amendment Effective Date, the amendment to the MSD Credit Agreement on the First Amendment Effective Date, the related transactions in connection with any of the foregoing contemplated as of the Issue Date and described in the Offering Memorandum under the headings “New Secured Notes”, “Contribution of Capital” and “2017 Intercompany Loan”; and the payment of premiums, fees and expenses relating to any of the foregoing, in each case whether consummated pursuant to a Chapter 11 Bankruptcy Proceeding as described in the Offering Memorandum or pursuant to an out-of-court restructuring.  Capitalized terms used in this definition of “First Amendment Effective Date Transactions” not otherwise defined shall have the respective meanings ascribed to such terms in the Offering Memorandum and in accordance with, and subject to the terms of, the First Amendment.

 “Foreign Lender” means any Lender or Participant that is not a United States person within the meaning of IRC section 7701(a)(30).

“Foreign Subsidiary” means any Subsidiary of Borrower not organized under the laws of the United States of America or any State thereof or the District of Columbia.

“Four-Quarter Period” has the meaning specified therefor in the definition of “Consolidated Fixed Charge Coverage Ratio.”

“Funding Losses” has the meaning specified therefor in Section 2.12(b) of the Agreement.

“GAAP” means generally accepted accounting principles as in effect ~~as of June 18, 2013~~from time to time in the United States, consistently applied; provided,  however, that (i) all calculations relative to liabilities shall be made without giving effect to Statement of Financial Accounting Standards No. 159 and (ii) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any change to, or modification of, GAAP which would require the

21

capitalization of leases that shall be characterized as “operating leases” for purposes of GAAP as in effect as of ~~June 18, 2013.~~the First Amendment Effective Date.

“Governing Documents” means, with respect to any Person, the certificate or articles of incorporation, by-laws, or other organizational documents of such Person.

“Governmental Authority” means any federal, state, local, or other governmental or administrative body, instrumentality, board, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

“Gross Secured Leverage Ratio” means, as of any date of determination (the “Determination Date”), the ratio of (a) the aggregate amount of all Indebtedness of Borrower and its Subsidiaries that is secured by a Lien on such date (other than the Notes, Additional Notes, any Junior Debt, and any Refinancing Indebtedness of the foregoing) to (b) the aggregate amount of EBITDA for the Four-Quarter Period. For purposes of this definition, Indebtedness and EBITDA shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(a)the Incurrence of any Indebtedness of Borrower or any of its Subsidiaries (and the application of the proceeds thereof) and any repayment of other Indebtedness occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Determination Date, as if such Incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four-Quarter Period; and

(b)any Asset Sale or Asset Acquisition (including any Asset Acquisition giving rise to the need to make such calculation as a result of Borrower or any of its Subsidiaries (including any Person who becomes a Subsidiary of Borrower as a result of such Asset Acquisition) incurring Acquired Indebtedness and also including any EBITDA (including any pro forma expense and cost reductions calculated on a basis in accordance with Regulation S-X under the Exchange Act associated with any such Asset Acquisition or Asset Sale)) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Determination Date, as if such Asset Sale or Asset Acquisition (including the incurrence of, or assumption or liability for, any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four-Quarter Period;

provided that for purposes of calculating Indebtedness for the Gross Secured Leverage Ratio, the aggregate outstanding amount under the ABL Credit Agreement shall be the amount based on the average daily outstanding principal balance under such facility during the applicable Four-Quarter Period. Any pro forma calculations shall be subject to the caps set forth in the definition of “EBITDA”.

“Guarantee” means, as applied to any Indebtedness of another Person, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the normal course of business), direct or indirect, in any manner, of any part or all of such Indebtedness, (ii) any direct or indirect obligation, contingent or otherwise, of a Person guaranteeing or having the effect of guaranteeing the Indebtedness of any other Person in any manner and (iii) an agreement of a Person, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment

22

or performance (or payment of damages in the event of non-performance) of all or any part of such Indebtedness of another Person (and “Guaranteed” and “Guaranteeing” shall have meanings that correspond to the foregoing).

“Guarantor Joinder Agreement” has the meaning specified therefor in Section 5.11.

“Guarantors” means (a) each Subsidiary of Borrower (other than any Subsidiary that is not required to become a Guarantor pursuant to Section 5.11), and (b) each other Person that becomes a guarantor after the Closing Date pursuant to Section 5.11 of the Agreement, and “Guarantor” means any one of them. Notwithstanding anything to the contrary herein, any co-borrower or guarantor under the ABL Loan Documents and any guarantor under the 2017 Notes Documents shall be a Guarantor under the Loan Documents.

“Guaranty” means that certain general continuing guaranty, executed and delivered in accordance with the terms of this Agreement, by each extant Guarantor in favor of Agent, for the benefit of the Lender Group, in form and substance reasonably satisfactory to Agent.

“Hazardous Materials” means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable Environmental Law as “hazardous substances,” “hazardous materials,” “hazardous wastes,” “toxic substances,” or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or “toxicity”, (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

“Hedge Agreement” means (1) any interest rate swap agreement, interest rate collar agreement or other similar agreement or arrangement, (2) agreements or arrangements to manage fluctuations in currency exchange rates or (3) any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement.

“Hedging Obligation” means, with respect to any Person, the obligations of such Person pursuant to a Hedge Agreement.

“Hedge Termination Value” means, in respect of any one or more Hedge Agreement, after taking into account the effect of any legally enforceable netting agreement relating thereto, (a) for any date or after the date such Hedge Agreements have been closed out and termination values determined in accordance therewith, such termination value, and (b) for any date prior to the date referenced in clause (a), the amount determined as the mark-to-market value for such Hedge Agreement, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedge Agreement.

“Holdout Lender” has the meaning specified therefor in Section 14.2(a) of the Agreement.

“Incur” means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise

23

become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person. Indebtedness otherwise Incurred by a Person before it becomes a Subsidiary of Borrower shall be deemed to be Incurred at the time at which such Person becomes a Subsidiary of Borrower. “Incurrence” and “Incurred” shall have meanings that correspond to the foregoing. A Guarantee by any of Borrower or its Subsidiaries of Indebtedness Incurred by Borrower or its Subsidiaries, as applicable, shall not be a separate Incurrence of Indebtedness. In addition, the following shall not be deemed an Incurrence of Indebtedness:

(i)accrual of interest, amortization or accretion of debt discount or accretion of principal;

(ii)the payment of interest in the form of additional Indebtedness of the same instrument or the payment of dividends on Capital Interests in the form of additional Capital Interests of the same class and with the same terms or the accretion or accumulation of dividends on any Capital Interests;

(iii)the obligation to pay a premium in respect of Indebtedness arising in connection with the issuance of a notice of redemption or making of a mandatory offer to purchase such Indebtedness; and

(iv)unrealized losses or charges in respect of Hedging Obligations.

“Indebtedness” means at any time (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person, or non-recourse, the following, if and to the extent the following items (other than clauses (iii), (vi), (vii) and (viii) below) would appear as liabilities on a balance sheet of such Person prepared in accordance with GAAP: (i) all indebtedness of such Person for money borrowed or for the deferred purchase price of property which is due and payable in accordance with the agreement governing such purchase and which is not paid on the date due and payable (excluding any trade payables, trade accounts payable or other current liabilities incurred in the ordinary course of business, accrued expenses and any obligations to pay a contingent purchase price as long as such obligation remains contingent); (ii) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments; (iii) all obligations of such Person for the reimbursement of any obligor on any letters of credit (other than letters of credit that are secured by cash or Cash Equivalents), bankers’ acceptances or similar facilities (other than obligations with respect to letters of credit, banker’s acceptances or similar facilities securing obligations (other than obligations described under clause (i) and (ii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit and banker’s acceptances or similar facilities are not drawn upon, or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit, banker’s acceptance or similar facility); (iv) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property or assets acquired by such Person which is due and payable in accordance with the agreement governing such purchase and which is not paid on the date due and payable (excluding trade accounts payable arising in the ordinary course of business, deemed expenses and excluding any obligations to pay a contingent purchase price as long as such obligation remains contingent, subject to the penultimate paragraph of this definition); (v) all Capital Lease Obligations of such

24

Person; (vi) the maximum fixed redemption or repurchase price of Redeemable Capital Interests in such Person at the time of determination (but excluding any accrued dividends); (vii) net obligations under any Hedging Obligations of such Person at the time of determination; and (viii) all obligations of the types referred to in clauses (i) through (vii) of this definition of another Person and all dividends and other distributions of another Person, the payment of which, in either case, (A) such Person has Guaranteed or (B) is secured by any Lien upon the property or other assets of such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, dividends or other distributions. For purposes of the foregoing: (a) the maximum fixed repurchase price of any Redeemable Capital Interests that do not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Interests as if such Redeemable Capital Interests were repurchased on any date on which Indebtedness shall be required to be determined pursuant to this Agreement; provided, however, that, if such Redeemable Capital Interests are not then permitted to be repurchased, the repurchase price shall be the book value of such Redeemable Capital Interests; (b) the amount outstanding at any time of any Indebtedness issued with original issue discount is the principal amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP, but such Indebtedness shall be deemed Incurred only as of the date of original issuance thereof; (c) the amount of any Indebtedness described in clause (viii)(A) above shall be the maximum liability under any such Guarantee; (d) the amount of any Indebtedness described in clause (viii)(B) above shall be the lesser of (I) the maximum amount of the obligations so secured and (II) the Fair Market Value of such property or other assets; and (e) interest, fees, premium, and expenses and additional payments, if any, will not constitute Indebtedness.

Notwithstanding the foregoing, in connection with the purchase by Borrower or any of its Subsidiaries of any business, the term “Indebtedness” will exclude (x) customary indemnification obligations and (y) post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment is otherwise contingent; provided, however, that such amount would not be required to be reflected as a liability on the face of a balance sheet prepared in accordance with GAAP.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above; provided, however, that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time will be the accreted value thereof at such time.

“Indemnified Liabilities” has the meaning specified therefor in Section 10.3 of the Agreement.

“Indemnified Person” has the meaning specified therefor in Section 10.3 of the Agreement.

“Indemnified Taxes” means, any Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Borrower under any Loan Document.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or

25

insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Intercompany Subordination Agreement” means an intercompany subordination agreement, dated as of the Closing Date, executed and delivered by Borrower each of its Subsidiaries, and Agent, the form and substance of which is reasonably satisfactory to Agent.

“Intercreditor Agreements” means, collectively, the ABL-Notes Intercreditor Agreement and the Closing Date Intercreditor Agreement.

“Interest Payment Date” has the meaning ascribed to such term in Section 2.6(a).

“Inventory” means inventory (as that term is defined in the Code).

“Investment” by any Person means any direct or indirect loan, advance (or other extension of credit, but excluding commission, travel and similar advances to directors, officers and employees made in the ordinary course of business) or capital contribution to (by means of any transfer of cash or other property or assets to another Person or any other payments for property or services for the account or use of another Person) another Person, including, without limitation, the following: (a) the purchase or acquisition of any Capital Interests or other evidence of beneficial ownership in another Person or any other Acquisition; and (b) the purchase, acquisition or Guarantee of the obligations of another Person or the issuance of a “keep-well” with respect thereto; but shall exclude: (i) accounts receivable and other extensions of trade credit on commercially reasonable terms in accordance with normal trade practices; (ii) the acquisition of property, assets and services from suppliers and other vendors in the normal course of business; and (ii) prepaid expenses and workers’ compensation, utility, lease and similar deposits, in the normal course of business. Except as otherwise specified in this definition, the amount of any Investment (other than an Investment made in cash) shall be the Fair Market Value thereof on the date such Investment is made. An Investment by Borrower or any Subsidiary in the obligations of another Person shall be deemed to remain outstanding hereunder notwithstanding anything herein to the contrary unless Borrower or such Subsidiary making such Investment actually receives cash, Cash Equivalents, or consideration that would satisfy clause (f) of the definition of Permitted Investment to retire such obligations.  If Borrower or any of its Subsidiaries sells or otherwise disposes of any Capital Interests of any direct or indirect Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary, Borrower shall be deemed to have made an Investment on the date of any such sale or other disposition equal to the Fair Market Value of the Capital Interests and of all other Investments in such Subsidiary not sold or disposed of, which amount shall be determined in good faith by the Board of Directors of Borrower. For the avoidance of doubt, any payments pursuant to any Guarantee previously incurred in compliance with the Agreement shall not be deemed to be Investments by any of Borrower or its Subsidiaries.

“IP Security Agreements” means the Patent Security Agreements, Trademark Security Agreements, and Copyright Security Agreements (each such capitalized term as defined under the Security Agreement).

26

“IRC” means the Internal Revenue Code of 1986, as in effect from time to time.

“IRS” means the United States Revenue Service.

“Junior Debt” has the meaning given to that term in clause (w) of the definition of Permitted Indebtedness.

“Jurisdiction” means, with respect to a Vehicle, the state, commonwealth, or other governmental entity that is responsible for issuing the Certificate for such Vehicle.

“Lender” has the meaning set forth in the preamble to the Agreement, and shall also include any other Person made a party to the Agreement pursuant to the provisions of Section 13.1 of the Agreement and “Lenders” means each of the Lenders or any one or more of them.

“Lender Group” means each of the Lenders and Agent, or any one or more of them.

 “Lender Group Expenses” means all (a) costs or expenses (including taxes, vehicle registration fees and charges, and insurance premiums) required to be paid by Borrower or any of its Subsidiaries under any of the Loan Documents that are paid, advanced, or incurred by the Lender Group, (b) documented and itemized out-of-pocket fees or charges paid or incurred by Agent in connection with the Lender Group’s transactions with Borrower or any of its Subsidiaries under any of the Loan Documents, including, the fees and charges of the Vehicle Collateral Agent, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC searches and including searches with the patent and trademark office, the copyright office, or any department of motor vehicles), filing, recording, publication, appraisal, real estate surveys, real estate title policies and endorsements, lien registration, and environmental audits, (c) Agent’s customary fees and charges imposed or incurred in connection with any background checks or OFAC/PEP searches related to Borrower or its subsidiaries, (d) Agent’s customary fees and charges (as adjusted from time to time) with respect to the disbursement of funds (or the receipt of funds) to or for the account of Borrower (whether by wire transfer or otherwise), together with any out-of-pocket costs and expenses incurred in connection therewith, (e) customary charges imposed or incurred by Agent resulting from the dishonor of checks payable by or to any Loan Party, (f) reasonable and documented and itemized out-of-pocket costs and expenses paid or incurred by the Lender Group to correct any default or enforce any provision of the Loan Documents, or during the continuance of an Event of Default, in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (g) reasonable and documented out-of-pocket audit fees and expenses (including travel, meals, and lodging) of Agent related to any inspections or audits to the extent of the fees and charges (and up to the amount of any limitation) contained in the Agreement, (h) Agent’s reasonable costs and expenses (including reasonable documented and itemized attorneys fees and out-of-pocket expenses of outside counsel) relative to claims or any other lawsuit or adverse proceeding paid or incurred by the Lender Group, whether in enforcing or defending the Loan Documents or otherwise in connection with the transactions contemplated by the Loan Documents, Agent’s Liens in and to the Collateral, or the Lender Group’s relationship with Borrower or any of its Subsidiaries, (i) Agent’s reasonable and documented and itemized costs and expenses (including reasonable and documented and itemized attorneys fees and due

27

diligence expenses) incurred in advising, structuring, drafting, reviewing, administering (including travel, meals, and lodging), or amending, waiving or modifying the Loan Documents, and (j) Agent’s and each Lender’s reasonable and documented and itemized costs and expenses (including reasonable and documented and itemized attorneys, accountants, consultants, and other advisors fees and expenses) incurred in terminating, enforcing (including attorneys, accountants, consultants, and other advisors fees and expenses incurred in connection with a “workout,” a “restructuring,” or an Insolvency Proceeding concerning Borrower or any of its Subsidiaries or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether a lawsuit or other adverse proceeding is brought, or in taking any enforcement action or any Remedial Action with respect to the Collateral.

“Lender Group Representatives” has the meaning specified therefor in Section 17.9 of the Agreement.

“Lender-Related Person” means, with respect to any Lender, such Lender, together with such Lender’s Affiliates, officers, directors, employees, attorneys, and agents.

“Lien” means, with respect to any property or other asset, any mortgage, deed of trust, deed to secure debt, pledge, hypothecation, assignment, deposit arrangement, security interest, lien (statutory or otherwise), charge, easement, encumbrance or other security agreement on or with respect to such property or other asset (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

“Loan” has the meaning specified in Section 2.1 of the Agreement.

“Loan Documents” means the Agreement, the Intercreditor Agreements, the Copyright Security Agreement, the Guaranty, the Intercompany Subordination Agreement, the Vehicle Collateral Agency Agreement, the Mortgages, the Patent Security Agreement, the Security Agreement, the Trademark Security Agreement, the Fee Letter, any note or notes executed by Borrower in connection with the Agreement and payable to any member of the Lender Group, and any other agreement entered into, now or in the future, by Borrower or any of its Subsidiaries and any member of the Lender Group in connection with the Agreement.

“Loan Party” means Borrower or any Guarantor.

“Make-Whole Premium” means, as of the date of any prepayment, the amount equal to: (a) the sum of the present values of (i) the Applicable Premium that would be due on the Loans being prepaid pursuant to clause (B) of the definition of “Applicable Premium” on the second anniversary of the Closing Date and (ii) all scheduled interest payments that would be due on the Loans being prepaid on or after the date of prepayment through the second anniversary of the Closing Date if such Loans had not been prepaid until the second anniversary of the Closing Date, in each case, computed using a discount rate equal to the Treasury Rate as of such date of prepayment plus 50 basis points; plus (b) without duplication of accrued and unpaid interest paid or payable pursuant to an express provision of the Agreement, all accrued and unpaid interest on the Loans being prepaid through the date of such prepayment.

“Margin Stock” as defined in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

28

“Material Adverse Change” means (a) a material adverse change in the business, operations, results of operations, assets, liabilities or financial condition of Borrower and its Subsidiaries, taken as a whole, (b) a material impairment of Borrower’s and its Subsidiaries’ ability to perform their obligations under the Loan Documents to which they are parties or of the Lender Group’s ability to enforce the Obligations or realize upon any material portion of Collateral (and not as a result of an action or failure to act of any member of the Lender Group), or (c) a material impairment of the enforceability or priority of Agent’s Liens with respect to the Collateral as a result of an action or failure to act on the part of Borrower or its Subsidiaries.

“Material Contract” means, with respect to any Person, (i) each written contract or agreement to which such Person or any of its Subsidiaries is a party involving aggregate consideration payable to or by such Person or such Subsidiary of $5,000,000 or more (other than purchase orders in the ordinary course of the business of such Person or such Subsidiary and other than contracts that by their terms may be terminated by such Person or Subsidiary in the ordinary course of its business upon less than 90 days’ notice without penalty or premium), and (ii) all other contracts or agreements, the loss of which could reasonably be expected to result in a Material Adverse Change.

“Maturity Date” has the meaning specified therefor in Section 3.2 of the Agreement.

“Minimum Liquidity” means, as of any date of determination, the sum of Borrower’s and the Guarantors’ (a) Unrestricted Cash and Cash Equivalents and (b) Unrestricted Lines of Credit. For purposes of this definition, (i) “Unrestricted Cash and Cash Equivalents” means cash and Cash Equivalents of Borrower and the Guarantors that is (x) not subject to any Lien (other than Liens described in clauses (a) and (b) of the definition of “Permitted Collateral Liens”, (y) not reserved, set aside, designated or required for the payment on any account, liability or obligations (including, without limitation, any ordinary course business expenses and payroll) or for any other expenditure and (z) available for use by the Loan Parties in their discretion and (ii) “Unrestricted Lines of Credit” means any undrawn committed Indebtedness of Borrower and Guarantors that is (y) not reserved, set aside, designated or required for the payment on any account, liability or obligations (including, without limitation, any ordinary course business expenses and payroll) or for any other expenditure and (z) available for use by the Loan Parties in their discretion for general corporate purposes or for working capital.

“MNPI” means any material Nonpublic Information regarding Borrower and its Subsidiaries or the Loans or securities of any of them that has not been disclosed to the Lenders generally (other than Lenders who elect not to receive such information).  For purposes of this definition "material Nonpublic Information" shall mean nonpublic information with respect to the business of Borrower or any of its Subsidiaries that would reasonably be expected to be material to a decision by any Lender to assign or acquire any Loans or to enter into any of the transactions contemplated thereby or would otherwise be material for purposes of United States Federal and state securities laws.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Mortgages” means, individually and collectively, one or more mortgages, deeds of trust, or deeds to secure debt, executed and delivered by Borrower or its Subsidiaries in favor of Agent,

29

in form and substance reasonably satisfactory to the Required Lenders, that encumber the Real Property Collateral.

“MSD Term Loan Credit Agreement” means that certain Credit Agreement, dated as of March 31, 2015, by and among MSDC JC Investments, LLC, as agent, Borrower, and the lenders signatory thereto, together with all related notes, collateral documents, guarantees, and any other related agreements and instruments executed and delivered in connection therewith, in each case as amended, modified, supplemented, restated, refinanced, or replaced in whole or in part from time to time to the extent permitted herein and by the Closing Date Intercreditor Agreement, including by or pursuant to any agreement or instrument that extends the maturity of any Indebtedness thereunder, or increases the amount of available borrowings thereunder (provided that such increase shall not be permitted unless incurred pursuant to clause (a) of the definition of the term “Permitted Indebtedness”), or adds Subsidiaries of the Borrower as additional borrowers or guarantors thereunder (provided that, any Subsidiary that is not a Foreign Subsidiary that becomes an additional borrower or guarantor thereunder shall also be a Guarantor of the Obligations), in each case with respect to such agreement or any successor or replacement agreement and whether by the same or any other agent, lender, group of lenders, purchasers or debt holders; provided, any such amendment, modification, supplement, restatement, refinancing, or replacement shall be permitted hereunder and under the Closing Date Intercreditor Agreement as a condition to effectiveness thereof and at the time of entry Borrower shall have delivered to Agent and Lenders an officer’s certificate certifying that such amendment, modification, supplement, restatement, refinancing, or replacement is permitted to be incurred by this Agreement and the Closing Date Intercreditor Agreement.

“MSD Term Loan Documents” means the “Loan Documents” (or comparable term) as defined in the MSD Term Loan Credit Agreement.

“MSD Term Loan Obligations” means, in each case to the extent constituting “MSD Priority Debt” under the Closing Date Intercreditor Agreement or constituting “WFCF Priority Debt” by operation of clause (b) of the definition “WFCF Cap” under the Closing Date Intercreditor Agreement, the “Obligations” as defined in the MSD Term Loan Credit Agreement and all other amounts owing, due, or secured under the terms of the MSD Term Loan Credit Agreement and any other MSD Term Loan Documents, whether now existing or arising hereafter, including all amounts payable under or secured by any MSD Term Loan Documents (including, in each case, all amounts accruing on or after the commencement of any Insolvency Proceeding relating to any Loan party, or that would have accrued or become due under the terms of the MSD Term Loan Documents but for the effect of the Insolvency Proceeding and irrespective of whether a claim for all or any portion of such amounts is allowable or allowed in such Insolvency Proceeding).

 “Multiemployer Plan” has the meaning given to such term in Section 3(37) or Section 4001(a)(3) of ERISA or Section 414(f) of the IRC.

“Net Cash Proceeds” means, with respect to Asset Sales of any Person, cash and Cash Equivalents received, net of: (i) all reasonable out-of-pocket costs and expenses of such Person incurred in connection with such a sale, including, without limitation, all legal, accounting, title and recording tax expenses, commissions and other fees and expenses incurred and all federal,

30

state, foreign and local taxes arising in connection with such an Asset Sale that are paid or required to be accrued as a liability under GAAP by such Person; (ii) amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations associated with such Asset Sale; (iii) all payments made by such Person on any Indebtedness that is secured by such properties or other assets in accordance with the terms of any Lien upon or with respect to such properties or other assets or that must, by the terms of such Lien or such Indebtedness, or in order to obtain a necessary consent to such transaction or by applicable law, be repaid to any other Person (other than Borrower or its Subsidiaries) in connection with such Asset Sale (other than in the case of Collateral, any Lien which does not rank prior to the Liens in the Collateral granted to Agent pursuant to this Agreement and the Loan Documents); and (iv) all contractually required distributions and other payments made to noncontrolling interest holders in Subsidiaries of such Person as a result of such transaction; provided, however, that: (a) in the event that any consideration for an Asset Sale (which would otherwise constitute Net Cash Proceeds) is required by (I) contract to be held in escrow pending determination of whether a purchase price adjustment will be made or (II) GAAP to be reserved against other liabilities in connection with such Asset Sale, such consideration (or any portion thereof) shall become Net Cash Proceeds only at such time as it is released to such Person from escrow or otherwise; and (b) any non-cash consideration received in connection with any transaction, which is subsequently converted to cash, shall become Net Cash Proceeds only at such time as it is so converted.

“Net Book Value” with respect to a Vehicle, means the cost of such Vehicle, less depreciation and other write downs for such Vehicle, as reflected on Borrower’s books and records.

“Notes Agent” means U.S. Bank National Association, as trustee and as collateral agent for the Noteholders.

“Noteholders” mean those present or future holders of the Notes.

“Notes” means those 9.25% senior secured notes due 2020 issued by Borrower pursuant to the Notes Indenture.

“Notes Documents” means the Notes Indenture, the Notes, the Notes Guaranties, ~~the Security Documents (as that term is defined in the Notes Indenture),~~ and any other agreements, documents, or instruments evidencing or governing any of the Notes Obligations, as amended, restated, modified, supplemented, extended, renewed, refunded, replaced or refinanced from time to time, in whole or in part, as and to the extent permitted by this Agreement ~~and the ABL-Notes Intercreditor Agreement~~.

“Notes Guaranties” means those certain Guaranties executed by certain of Borrower’s Subsidiaries in favor of the Noteholders, and any other agreements, documents, or instruments guaranteeing the Notes Obligations.

“Notes Indenture” means that certain Indenture, dated as of June 18, 2013, among Borrower and Notes Agent, pursuant to which the Notes are to be issued, as the same may be amended, restated, modified, supplemented, extended, renewed, refunded, replaced or refinanced, from time to time, in whole or in part, in one or more agreements (in each case, with the same or new holders or trustee), including any agreement extending the maturity thereof or otherwise

31

restructuring all or any portion of the Indebtedness thereunder or increasing the amount loaned or issued thereunder or altering the maturity thereof, in each case, as and to the extent permitted by this ~~Agreement and the ABL-Notes Intercreditor~~ Agreement.

“Notes Obligations” means all obligations and all amounts owing, due or secured under the Notes Documents, not to exceed an initial aggregate principal amount thereof outstanding as of ~~$375,000,000 (plus the aggregate principal amount of the Additional Notes)~~the First Amendment Effective Date (after giving effect to the consummation of the “Amended Offers” or the confirmation of the “Plan”, in each case, as defined in the Offering Memorandum) less the principal amount of any prepayment, redemption, defeasement, purchase, repurchase or other acquisition for value.

“Notes Priority Collateral” has the meaning ascribed to such term in the ABL-Notes Intercreditor Agreement.

“Obligations” means all Loans, debts, principal, interest (including any interest that accrues after the commencement of an Insolvency Proceeding (or which would have accrued but for the commencement of such Insolvency Proceeding), regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), reimbursement obligations (irrespective of whether contingent), premiums, liabilities, obligations (including indemnification obligations), fees, Lender Group Expenses (including any fees or expenses that accrue after the commencement of an Insolvency Proceeding (or which would have accrued but for the commencement of such Insolvency Proceeding), regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), Applicable Premium (including any Applicable Premium payable after the commencement of an Insolvency Proceeding (or which would have accrued but for the commencement of such Insolvency Proceeding), regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), guaranties, covenants, and duties of any kind and description owing by any Loan Party pursuant to or evidenced by the Agreement or any of the other Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all other expenses or other amounts that Borrower is required to pay or reimburse by the Loan Documents or by law or otherwise in connection with the Loan Documents. Without limiting the generality of the foregoing, the Obligations of Borrower under the Loan Documents include the obligation to pay (i) the principal of the Loans, (ii) interest accrued on the Loans, (iii) the Applicable Premium, (iv) Lender Group Expenses, (v) fees payable under the Agreement or any of the other Loan Documents, and (vi) indemnities and other amounts payable by any Loan Party under any Loan Document. Any reference in the Agreement or in the Loan Documents to the Obligations shall include all or any portion thereof and any extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any Insolvency Proceeding.

“OFAC” means The Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Offer” has the meaning specified therefor in the definition of “Offer to Prepay.”

32

“Offering Memorandum” means the Amended and Restated Offer to Purchase and Offering Memorandum, and Disclosure Statement Soliciting Acceptances of a Prepackaged Plan of Reorganization, dated and as in effect on June 15, 2017, as may be amend, supplemented or otherwise modified  in a manner acceptable to the Required Lenders in their sole discretion.

“Offer to Prepay” means a written offer (the “Offer”) sent by Borrower by first-class mail, postage pre-paid, to each Lender (with a copy to the Agent) at the address specified to Borrower, offering to prepay up to the aggregate principal amount of Loans set forth in such Offer. Unless otherwise required by applicable law, the Offer shall specify an expiration date (the “Expiration Date”) of the Offer to Prepay which shall be, subject to any contrary requirements of applicable law, not less than 10 days or more than 30 days after the date of sending of such Offer in accordance with Section 11 of the Agreement and a settlement date (the “Prepayment Date”) for prepayment of the Loans within five Business Days after the Expiration Date. The Offer shall also state:

(i)the section of the Agreement pursuant to which the Offer to Prepay is being made;

(ii)the Expiration Date and the Purchase Date;

(iii)the aggregate principal amount of the outstanding Loans offered to be prepaid pursuant to the Offer to Prepay (including, if less than 100%, the manner by which such amount has been determined pursuant to Section 2.4(d)(ii)) (the “Prepayment Amount”);

(iv)that the Lender may accept for prepayment all or any portion of the Loans held by such Lender and that any portion of the Loans accepted for prepayment must be accepted in a minimum amount of $2,000 principal amount;

(v)that, unless Borrower defaults in making such prepayment, any Loan accepted for prepayment pursuant to the Offer to Prepay will cease to accrue interest on and after the Prepayment Date, but that Loan not accepted for prepayment or accepted but not prepaid by Borrower pursuant to the Offer to Prepay will continue to accrue interest at the same rate;

(vi)that, on the Prepayment Date, each Loan accepted for prepayment pursuant to the Offer to Prepay shall become due and payable; provided, that, in the case of Offers to Prepay from Asset Sales, Loans accepted for prepayment exceed the amount of Net Cash Proceeds or Excess Proceeds therefrom, the Loans shall be paid on a pro rata basis.

(vii)that Lenders will be entitled to withdraw its acceptance of the Offer to Prepay, in whole or in part, if Borrower receives, not later than the close of business on the Expiration Date, a notice sent in accordance with Section 11 hereof setting forth the name of the Lender, the aggregate principal amount of the Loans the Lender accepted for prepayment and a statement that such Lender is withdrawing all or a portion of his acceptance of the Offer to Prepay; and

(viii)that if the Loans having an aggregate principal amount less than or equal to the Prepayment Amount are accepted for prepayment and not withdrawn pursuant to the Offer to Prepay, Borrower shall prepay all such Loans.

33

“Originating Lender” has the meaning specified therefor in Section 13.1(e) of the Agreement.

“Participant” has the meaning specified therefor in Section 13.1(e) of the Agreement.

“Participant Register” has the meaning specified therefor in Section 13.1(e)(iii) of the Agreement.

“Patent Security Agreement” has the meaning specified therefor in the Security Agreement.

“Patriot Act” has the meaning specified therefor in Section 4.18 of the Agreement.

“PBGC” means the Pension Benefit Guaranty Corporation established under Title IV of ERISA or any other governmental agency, department, or instrumentality succeeding to the functions of said corporation.

“Pension Plan” means any employee pension benefit plan as defined in Section 3(2) of ERISA (including a Multiemployer Plan) and to which Borrower or any ERISA Affiliate may have any liability including by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time within the preceding 5 years or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

“Permitted Additional Notes Pari Passu Obligations” means obligations under any Additional Notes secured by Liens on the Collateral on a pari passu basis as the Notes issued prior to the date of the Agreement and in compliance with clause (aa) under the definition of “Permitted Liens”; provided that (i) the representative of such Permitted Additional Notes Pari Passu Obligations executes a joinder agreement to the ABL-Notes Intercreditor Agreement, in the form attached thereto agreeing to be bound thereby and (ii) Borrower has designated such Indebtedness as “Permitted Additional Pari Passu Obligations” under the ABL-Notes Intercreditor Agreement. “Permitted Business” means any business similar in nature to any business conducted by Borrower and its Subsidiaries on the date of the Agreement and any business reasonably ancillary, incidental, complementary or related to the business conducted by Borrower and its Subsidiaries on the date of the Agreement or a reasonable extension, development or expansion thereof, in each case, as determined in good faith by the Board of Directors of Borrower.

“Permitted Collateral Liens” means:

(a)(i) Liens securing the 2017 Notes Obligations, (ii) Liens securing the ABL Obligations, (iii) Liens securing the MSD Term Loan Obligations, (iv) Liens securing the Additional Notes and the other Permitted Additional Notes Pari Passu Obligations to the extent permitted pursuant to clause (aa) under the definition of “Permitted Liens”, (v) Liens securing any Specified Pari Passu Ratio Debt (to the extent permitted by such definition), (vi) Liens securing any Junior Debt (to the extent permitted by such definition), (vii) Liens securing Indebtedness permitted pursuant to clause (k) under the definition of “Permitted Indebtedness” (provided that if and to the extent such Liens are senior to the Liens securing the Obligations, (1) such incurrence shall be permitted under the Notes Indenture, and such incurrence shall not cause any of the Obligations to no longer constitute “Credit Facility Obligations” as defined in the ABL-Notes

34

Intercreditor Agreement, and (2) the aggregate principal amount of the Indebtedness secured by Liens pursuant to this clause (a)(vii) and clause (a)(ii) above shall not exceed $120,000,000), and, in the case of the foregoing, any Refinancing Indebtedness thereof, so long as the Liens securing such respective Indebtedness is subject to the terms of the applicable Intercreditor Agreements or another intercreditor agreement to the extent required hereunder;

(b)Liens securing the Obligations;

(c)Liens existing on June 18, 2013 (other than Liens specified in clauses (a) and (b) above) and described in Schedule P-1 and any extension, renewal, refinancing or replacement thereof so long as such extension, renewal, refinancing or replacement does not extend to any other property or asset and does not increase the outstanding principal amount thereof (except by the amount of any premium or fee paid or payable or original issue discount in connection with such extension, renewal, replacement or refinancing plus fees and expenses); and

(d)Liens described in clauses (b), (c), (d), (e), (f), (h), (i), (with respect to Liens under clause (f) only), (j), (k), (l), (m), (n), (o), (p), (q), (r) (subject to the limitations set forth therein), (s), (t), (u), (v), (x) and (w) of the definition of “Permitted Liens”.

For purposes of determining compliance with this definition, (A) Permitted Collateral Liens need not be incurred solely by reference to one category of Permitted Collateral Liens described in clauses (a) through (d) of this definition but are permitted to be incurred in part under any combination thereof and (B) in the event that an item of Permitted Collateral Liens (or any portion thereof) meets the criteria of one or more of the categories of Permitted Collateral Liens described in clauses (a) through (d) above, Borrower shall, in its sole discretion, classify (and reclassify) such item of Permitted Collateral Liens (or any portion thereof) in any manner that complies with this definition and will only be required to include the amount and type of such item of Permitted Collateral Liens in one of the above clauses and such item of Permitted Collateral Liens will be treated as having been incurred pursuant to only one of such clauses. Notwithstanding anything contained in Section 6.2 or the definitions of “Permitted Collateral Liens” or “Permitted Liens”, no Liens shall secure the ABL Obligations, the MSD Term Loan Obligations, the 2017 Notes Obligations, Additional Notes, Specified Pari Passu Ratio Debt, Junior Debt or any Refinancing Indebtedness in respect thereof except pursuant to clause (a) of the definition of the “Permitted Collateral Liens”.

“Permitted Deleveraging Transactions” means, so long as no Event of Default has occurred and is continuing, the prepayment, redemption, defeasement, purchase, repurchase, exchange, conversion, cancellation, retirement, or other acquisition at or below par of Notes, Additional Notes and/or PIK Toggle Notes (including, in the case of PIK Toggle Notes, (I) through a distribution or other dividend by Borrower to the PIK Toggle Issuer pursuant to Section 6.9(l) and/or (II) through a Specified Intercompany Loan),

(1) by utilizing the identifiable net cash proceeds received by the Borrower from the Loans and not otherwise applied (whether directly, through a distribution or other dividend to the PIK Toggle Issuer pursuant to Section 6.9(l) or through a Specified Intercompany Loan); provided that the aggregate amount of net cash proceeds from the Loans that may be used to prepay, redeem, defease, purchase, repurchase, exchange, convert, cancel, retire or otherwise acquire PIK Toggle

35

Notes (whether directly, through a distribution or other dividend to the PIK Toggle Issuer pursuant to Section 6.9(l) or through a Specified Intercompany Loan) shall not exceed $24,000,000 in the aggregate;

(2) by either (A) utilizing the identifiable net cash proceeds received by the Borrower and not otherwise applied from Junior Debt (or the Refinancing Indebtedness thereof pursuant to clause (l) of Permitted Indebtedness definition) within 120 days prior to such prepayment, redemption, defeasement, purchase, repurchase, exchange, conversion, cancellation, retirement or other acquisition (whether directly, through a distribution or other dividend to the PIK Toggle Issuer pursuant to Section 6.9(l) or through a Specified Intercompany Loan) or (B) converting into, or in exchange for, Junior Debt;

(3) ~~by either (A) utilizing the identifiable net cash proceeds received by the Borrower from Indebtedness incurred pursuant to clause (a), (h), (k) or (u) of the definition of Permitted Indebtedness (or Refinancing Indebtedness thereof pursuant to clause (l) of the definition of Permitted Indebtedness in respect of such Indebtedness) (“Specified Debt”) and not otherwise applied within 120 days of such prepayment, redemption, defeasement, purchase, repurchase, exchange, conversion, cancellation, retirement or other acquisition (whether directly, through a distribution or other dividend to the PIK Toggle Issuer pursuant to Section 6.9(l) or through a Specified Intercompany Loan) or (B) converting into, or in exchanging for, Specified Debt, in an aggregate amount pursuant to this clause (3) not to exceed $41,000,000 less any amount of the Specified Pari Passu Ratio Debt utilized pursuant to clause (4) below; provided that the Gross Secured Leverage Ratio shall not exceed 2.00x on the date of such prepayment, redemption, defeasement, purchase, repurchase, exchange, conversion, cancellation, retirement or other acquisition~~the First Amendment Effective Date Transactions;

(4) ~~by either (A) utilizing the identifiable net cash proceeds received by the Borrower from Specified Pari Passu Ratio Debt incurred pursuant to clause (v) of the definition of Permitted Indebtedness (or Refinancing Indebtedness thereof pursuant to clause (l) of the definition of Permitted Indebtedness in respect of such Indebtedness) and not otherwise applied within 120 days of such prepayment, redemption, defeasement, purchase, repurchase, exchange, conversion, cancellation, retirement or other acquisition (whether directly, through a distribution or other dividend to the PIK Toggle Issuer pursuant to Section 6.9(l) or through a Specified Intercompany Loan) or (B) converting into, or in exchanging for, Specified Pari Passu Ratio Debt, in an aggregate amount pursuant to this clause (4) not to exceed $41,000,000 less any amount of the Specified Debt utilized pursuant to clause (3) above;~~[reserved];

(5) by converting into, or in exchange for, Qualified Capital Interests of the Borrower or any of its direct or indirect parent entities; and

(6) by utilizing identifiable net cash proceeds received by the Borrower and not otherwise applied from issuance or sale of Qualified Capital Interests of the Borrower or contributions to the equity of the Borrower occurring within 120 days of such prepayment, redemption, defeasement, purchase, repurchase, exchange, conversion, cancellation, retirement or other acquisition.

36

“Permitted Holder” means (i) T. Michael Riggs and (ii) any Related Party of T. Michael Riggs.

“Permitted Indebtedness” means:

(a)Indebtedness incurred pursuant to, and the issuance or creation of letters of credit and bankers’ acceptances under or in connection with (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the maximum potential liability of Borrower and its Subsidiaries thereunder), one or more ABL Credit Agreements in an aggregate principal amount outstanding under this clause (a) at any time not to exceed: (i) any Indebtedness permitted pursuant to clause (k) of the definition of “Permitted Indebtedness” designated in writing to the Agent as ABL Obligations by Borrower (without duplication of any other Indebtedness outstanding pursuant to such clause on the date of determination); plus (ii) the greatest of (x) $~~100,000,000,~~105,000,000, (y) the Borrowing Base (as defined in the Notes Indenture as in effect on the date of the Agreement) as of the date of such incurrence or (z) an amount such that the ABL Priority Leverage Ratio of Borrower and its Subsidiaries would not exceed 1.75 to 1.00; provided, that in no event shall Indebtedness under this clause (a) of the definition of “Permitted Indebtedness” exceed $120,000,000; provided further that Indebtedness shall not be incurred pursuant to this clause (a) after the Closing Date unless such Indebtedness (I) does not cause any of the Obligations to no longer constitute “Credit Facility Obligations” as defined under the ABL-Notes Intercreditor Agreement); (II) constitutes “~~ABL~~WFCF Priority Debt” as defined under the Closing Date Intercreditor Agreement; and (III) is permitted to be incurred under the Notes Indenture;

(b)the Notes Obligations, the 2017 Notes Obligations and any Additional Notes;

(c)Indebtedness, or pension withdrawal liabilities reflected in the most recent consolidated balance sheet of Borrower as of June 18, 2013 that subsequently becomes Indebtedness of Borrower or any of its Subsidiaries, outstanding at the time of the date of the Agreement;

(d)Indebtedness Incurred following June 18, 2013 that is owed to and held by Borrower or its Subsidiaries; provided that if such Indebtedness is owed by Borrower or a Guarantor to a Subsidiary that is not a Guarantor, such Indebtedness shall be subordinated to the prior payment in full of the Obligations pursuant to the Intercompany Subordination Agreement;

(e)Guarantees Incurred by Borrower or its Subsidiaries of Indebtedness or other obligations of Borrower or its Subsidiaries (including Guarantees by any Subsidiary of Indebtedness under any ABL Credit Agreement, the Notes, the 2017 Notes, the Additional Notes, the MSD Term Loan Documents, and the Specified Pari Passu Ratio Debt in each case, if but only if, the such Subsidiary also Guarantees the Obligations); provided that (i) such Indebtedness is Permitted Indebtedness or is otherwise Incurred in accordance with Section 6.1 and (ii) such Guarantees are subordinated to the Obligations to the same extent as the Indebtedness being guaranteed;

(f) Indebtedness Incurred in respect of workers’ compensation claims, general liability or trucker’s liability claims, unemployment or other insurance and self-insurance obligations,

37

payment obligations in connection with health or other types of social security benefits, indemnity, bid, performance, warranty, release, judgment, appeal, advance payment, customs, surety and similar bonds, letters of credit for operating purposes and completion guarantees and warranties provided or Incurred (including Guarantees thereof) by Borrower or its Subsidiaries in the ordinary course of business;

(g)Indebtedness under Hedging Obligations entered into to manage fluctuations in interest rates, commodity prices and currency exchange rates (and not for speculative purposes);

(h)Indebtedness of Borrower or its Subsidiaries pursuant to Capital Lease Obligations and Purchase Money Indebtedness; provided that the aggregate principal amount of such Indebtedness outstanding at any time under this clause (h) may not exceed the greater of (a) $15,000,000 or (b) 5.0% of Total Assets, in the aggregate;

(i)the issuance by any of the Subsidiaries of Borrower to Borrower or to any of Borrower’s Subsidiaries of shares of preferred stock; provided,  however, that:

(1)any subsequent issuance or transfer of stock that results in any such preferred stock being held by a Person other than Borrower or its Subsidiaries; and

(2)any sale or other transfer of any such preferred stock to a Person that is not either Borrower or its Subsidiaries;

shall be deemed, in each case, to constitute an issuance of such preferred stock by such Subsidiary that was not permitted by this clause (i);

(j)Indebtedness arising from (x) credit cards, credit card processing services, debit cards, stored value cards, purchase cards (including so-called “procurement cards” or “P-cards”), customary cash management, cash pooling or setting off arrangements, and customary automated clearing house transactions, in each case, in the ordinary course of business, (y) any Bank Product (excluding Hedging Obligations entered into for speculative purposes) or (z) cash pooling, setting-off arrangements and the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided,  however, that any such Indebtedness Incurred pursuant to clause (z) is extinguished within five Business Days of the Incurrence;

(k)Indebtedness of Borrower or its Subsidiaries not otherwise permitted pursuant to this definition (including (without limitation) additional Purchase Money Indebtedness and Capital Lease Obligations), in an aggregate principal amount not to exceed $15,000,000 at any time outstanding less any amount utilized pursuant to clause (a)(i) of this “Permitted Indebtedness” definition;

(l)Refinancing Indebtedness in respect of any Indebtedness permitted by clauses (a), (b) and (c), this clause (l), clauses (m), (n) (v) and (w) below or Indebtedness Incurred in accordance with clause (a) of Section 6.1; provided that any Refinancing Indebtedness of Indebtedness permitted pursuant to clause (a), (b), (n) or (v) herein shall reduce dollar for dollar the principal amount of Indebtedness that can be incurred pursuant to clause (a), (b), (n) or (v), as applicable);

38

(m)Acquired Indebtedness incurred by a Subsidiary of Borrower prior to the time that such Subsidiary was acquired or merged into Borrower and was not Indebtedness incurred in connection with, or in contemplation of, such acquisition or merger; provided that immediately after giving effect to any such acquisition or merger on a pro forma basis, Borrower (x) could Incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) in accordance with clause (a) of Section 6.1 or (y) the Consolidated Fixed Charge Coverage Ratio for Borrower and its Subsidiaries would be equal to or greater than such ratio for Borrower and its Subsidiaries immediately prior to such acquisition or merger;

(n)(i) Indebtedness evidenced by this Agreement or the Loan Documents and (ii) the MSD Term Loan Obligations, in the case of this clause (ii), to the extent constituting “MSD Priority Debt” (as defined in the Closing Date Intercreditor Agreement), or “WFCF Priority Debt” (as defined in the Closing Date Intercreditor Agreement) by operation of clause (b) of the definition “WFCF Cap” under the Closing Date Intercreditor Agreement;

(o)Indebtedness consisting of Indebtedness issued by Borrower or any of its Subsidiaries to current or former officers, directors, employees and consultants thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Capital Interests of Borrower or any direct or indirect parent company of Borrower to the extent permitted pursuant to Section 6.9(a);

(p)Indebtedness of Borrower to a Subsidiary of Borrower; provided that any such Indebtedness owing to a Subsidiary that is not a Guarantor is expressly subordinated in right of payment to the Obligations pursuant to an Intercompany Subordination Agreement; provided, further, that any subsequent issuance or transfer of any Capital Interests or any other event which results in any such Subsidiary ceasing to be a Subsidiary or any other subsequent transfer of any such Indebtedness (except to Borrower or another Subsidiary of Borrower) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (p);

(q)Indebtedness of a Subsidiary of Borrower to Borrower or another Subsidiary of Borrower; provided that, if a Guarantor incurs such Indebtedness to a Subsidiary that is not a Guarantor, such Indebtedness is expressly subordinated in right of payment to the Guaranty of such Guarantor pursuant to an Intercompany Subordination Agreement; provided,  further, that any subsequent issuance or transfer of Capital Interests or any other event that results in any such Subsidiary ceasing to be a Subsidiary of Borrower or any subsequent transfer of any such Indebtedness (except to Borrower or another Subsidiary of Borrower) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (q);

(r)Indebtedness in respect of customer deposits and advance payments received in the ordinary course of business from customers for goods or services purchased in the ordinary course of business;

(s)Indebtedness of Borrower or any Subsidiary of Borrower consisting of (x) the financing of insurance premiums or (y) take-or-pay obligations contained in supply arrangements, in each case, Incurred in the ordinary course of business;

39

(t)Indebtedness Incurred by Borrower or any Subsidiary of Borrower for pension fund withdrawal or partial withdrawal obligations in an amount not to exceed, in the aggregate at any one time outstanding, $5,000,000;

(u)Indebtedness of any Subsidiary of Borrower that is not a Guarantor in a maximum principal amount not to exceed $20,000,000 at any time outstanding; provided, that such Indebtedness is not secured by liens on any property or assets of any of the Loan Parties;

(v)so long as no Event of Default has occurred and is continuing or would result therefrom, Indebtedness of Borrower or any Subsidiary of Borrower that is a Loan Party that is secured on a pari passu basis with the Loans in an aggregate amount not to exceed the lesser of (1) $~~41,000,000~~0 and (2) an amount that would not cause the Gross Secured Leverage Ratio to exceed 2.00:1.00 on the date of incurrence on a pro forma basis after giving effect thereto (such Indebtedness permitted to be incurred in reliance of this clause (v) being referred to as “Specified Pari Passu Ratio Debt”); provided that such Specified Pari Passu Ratio Debt shall (i) not mature on or prior to the Maturity Date in effect as of the time such Specified Pari Passu Ratio Debt is incurred, (ii) have a weighted average life to maturity equal to or longer than the remaining weighted average life to maturity of the then existing Loans, (iii) not have covenants, events of default and other terms (other than subject to subclause (viii) in this clause (v), pricing, interest rate margins, discounts, premiums, yield, rate floors, fees, expenses, other economic terms, and other than any terms that only apply after the payment in full of the Obligations (other than unasserted contingent indemnity and reimbursement obligations)), taken as a whole as reasonably determined by the Borrower in good faith, that are not more restrictive to the Loan Parties and their Subsidiaries than the terms of the Loans; (iv) not be secured by liens on the assets of the Borrower and the Subsidiaries, other than assets constituting  Collateral; (v) not have any Person as a borrower or a guarantor with respect to such Specified Pari Passu Ratio Debt unless such Subsidiary is a Loan Party which shall have previously or substantially concurrently guaranteed or borrowed, as applicable, the Obligations; (vi) grant security pursuant to documentation that is substantially consistent in all material respects with the Collateral Documents (or on terms no more restrictive to the Borrower and its Subsidiaries, taken as a whole as reasonably determined by the Borrower in good faith, than the ones in the Collateral Documents), (vii) the incurrence of such Specified Pari Passu Ratio Debt shall not cause any portion of the Obligations to no longer constitute “Credit Facility Obligations” as defined under the ABL-Notes Intercreditor or “Solus Priority Debt” as defined under the Closing Date Intercreditor Agreement, and shall be permitted under the Notes Indenture, and (viii) in the event that the Yield for any Specified Pari Passu Ratio Debt is higher than the Yield for the Loans by more than 50 basis points, then the Applicable Margin for the Loans shall be increased to the extent necessary so that the Yield for such Specified Pari Passu Ratio is equal to the Yield for such Loans minus 50 basis points;

(w)Indebtedness of Borrower or any Subsidiary of Borrower that is unsecured, or is secured on a junior lien basis with the Loans subject to an intercreditor agreement reasonably acceptable to the Required Lenders (“Junior Debt”); provided that such Junior Debt shall (i) not mature on or prior to the date that is 91 days after the Maturity Date in effect as of the time such Junior Debt is incurred; (ii) not have any amortization higher than 1% per annum; (iii) not have covenants, events of default and other terms (other than pricing, interest rate margins, discounts, premiums, yield, rate floors, fees, expenses, other economic terms, and other than any terms only apply after the payment in full of the Obligations (other than unasserted contingent indemnity and

40

reimbursement obligations)), taken as a whole as reasonably determined by the Borrower in good faith, that are not more restrictive to the Loan Parties and their Subsidiaries than the terms of the Loans; (iv) not be secured by liens on the assets of the Borrower and the Subsidiaries, other than assets constituting  Collateral; (v) not have any Person as a borrower or a guarantor with respect to such Junior Debt unless such Person is a Loan Party which shall have previously or substantially concurrently guaranteed or borrowed, as applicable, the Obligations; (vi) grant security pursuant to documentation that is substantially consistent in all material respects with the Collateral Documents (or on terms no more restrictive to the Borrower and its Subsidiaries, taken as a whole as reasonably determined by the Borrower in good faith, than the ones in the Collateral Documents), and (vii) be incurred to consummate (in whole or in part) a repurchase, purchase, exchange offer or tender offer to retire, or to cancel, exchange or convert, any of the Notes, the Additional Notes and/or PIK Toggle Notes, in a transaction that is a deleveraging event for PIK Toggle Notes Issuer and its Subsidiaries on a consolidated basis.

“Permitted Intercompany Advances” means transactions permitted pursuant to clause (p) or clause (q) of the definition of “Permitted Indebtedness.”

“Permitted Investments” means:

(a)Investments in existence on the date of the Agreement and listed on Schedule P-2, and any Investment that replaces, refinances or refunds an existing Investment; provided, that the new Investment is in an amount that does not exceed the amount replaced, refinanced or refunded, and is made in the same Person as the Investment replaced, refinanced or refunded;

(b)Investments required pursuant to any agreement or obligation of Borrower or its Subsidiaries, in effect as of the Closing Date and listed on Schedule P-2, to make such Investments;

(c)cash and Cash Equivalents;

(d)(i) Investments in property and other assets (excluding an Acquisition) owned or used by Borrower or the Guarantors in the operation of a Permitted Business, (ii) Investments made by Foreign Subsidiaries of Borrower in other Foreign Subsidiaries of Borrower, (iii) Investments made by any Loan Party to any Foreign Subsidiary of Borrower in an amount not to exceed $15,000,000 in the aggregate, (iv) Investments made in the form of cash contributions or loans by a Loan Party to a Foreign Subsidiary of Borrower to the extent the proceeds of such cash contributions or loans are used to consummate an Investment permitted under clause (f) of this definition of “Permitted ~~Investment~~Investments”, and (v) to the extent such proceeds are not otherwise applied or utilized in the business of Borrower and its Subsidiaries, Investments made with the net cash proceeds of the issuance of Qualified Capital Interests of the Borrower (or any parent entities thereof) or capital contribution to the Borrower occurring within 60 days prior to such Investment;

(e)(1) Investments by any Loan Party in another Loan Party; (2) guarantees by Borrower or its Subsidiaries of Indebtedness of Borrower or its Subsidiaries otherwise permitted by Section 6.1 or of other obligations of the Borrower or a Subsidiary permitted hereunder; and (~~2~~3) to the extent constituting an Investment, Permitted Intercompany Advances;

41

(f)~~Investments by Borrower or its Subsidiaries in a Person~~any Acquisition if as a result of such Investment:

(i) such Person becomes a Subsidiary of Borrower or its Subsidiaries ~~or (ii~~; (ii) all or substantially all of the assets of such Person, any division or line of business of such Person is acquired; or (iii) in one transaction or a series of related transactions, such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated or wound up into, Borrower or any of its Subsidiaries; provided, that in each case, (x) for any ~~transaction~~merger, consolidation or amalgamation involving Borrower, Borrower shall be the surviving entity and (y) for any ~~transaction~~merger, consolidation or amalgamation involving one or more Guarantors and one or more non-Loan Parties, a Guarantor shall be the surviving entity; provided further that in order to consummate an acquisition permitted under this clause (f), Borrower and any Loan Party may form a Subsidiary to consummate such acquisition and such Subsidiary may be merged into the acquired Person; provided further, that this exception cannot be used to consummate a transaction that has the effect of distributing any assets of the Borrower or any of its Subsidiaries to any other Affiliate of the Borrower and its Subsidiaries,

(ii)no Default or Event of Default shall have occurred and be continuing or would result from the consummation of the proposed Investment (including after giving effect to the substantially concurrent incurrence of any Indebtedness in connection therewith),

(iii)[reserved],

(iv)upon request of Agent, Borrower shall have provided, copies of the acquisition agreement and other material documents relative to the proposed Acquisition,

(v)the subject assets or Capital Interests, as applicable, are being acquired directly by a Borrower or a Subsidiary of Borrower, and, in connection therewith, Borrower or such Subsidiary shall have complied with Section 5.11 or 5.12, as applicable, of the Agreement, and

(vi)Borrower shall have provided Agent with a certificate certifying compliance with the provisions set forth in subclauses (i) through (v) above.

(g)Hedging Obligations entered into to manage interest rates, commodity prices and currency exchange rates (and not for speculative purposes) and other Bank Products;

(h)Investments received in settlement of obligations owed to Borrower or its Subsidiaries, as a result of bankruptcy or insolvency proceedings, upon the foreclosure or enforcement of any Lien in favor of Borrower or its Subsidiaries, or settlement of litigation, arbitration or other disputes;

(i)Investments by Borrower or its Subsidiaries not otherwise permitted under this definition, in an aggregate amount not to exceed $15,000,000 at any one time outstanding;

42

(j)(i) loans and advances (including for travel and relocation) to officers, directors and employees in an amount not to exceed $2,500,000 in the aggregate at any one time outstanding, (ii) loans or advances against, and repurchases of, Capital Interests and options of Borrower and its Subsidiaries held by directors, management and employees in connection with any stock option, deferred compensation or similar benefit plans approved by the Board of Directors (or similar governing body) and otherwise issued in accordance with the terms of the Agreement and (iii) loans or advances to directors, management and employees to pay taxes in respect of Capital Interests issued under stock option, deferred compensation or similar benefit plans in an amount not to exceed $2,500,000 in the aggregate at any one time outstanding;

(k)any Investment in any Person to the extent such Investment represents the non-cash portion of the consideration received in connection with a disposition of assets consummated in compliance with Section 6.4 or any other dispositions of Property not constituting an Asset Sale;

(l)redemptions or repurchases of Notes, the 2017 Notes or any Additional Notes to the extent permitted under Sections 6.7(a) or 6.9(c) and the ABL-Notes Intercreditor Agreement;

(m)pledges or deposits made in the ordinary course of business;

(n)any Permitted Deleveraging Transactions; and any Specified Intercompany Loans;

(o)any other Investment in an aggregate amount since June 18, 2013 not in excess of $15,000,000 (minus any amount utilized in reliance of the baskets specified under Section 6.7(a)(i)(I) or Section 6.9(k));

(p)any Investment up to the Builder Basket Amount so long as the ~~Additional~~Builder Basket Conditions are met; provided, that with respect to any Investment that is an Acquisition, the conditions in clause (f) of this definition of “Permitted Investments” shall also have been satisfied; and

(q)   any loans or advances to ~~Holdings~~PIK Toggle Notes Issuer made in lieu of a Restricted Junior Payment permitted pursuant to Section 6.9(m), not in excess of the amount of the Restricted Junior Payments to the extent permitted to be made to ~~Holdings~~PIK Toggle Notes Issuer in accordance with Section 6.9(m), provided that the amount of such loans and advances made shall reduce, on a dollar for dollar basis, the amount of the Restricted Junior Payments available to be made pursuant to Section 6.9(m).

“Permitted Liens” means:

(a)Liens existing on June 18, 2013 and described on Schedule P-3;

(b)any Lien for taxes or assessments or other governmental charges or levies not yet delinquent more than 30 days (or which, if so due and payable, are being contested in good faith and for which adequate reserves are being maintained, to the extent required by GAAP);

43

(c)any carrier’s, warehousemen’s, materialmen’s, mechanic’s, landlord’s, lessor’s or other similar Liens arising by law for sums not then due and payable more than 30 days after giving effect to any applicable grace period (or which, if so due and payable, are being contested in good faith and with respect to which adequate reserves are being maintained, to the extent required by GAAP);

(d)minor survey exceptions, minor imperfections of title, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental, to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(e)pledges or deposits (i) in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure other types of statutory obligations or the requirements of any official body, or (ii) to secure the performance of tenders, bids, surety or performance bonds, appeal bonds, leases, purchase, construction, sales or servicing contracts and other similar obligations Incurred in the normal course of business consistent with industry practice; or (iii) to obtain or secure obligations with respect to letters of credit, banker’s acceptances, Guarantees, bonds or other sureties or assurances given in connection with the activities described in clauses (i) and (ii) above, in each case not Incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property or services or imposed by ERISA or the Code in connection with a “plan” (as defined in ERISA) or (iv) arising in connection with any attachment unless such Liens are in excess of $10,000,000 in the aggregate and shall not be satisfied or discharged or stayed pending appeal within 60 days after the entry thereof or the expiration of any such stay;

(f)Liens on property of a Person existing at the time such Person is merged with or into or consolidated with Borrower or its Subsidiaries or becomes a Subsidiary of Borrower or on property acquired by Borrower or its Subsidiaries (and in each case not created or Incurred in anticipation of such transaction), including Liens securing Acquired Indebtedness permitted under this Agreement; provided that such Liens are not extended to the property and assets of Borrower or its Subsidiaries other than the property or assets acquired;

(g)Liens securing Indebtedness of a Guarantor owed to and held by Borrower or Guarantors;

(h)other Liens (not securing Indebtedness) incidental to the conduct of the business of Borrower or its Subsidiaries, as the case may be, or the ownership of their assets which do not individually or in the aggregate materially adversely affect the value of such assets or materially impair the operation of the business of Borrower or its Subsidiaries;

(i)Liens to secure any permitted extension, renewal, refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, of any Indebtedness secured by Liens referred to in the foregoing clauses (a) and (f) and clause (m) below; provided that such Liens do not extend to any other property or assets and the principal amount of

44

the obligations secured by such Liens is not greater than the sum of the outstanding principal amount of the refinanced Indebtedness plus any fees and expenses, including premiums or original issue discount related to such extension, renewal, refinancing or refunding;

(j)Liens in favor of customs or revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods incurred in the ordinary course of business;

(k)Liens to secure Capital Lease Obligations or Purchase Money Indebtedness permitted to be Incurred pursuant to clauses (h) and (k) of the definition of “Permitted Indebtedness” covering only the assets financed by or acquired with such Indebtedness;

(l)Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligation in respect of banker’s acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment, or storage of such inventory or other goods;

(m)Liens securing Indebtedness Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property, plant or equipment of such Person; provided,  however, that the Lien may not extend to other property owned by such Person or any of its Subsidiaries at the time the Lien is Incurred (other than assets and property affixed or appurtenant thereto and any proceeds thereof), and the Indebtedness (other than any interest thereon) secured by the Lien may not be Incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

(n)Liens on property or shares of Capital Interests of another Person at the time such other Person becomes a Subsidiary of such Person; provided,  however, that (a) the Liens may not extend to any other property owned by such Person or any of its Subsidiaries (other than assets and property affixed or appurtenant thereto and proceeds thereof) and (b) such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary;

(o)Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.3 so long as any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(p)Liens securing Hedging Obligations and obligations relating to other Bank  Product that are otherwise permitted under this Agreement; provided that such Liens are subject to the provisions of the Closing Date Intercreditor Agreement to the extent the Hedging Obligations are intended to be pari passu in terms of lien priority with the ABL Obligations;

(q)leases, subleases, licenses or sublicenses granted to others in the ordinary course of business (including for financing purposes) or pursuant to a disposition otherwise permitted hereunder which do not materially interfere with the ordinary conduct of the business of Borrower or its Subsidiaries and do not secure any Indebtedness for borrowed money;

45

(r)Liens securing Indebtedness (including Capital Lease Obligations and Purchase Money Indebtedness) or other obligations (in each case, including any extensions, substitutions, replacements, refinancing or renewals of such Indebtedness or other obligations), the aggregate principal amount of which, at the time of determination, does not exceed $15,000,000 in the aggregate at any one time outstanding plus any capitalized interest thereon; provided, that (1) in no event shall the Notes be secured by this clause (r) and (2) in each case of the foregoing, to the extent such liens (other than liens pursuant to Capital Lease Obligations and Purchase Money Indebtedness) attach to any of the Collateral, such Liens shall either (i) be junior and subordinate in all respects to the Liens on the Collateral securing the Obligations; or (ii) secure the ABL Obligations and Indebtedness permitted pursuant to clause (k) under the definition of “Permitted Indebtedness”, to the extent the aggregate principal amount of which shall not exceed $120.0 million);

(s)Liens to secure a defeasance trust;

(t)Liens solely on any cash earnest money deposits made by Borrower or any of its Subsidiaries in connection with an acquisition permitted under this Agreement;

(u)Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(v)Liens incurred under or in connection with lease and sale/leaseback transactions and novations and any refinancing thereof (and Liens securing obligations under lease transaction documents relating thereto), including, without limitation, Liens over the assets which are the subject of such lease, sale and leaseback, novations, refinancings, assets and contract rights related thereto (including, without limitation, the right to receive rental rebates or deferred sale payments), sublease rights, insurances relating thereto and rental deposits;

(w)Liens to secure Indebtedness and any related guarantees on assets constituting Collateral that are junior in priority to the Liens on the Collateral securing the Obligations, which junior Liens shall be subject to intercreditor provisions no more favorable to the holders of such junior Liens than those to which the Liens securing the Obligations are subject in relation to the Liens with respect to the applicable Collateral; provided that Junior Debt may not be secured by Liens pursuant to this clause (w);

(x)(i) Liens arising under the 2017 Notes Indenture in favor of the 2017 Notes Agent for its own benefit and similar Liens in favor of other trustees, agents and representatives arising under instruments governing Indebtedness permitted to be incurred under the 2017 Notes Indenture; provided,  however, that such Liens are solely for the benefit of the trustees, agents or representatives in their capacities as such and not for the benefit of the holders of such Indebtedness; and (ii) Liens arising under the Loan Documents in favor of Agent for its own benefit and similar Liens in favor of other trustees, agents and representatives arising under instruments governing Indebtedness permitted to be incurred under the Loan Documents; provided,  however, that such Liens are solely for the benefit of the trustees, agents or representatives in their capacities as such and not for the benefit of the holders of such Indebtedness;

46

(y)Liens on the assets of a Subsidiary that is not a Guarantor to secure Indebtedness permitted under clauses (k) and (u) of the definition of “Permitted Indebtedness”;

(z)Liens securing any Specified Pari Passu Ratio Debt (to the extent permitted by such definition) or Junior Debt (to the extent permitted by such definition);

(aa)Liens on the Collateral in respect of any Permitted Additional Notes Pari Passu Obligations in an amount equal to the lesser of (1) $0 and (2) amount such that at the time of incurrence and after giving pro forma effect thereto, the Consolidated Senior Secured Leverage Ratio would be no greater than 4.25 to 1.00; provided, that Liens under this clause (aa) are secured on a pari passu basis with the Notes issued prior to the date of the Agreement and subject to the provisions of the ABL-Notes Intercreditor Agreement;

(bb)   any extensions, substitutions, replacements, refinancing or renewals of the Liens permitted pursuant to clauses (a), (f), (i), (k), (m), (n), (q) and/or (x); provided that the principal amount of the obligations secured by such Liens is not greater than the sum of the outstanding principal amount of the Indebtedness or obligations that is extended, substituted, replaced, refinanced or renewed; and

(cc)Liens securing permitted Refinancing Indebtedness pursuant to clause (l) of the definition of “Permitted Indebtedness”.

 “Permitted Protest” means the right of Borrower or any of its Subsidiaries to protest any Lien (other than any Lien that secures the Obligations), taxes (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on Borrower’s or its Subsidiaries’ books and records in such amount as is required under GAAP, (b) any such protest is instituted promptly and prosecuted diligently by Borrower or its Subsidiary, as applicable, in good faith, and (c) Required Lenders are satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of Agent’s Liens.

“Person” means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

“PIK Toggle Notes” means the 10.50%/11.25% Senior PIK Toggle Notes due 2019 issued by the PIK Toggle Notes Issuer under the indenture dated as of June 10, 2014.

“PIK Toggle Notes Issuer” means Jack Cooper Enterprises Inc.

“Plan” has the meaning given to such term in Section 3(3) of ERISA.

 “Prepayment Amount” has the meaning specified therefor in the definition of “Offer to Prepay.”

“Prepayment Date” has the meaning specified therefor in the definition of “Offer to Prepay.”

47

“Prepayment Premium” has the meaning given to that term in Section 2.4(d)(iii).

“Prohibited Transaction” means any transaction described in Section 406 of ERISA which is not exempt by reason of Section 408 of ERISA, and any transaction described in Section 4975(c) of the IRC which is not exempt by reason of Section 4975(c)(2) or Section 4975(d) of the IRC.

“Projections” means Borrower’s forecasted (a) balance sheets, (b) profit and loss statements, and (c) cash flow statements, all prepared on a basis consistent with Borrower’s historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

“Pro Rata Share” means, as of any date of determination:

(a)with respect to a Lender’s right to receive payments of principal, interest, fees, costs, and expenses with respect thereto, the percentage obtained by dividing (y) the outstanding principal amount of such Lender’s Loans by (z) the outstanding principal amount of all Loans, and

(b)with respect to all other matters as to a particular Lender (including the indemnification obligations arising under Section 15.7 of the Agreement), the percentage obtained by dividing (y) the outstanding principal amount of such Lender’s Loans, by (z) the outstanding principal amount of all Loans; provided,  however, that if all of the Loans have been repaid in full, Pro Rata Share under this clause shall be determined based upon the Loans outstanding as they existed immediately prior to their termination or reduction to zero.

“Properties” means any properties or assets owned, leased, or primarily operated by Borrower or any of its Subsidiaries.

“Public Lender” has the meaning specified therefor in Section 17.9(c) of the Agreement.

“Purchase Money Indebtedness” means Indebtedness (i) Incurred to finance the purchase, lease or construction (including additions, repairs and improvements thereto) of any assets (other than Capital Interests) of such Person or its Subsidiaries; and (ii) that is secured by a Lien on such assets where the lender’s sole security is to the assets so purchased or constructed (and assets or property affixed or appurtenant thereto and any proceeds thereof); and in either case, that does not exceed 100% of the cost and to the extent the purchase or construction prices for such assets are or should be included in “addition to property, plant or equipment” in accordance with GAAP.

“Qualified Cash” means, as of any date of determination, the amount of unrestricted cash and Cash Equivalents of Borrower and its Subsidiaries that is in Deposit Accounts or in Securities Accounts, or any combination thereof, and which such Deposit Account or Securities Account is the subject of a Control Agreement and is maintained by a branch office of the bank or securities intermediary located within the United States.

“Qualified Capital Interests” in any Person means a class of Capital Interests other than Redeemable Capital Interests.

“Qualified Equity Offering” means an underwritten primary public equity offering of Qualified Capital Interests Borrower (or any direct or indirect parent of Borrower but only to the

48

extent the net cash proceeds are contributed to Borrower or any successor thereto in the form of Qualified Capital Interests) (i) pursuant to an effective registration statement under the Securities Act, other than a registered offering on Form S-8 and (ii) resulting in gross proceeds of at least $100,000,000.

“Real Property” means any estates or interests in real property now owned or hereafter acquired by Borrower or its Subsidiaries and the improvements thereto.

“Real Property Collateral” means the Real Property identified on Schedule R-1 to the Agreement and any Real Property hereafter acquired by Borrower or its Subsidiaries (other than Excluded Real Property).

“Record” means information that is inscribed on a tangible medium or that is stored in an electronic or other medium and is retrievable in perceivable form.

“Redeemable Capital Interests” in any Person means any equity security of such Person that by its terms (or by terms of any security into which it is convertible or for which it is exchangeable), or otherwise (including the passage of time or the happening of an event), is required to be redeemed, is redeemable at the option of the holder thereof in whole or in part (including by operation of a sinking fund), or is convertible or exchangeable for Indebtedness of such Person at the option of the holder thereof, in whole or in part, at any time prior to the Maturity Date; provided that only the portion of such equity security which is required to be redeemed, is so convertible or exchangeable or is so redeemable at the option of the holder thereof before such date will be deemed to be Redeemable Capital Interests. Notwithstanding the preceding sentence, any equity security that would constitute Redeemable Capital Interests solely because the holders of the equity security have the right to require any of Borrower or its Subsidiaries to repurchase such equity security upon the occurrence of a Change of Control, Qualified Equity Offering or an Asset Sale will not constitute Redeemable Capital Interests if the terms of such equity security provide that Borrower or its Subsidiaries may not repurchase or redeem any such equity security pursuant to such provisions unless such repurchase or redemption complies with Section 6.9. The amount of Redeemable Capital Interests deemed to be outstanding at any time for purposes of this Agreement will be the maximum amount that Borrower and its Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Redeemable Capital Interests or portion thereof, exclusive of accrued dividends.

“Refinancing Indebtedness” means Indebtedness that refunds, refinances, defeases, renews, replaces or extends any Indebtedness permitted to be Incurred by any of Borrower or its Subsidiaries pursuant to the terms of the Agreement, whether involving the same or any other lender or creditor or group of lenders or creditors, but only to the extent that:

(a)the Refinancing Indebtedness is subordinated to the Obligations to at least the same extent as the Indebtedness being refunded, refinanced, defeased, renewed, replaced or extended, if such Indebtedness was subordinated to the Obligations,

(b)the Refinancing Indebtedness has a Stated Maturity either (i) no earlier than the Indebtedness being refunded, refinanced or extended or (ii) at least 91 days after the Maturity Date,

49

(c)the Refinancing Indebtedness has a weighted average life to maturity at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the weighted average life to maturity of the Indebtedness being refunded, refinanced, defeased, renewed, replaced or extended,

(d)such Refinancing Indebtedness is in an aggregate principal amount that is less than or equal to the sum of (i) the aggregate principal or accreted amount (in the case of any Indebtedness issued with original issue discount, as such) then outstanding under the Indebtedness being refunded, refinanced, defeased, renewed, replaced or extended; (ii) the amount of accrued and unpaid interest, if any, and premiums owed, if any, not in excess of pre-existing ~~optional~~ prepayment provisions (or redemption provisions, offer to purchase provisions or similar provisions) on such Indebtedness being refunded, refinanced, defeased, renewed, replaced or extended; and (ii) the amount of reasonable and customary fees, expenses and costs related to the Incurrence of such Refinancing Indebtedness,

(e)such Refinancing Indebtedness is not recourse to any Person that is liable on account of the Obligations other than those Persons which were obligated with respect to the Indebtedness that was refinanced, renewed, replaced, defeased, or extended, and

(f)(i) in the case of the 2017 Note Obligations, refunds, refinancings, defeases, renewals, replacements or extensions thereof so long as such transaction is consummated in accordance with the ABL-Notes Intercreditor Agreement, (ii) in the case of the ABL Obligations, refunds, refinancings, defeases, renewals, replacements or extensions thereof so long as such transaction is consummated in accordance with the Closing Date Intercreditor Agreement, and (iii) in the case of the MSD Term Loan Obligations, refunds, refinancings, defeases, renewals, replacements or extensions thereof so long as such transaction is consummated in accordance with the Closing Date Intercreditor Agreement.

“Register” has the meaning specified therefor in Section 2.3(f).

 “Related Fund” means, with respect to any Lender that is an investment fund, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Related Party” means: (i) any family member (in the case of an individual) of a Person described in clause (i) of the definition of Permitted Holder; or (ii) any trust, corporation, partnership, limited liability company or other entity, the beneficiaries, stockholders, partners, members, owners or Persons beneficially holding an 50% or more controlling or beneficial interest of which consist of any one or more Permitted Holder.

“Remedial Action” means all actions taken to comply with Environmental Law, including (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) restore or reclaim natural resources or the environment, (d) perform any pre-remedial studies, investigations, or post-

50

remedial operation and maintenance activities, or (e) conduct any other actions with respect to Hazardous Materials required by Environmental Laws.

“Reorganization Plan” has the meaning specified therefor in Section 13.1(i)(iv) of the Agreement.

“Replacement Lender” has the meaning specified therefor in Section 2.13(b) of the Agreement.

“Report” has the meaning specified therefor in Section 15.16 of the Agreement.

“Reportable Event” has the meaning given to such term in Section 4043 of ERISA or the regulations thereunder, excluding any event for which the PBGC has by regulation waived the 30 day notice requirement, or a withdrawal from a plan described in Section 4063 of ERISA.

“Required Lender Consent Items” has the meaning specified therefor in Section 13.1(j) of the Agreement.

“Required Lenders” means, at any time, the holders of more than 50% of (a) until the Closing Date, the Commitments and (b) thereafter, the aggregate unpaid principal amount of the Loans then outstanding.

 “Restricted Junior Debt Payments” shall have the meaning ascribed to such term in Section 6.7(a).

“Restricted Junior Payment” means to: (a) declare or pay any dividend or make any other payment or distribution (i) on account of Capital Interests issued by Borrower (including any payment in connection with any merger or consolidation involving Borrower) or (ii) on account of Capital Interests issued by any Subsidiary of Borrower, in each case to the direct or indirect holders of such Capital Interests in their capacity as such (other than dividends or distributions to Borrower or a Subsidiary); (b) purchase, redeem, make any sinking fund or similar payment, or otherwise acquire or retire for value (including in connection with any merger or consolidation involving Borrower) any Capital Interests issued by Borrower; or (c) make any payment to retire, or to obtain the surrender of, any outstanding warrants, options, or other rights to acquire Capital Interests of Borrower now or hereafter outstanding; provided that the following shall not be “Restricted Junior Payment”: (1) dividends, distributions or payments, in each case, made solely in Qualified Capital Interests in the Borrower; and (2) dividends or distributions made by any Subsidiary of the Borrower to the direct holder of such Subsidiary’s Capital Interests.

“Sanctioned Entity” means (a) a country or a government of a country, (b) an agency of the government of a country, (c) an organization directly or indirectly controlled by a country or its government, (d) a Person resident in or determined to be resident in a country, in each case, that is subject to a country sanctions program administered and enforced by OFAC.

“Sanctioned Person” means a person named on the list of Specially Designated Nationals maintained by OFAC.

51

“SEC” means the United States Securities and Exchange Commission and any successor thereto.

“Section 956 Subsidiary” means (i) any first tier Subsidiary of any Loan Party that is a CFC, and (ii) any Subsidiary of any Loan Party that is not a CFC but which (1) owns equity in one or more CFCs and owns no other material assets or (2) is disregarded as separate from its owner for United States federal income tax purposes and owns equity in one or more CFCs.

“Securities Account” has the meaning ascribed to such term in the Security Agreement.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.

“Security Agreement” means a security agreement, dated as of even date with the Agreement, in form and substance reasonably satisfactory to Agent, executed and delivered by Borrower and Guarantors to Agent.

“Security Agreement Joinder” has the meaning specified therefor in Section 5.11.

“Significant Subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Securities Act and Exchange Act; provided that, notwithstanding the foregoing, in no event shall the aggregate amount of revenue or total assets attributable to Subsidiaries that constitute Significant Subsidiaries exceed 10% of the aggregate consolidated revenue or assets of the Borrower and its Subsidiaries.

“Solvent” means with respect to a particular date and entity, that on such date: (i) the fair value of the assets of such entity, including the earning potential of such assets as part of a reasonable going concern sale process conducted with appropriate diligence and speed by a reputable investment bank, would not be less than the total amount required to pay the probable liability of such entity on its total existing debts and liabilities as they become absolute and matured; (ii) such entity is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) such entity does not have, intend to incur or believe that it will incur debts or liabilities beyond its ability to pay such debts and liabilities as they mature and become due in the normal course of business; (iv) such entity is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital; and (v) such entity is not a defendant in any civil action that would result in a final, non-appealable judgment of a court of competent jurisdiction for money damages that such entity would become unable to satisfy.

“Specified Intercompany Loans” means any intercompany loan evidenced by a promissory note, an intercompany loan agreement or similar debt instrument made by the Borrower to the PIK Toggle Issuer used to consummate a Permitted Deleveraging Transaction so long as (1) the net cash proceeds from such intercompany loan are used by the PIK Toggle Issuer to purchase or acquire such PIK Toggle Notes at or below par (and pay related professional fees and expenses) and it results in cancellation thereof and are not used for any other purpose; and (2) to the extent such cash proceeds are cash proceeds from the Loans, such cash proceeds are used, within 120

52

days after the Closing Date, to consummate the Permitted Deleveraging Transaction as described in clause (1) of the definition “Permitted Deleveraging Transactions”.

“Specified Pari Passu Ratio Debt” has the meaning specified therefor in clause (v) of “Permitted Indebtedness” definition.

“Stated Maturity” means, with respect to any Indebtedness or any installment of interest thereon, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest is due and payable, including any date upon which a repurchase at the option of the holders of such Indebtedness is required to be consummated.

 “Subordinated Indebtedness” has the meaning ascribed to such term in Section 6.7(a).

“Subsidiary” of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Capital Interests having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

“Taxes” means any taxes, levies, imposts, duties, deductions, withholdings (including backup), fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein and all interest, penalties, additions to tax, or similar liabilities with respect thereto.

“Tax Lender” has the meaning specified therefor in Section 14.2(a) of the Agreement.

“Total Assets” means the total consolidated assets of Borrower and its Subsidiaries, as shown on the most recent consolidated balance sheet of Borrower and its Subsidiaries.

“Trademark Security Agreement” has the meaning specified therefor in the Security Agreement.

“Transactions” means the execution, delivery and performance by Borrower and the other Loan Parties of this Agreement and the other Loan Documents, the borrowing of the Loans, the amendments to the Existing ABL Credit Agreement and the MSD Term Loan Credit Agreement, issuance of warrants, and the other transactions related to, or in connection with, any of the foregoing, in each case contemplated to have occurred as of the Closing Date, and the payment of premiums, fees and expenses in connection with the foregoing.  For the avoidance of doubt, any transaction to repay, purchase or acquire the Notes or the PIK Toggle Notes shall not be considered part of the Transactions.

“Treasury Rate” means, as obtained by Borrower, with respect to the Loans, as of the applicable prepayment date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to such prepayment date or, in the case of a satisfaction, discharge or defeasance, at least two (2) Business Days prior to the payment and discharge the entire Obligations (or, if such

53

Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to the Maturity Date; provided,  however, that if the period from such redemption date to the Maturity Date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“United States” means the United States of America.

“Vehicle” shall mean all trucks, trailers, tractors, and other substantially similar mobile equipment and other substantially similar vehicles used in the transportation of automobiles, wherever located.

“Vehicle Collateral Agency Agreement” means that certain Third Amended and Restated Collateral Agency Agreement, dated as of the ~~Closing~~First Amendment Effective Date, among Agent, 2017 Notes Agent, Existing ABL Agent, Borrower, and Vehicle Collateral Agent, and further amended or supplemented from time to time.

“Vehicle Collateral Agent” means Corporation Services Company, a Delaware corporation.

“Voidable Transfer” has the meaning specified therefor in Section 17.8 of the Agreement.

“Warrant” shall have the meaning given to that term in the Warrant Agreement.

“Warrant Agreement” means that certain Warrant Agreement dated as of the date hereof, by and among Jack Cooper Enterprises, Inc., as issuer, and Sola Ltd, Ultra Master Ltd and Solus Opportunities Fund 5 LP, as initial investors.

“Yield” means, on any date of determination, (a) any interest rate margin (with any portion thereof attributable to a benchmark to equal the greater of the applicable benchmark and any floor applicable thereto), (b) original issue discount and (c) upfront fees paid generally to all Persons providing such Loan or Commitment (with original issue discount and upfront fees being equated to interest based on the shorter of (x) the weighted average life to maturity of such loans or notes and (y) four years), but exclusive of any arrangement, structuring, underwriting or similar fee paid to any Person in connection therewith that are not shared generally with all Persons providing such Specified Permitted Pari Passu Ratio Debt.

“Welfare Plan” has the meaning given to such term in Section 3(1) of ERISA.

*****

54

Schedule 3.1

(a)Agent or Lenders shall have received each of the following documents, in form and substance satisfactory to Lenders, duly executed, and each such document shall be in full force and effect:

(i) the Credit Agreement,

(ii) the Security Agreement,

(xxvii)the Guaranty Agreement,

(xxviii) the Joinder to the ABL-Notes Intercreditor Agreement,

(xxix)the Closing Date Intercreditor Agreement,

(xxx)an amendment to the Existing ABL Credit Agreement in form and substance satisfactory the Lenders,

(xxxi)an amendment to the MSD Term Loan Documents in form and substance satisfactory to the Lenders, and

(xxxii)the Intercompany Subordination Agreement.

(b)Agent shall have received a certificate from the Secretary of each Loan Party (i) attesting to the resolutions of such Loan Party’s Board of Directors or equivalent governing body authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which such Loan Party is a party, (ii) authorizing specific officers of such Loan Party to execute the same, and (iii) attesting to the incumbency and signatures of such specific officers of such Loan Party;

(c)Agent shall have received copies of each Loan Party’s Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of such Loan Party;

(d)Agent shall have received a certificate of status with respect to each Loan Party, dated within 60 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Loan Party, which certificate shall indicate that such Loan Party is in good standing in such jurisdiction;

(e)Agent shall have received certificates of status with respect to each Loan Party, each dated within 60 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of such Loan Party) in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that such Loan Party is in good standing in such jurisdictions;

(f)Agent shall have received certificates of insurance, the form and substance of which shall be satisfactory to the Lenders;

(g)Agent shall have received an opinion of Borrower’s counsel (with respect to New York and Delaware), each in form and substance satisfactory to the Lenders;

(h)Agent shall have received, with a signed counterpart for each Lender, a certificate executed by a responsible officer on behalf of Borrower, dated the Closing Date and in the form of Exhibit 3.1(h) hereto, stating: (i) that the representations and warranties of Borrower and the other Loan Parties contained in this Agreement and in the other Loan Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case they shall be true and correct in all material respects on such date (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof)); (ii) that no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof; and (iii) the conditions set forth under clauses (i) and (j) on this Schedule 3.1 have been fully satisfied by Borrower and/or its Subsidiaries; and a certificate executed by a responsible officer on behalf of Borrower, dated the Closing Date certifying calculations in form and detail satisfactory to the Lenders in respect of the “ABL Priority Leverage Ratio” as defined in the Notes Indenture.

(i)On the Closing Date, both before and after giving effect to the Transaction there shall be no facts, events or circumstances then existing which materially adversely affects the business, financial condition or operations of Borrower and its Subsidiaries taken as a whole since December 31, 2015;

(j)No action, suit or proceeding (including, without limitation, any inquiry or investigation) by any entity (private or governmental) shall be pending or, to the knowledge of Borrower, threatened against Borrower or any of its Subsidiaries or with respect to this Agreement, any other Loan Document or any documentation executed in connection herewith or the transactions contemplated hereby or which would reasonably be expected to have  a Material Adverse Effect, and no injunction or other restraining order shall remain effective or a hearing therefor remain pending or noticed with respect to this Agreement, any other Loan Document or any documentation executed in connection herewith or the transactions contemplated hereby, the effect of which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect;

(k)Agent and the Lenders shall have received a solvency certificate in the form of Exhibit 3.1(k), signed by the chief financial officer of Borrower;

(l)Each Lender shall have received audited consolidated balance sheets at December 31, 2015, statements of income and cash flows at December 31, 2015 and interim unaudited financial statements at March 31, 2016 and June 30, 2016;

(m)proper Form UCC-1 financing statements for filing under the Code necessary or, in the reasonable opinion of the Lenders, desirable to perfect the security interests purported to be created by the Security Agreement;

(n)Agent shall have completed (i) Patriot Act searches, OFAC/PEP searches and customary individual background checks for each Loan Party, and (ii) OFAC/PEP searches and customary individual background searches for Borrower’s senior management and key principals, and each Guarantor, in each case, the results of which shall be satisfactory to Agent;

(o)Borrower shall have paid (i) the fees set forth in the Fee Letter and (ii) all Lender

2

Group Expenses incurred in connection with the transactions evidenced by this Agreement to the extent the amount that has been invoiced at least two Business Days prior to the Closing Date;

(p)IP Security Agreements, in recordable form for the United States Patent and Trademark Office and United States Copyright Office, as applicable, duly executed by each Loan Party, with respect to Patents, Trademarks, and Copyrights (each such capitalized term as defined in the Security Agreement) that are the subject of a registration or application in the United States, together with evidence that all actions that the Agent or the Lenders deem reasonably necessary or desirable in order to perfect the Liens created under such IP Security Agreements in such intellectual property in the United States have been taken or shall be taken within the time specified by the Lenders;

(q) Agent shall have received a certificate, executed by Borrower, and evidence that such certificate has been delivered to the Notes Collateral Agent and the Bank Collateral Agent (as each such term is defined in the ABL-Notes Intercreditor Agreement), certifying that the Credit Agreement, the other Loan Documents and the Obligations incurred therein are permitted (i) to be incurred by the Existing ABL Credit Agreement (as amended, supplemented or modified through the date hereof), the MSD Term Loan Credit Agreement (as amended, supplemented or modified through the date hereof) and the Indenture and the Notes (as each such term is defined in the ABL-Notes Intercreditor Agreement) and (ii) by the Existing ABL Credit Agreement (as amended, supplemented or modified through the date hereof), the MSD Term Loan Credit Agreement (as amended, supplemented or modified through the date hereof) and the Indenture and the Notes (as each such term is defined in the ABL-Notes Intercreditor Agreement) to be subject to the provisions of the ABL-Notes Intercreditor Agreement (as Credit Facility Obligations (as such term is defined in the ABL-Notes Intercreditor Agreement) and the ABL Credit Agreement (as such term is defined in the ABL-Notes Intercreditor Agreement));

(r)Jack Cooper Enterprises, Inc., and each of Sola LTD, Ultra Master LTD and Solus Opportunities Fund 5 LP shall have substantially concurrently entered into that certain Warrant Agreement and that certain Subscription Agreements, each dated as of the date hereof, and Jack Cooper Enterprises, Inc. shall have substantially concurrently issued those certain Warrant Certificates, dated as of the date hereof, to each of Sola LTD, Ultra Master LTD, and Solus Opportunities Fund 5 LP; and

(s)all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to the Lenders.

1.

3

6.SCHEDULE 5.1

Deliver to Agent, each of the financial statements, reports, or other items set forth below at the following times in form reasonably satisfactory to Agent:

as soon as available, but in any event (i) within 30 days after the end of any non-December month during each of Borrower’s fiscal years, and (ii) within 60 days after the end of each December month

(a)an unaudited consolidated balance sheet, income statement, statement of cash flow, and statement of shareholder’s equity covering Borrower’s and its Subsidiaries’ operations during such period and period-to-date and each compared to the prior applicable period and plan, together with a corresponding discussion and analysis of results from management, and

(b)a Compliance Certificate along with the underlying calculations, including the calculations to arrive at EBITDA, Consolidated Fixed Charges, and Consolidated Fixed Charge Coverage Ratio (such EBITDA, Consolidated Fixed Charges and Consolidated Fixed Charge Coverage Ratio shall be certified only to the extent Indebtedness Incurred pursuant to Section 6.1(a)).

as soon as available, but in any event within 120 days after the end of each of Borrower’s fiscal years

(c)consolidated financial statements of Borrower and its Subsidiaries for each such fiscal year, audited by independent certified public accountants reasonably acceptable to Agent and certified, without any qualifications (including any (i) “going concern” or like qualification or exception, or (ii) qualification or exception as to the scope of such audit), by such accountants to have been prepared in accordance with GAAP (such audited financial statements to include a balance sheet, income statement, statement of cash flow, and statement of shareholder’s equity, and such audit opinion), and

(d)a Compliance Certificate along with the underlying calculations, including the calculations to arrive at EBITDA, Consolidated Fixed Charges, and Consolidated Fixed Charge Coverage Ratio (such EBITDA, Consolidated Fixed Charges and Consolidated Fixed Charge Coverage Ratio shall be certified only to the extent Indebtedness Incurred pursuant to Section 6.1(a)).

as soon as available, but in any event within 30 days after the start of each of Borrower’s fiscal years,

(e)copies of Borrower’s Projections, in form reasonably satisfactory to Agent, for the forthcoming fiscal year, month by month, certified by the chief financial officer of Borrower as being such officer’s good faith estimate of the financial performance of Borrower during the period covered thereby.

if and when filed publicly by Borrower,	(f)Form 10-Q quarterly reports, Form 10-K annual reports, and Form 8-K current reports, and
(g)any other filings made by Borrower with the SEC
(h)[reserved].
if and when provided by Borrower,

(i)any financial reporting (including borrowing base certificates and statements of accounts) given to the 2017 Notes Agent pursuant to the 2017 Notes Documents or to the ABL Agent pursuant to the ABL Documents (unless already provided to Agent under the Loan Documents).

promptly, but in any event within 5 Business Days after Borrower has knowledge of any event or condition that constitutes a Default or an Event of Default,	(j)notice of such event or condition and a statement of the curative action that Borrower proposes to take with respect thereto.

promptly, but in any event within 5 Business Days after Borrower has knowledge of (i) the termination of any Material Contract or labor contract that could reasonably be expected to have a Material Adverse Change, (ii) the initiation of any labor negotiations with respect to any labor contract that could reasonably be expected to have a Material Adverse Change, or (iii) the occurrence of any labor strike affecting Borrower or any Guarantors that could reasonably be expected to have a Material Adverse Change,

(k)notice and detailed summary of such event or condition.

2

promptly after the commencement thereof, but in any event within 5 Business Days after the service of process with respect thereto on Borrower or any of its Subsidiaries,

(l)notice of all actions, suits, or proceedings brought by or against Borrower or any of its Subsidiaries before any Governmental Authority which reasonably could be expected to result in a Material Adverse Change, and

Promptly upon occurrence,

(m)any Event of Default (as defined in the 2017 Notes Indenture) under the 2017 Notes Documents, any Event of Default (as defined in the ABL Credit Agreement) under the ABL Loan Documents or any Event of Default (as defined in the MSD Term Loan Credit Agreement) under the MSD Term Loan Documents.

promptly upon occurrence,

(n)notice of any distribution, payment, or Investment pursuant to Section 6.7 or 6.9 requiring compliance with the ~~Additional~~Builder Basket Conditions, and evidence of Borrower’s compliance with such preconditions of such distribution or payment as set forth in the definition of “~~Additional~~Builder Basket Conditions”.

(o)notice of any Indebtedness pursuant to Section 6.1 or Restricted Junior Payment or Investment pursuant to Sections 6.9(j) and 6.11(a) requiring compliance with the preconditions specified therein, and evidence of Borrower’s compliance with such preconditions.

upon the request of Agent,	(p)any other information reasonably requested relating to the financial condition of Borrower or its Subsidiaries.

*****

3

SCHEDULE 5.2

Provide Agent with each of the documents set forth below at the following times, in each case to the extent such is provided to the administrative agent under the Existing ABL Credit Agreement:

Upon request by Agent	(a)copies of purchase orders and invoices for Vehicles acquired by Borrower or its Subsidiaries,
(b)notice of all claims, offsets, or disputes asserted by Account Debtors with respect to Borrower’s and its Subsidiaries’ Accounts,

(c)copies of invoices together with corresponding shipping and delivery documents, and credit memos together with corresponding supporting documentation, with respect to invoices and credit memos in excess of an amount determined in the reasonable discretion of Agent, from time to time,

(d)such other reports as to the Collateral or the financial condition of Borrower and its Subsidiaries, as Agent may reasonably request,
(e)a detailed list of Borrower’s and its Subsidiaries’ customers, with address and contact information, and
(f)a report regarding Borrower’s and its Subsidiaries’ accrued, but unpaid, ad valorem taxes.

Annex B

Form of ABL – Notes Intercreditor Agreement

[See attached.]

Annex C

Form of Closing Date Intercreditor Amendment

[See attached]

Annex D

Form of Vehicle Collateral Agency Agreement

[See attached.]

Annex E

Form of 2017 Notes Indenture

[See attached.]

Annex F

MSD Credit Agreement Amendment

[See attached.]

Annex G

Form of ABL Credit Agreement Amendment

[See attached.]

Annex H

Form of Offering Memorandum

[See attached.]

Annex I

Form of Restructuring Support Agreement

[See attached.]